CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class	Registered	Offering Price per	Aggregate Offering Price	Registration
of Securities to be Registered	(1)	Security	(1)	Fee
Rights, entitling the holder to purchase bearer depositary receipts in respect of ordinary shares	773,680,488	USD 0	USD 0	USD 0
Bearer depositary receipts(3)	663,154,704	USD 6.42(2)	USD 4,257,453,199(2)	USD 237,566

(1)	This prospectus supplement relates to offers and sales of the rights and bearer depositary receipts (including in the form of American depositary shares (“ADSs”)) in the United States, including any sales of rights and bearer depositary receipts issued outside the United States. The rights and bearer depositary receipts are not being registered for the purpose of sales outside the United States.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457. Such estimate is based on the subscription price of EUR 4.24 per bearer depositary receipt and an exchange rate of USD 1.5134 per EUR.

(3)	A separate registration statement on Form F-6 (Registration No. 333-145767) has been filed with respect to the ADSs evidenced by American depositary receipts. Each ADS represents one bearer depositary receipt issued by Stichting ING Aandelen representing one ordinary share with a nominal value of 0.24 euro (EUR 0.24).

PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)

(To Prospectus dated October 27, 2009)	Registration Statement No. 333-155937

NOT FOR DISTRIBUTION OUTSIDE THE UNITED STATES

ING GROEP N.V.

Offering of 1,768,412,544 Ordinary Shares represented by Bearer Depositary Receipts, including
American depositary shares representing such Bearer Depositary Receipts

Subscription Price in the Rights Offering: EUR 4.24 per Bearer Depositary Receipt and equivalent amount in US$ per American depositary share

This prospectus supplement relates to an offering of 1,768,412,544 bearer depositary receipts (the “New BDRs”) of Stichting ING Aandelen (the “Trust”) representing 1,768,412,544 ordinary shares (the “New Ordinary Shares”) of ING Groep N.V., which New BDRs may be represented by American depositary shares (“ADSs”). We refer to the New BDRs, together with the New Ordinary Shares, as the “New Shares” and to the existing ordinary shares of ING Groep N.V. (the “Existing Ordinary Shares”) and the existing bearer depositary receipts of the Trust (the “Existing BDRs”) as the “Existing Shares”. We refer to the new ADSs as the “New ADSs” and to the existing ADSs each representing one Existing BDR as the “Existing ADSs”. The offering (the “Offering”) comprises: (1) the rights offering (“Rights Offering”) in which the holders of Existing Ordinary Shares (other than the Trust) and Existing BDRs will receive tradable rights (“Tradable Rights”) and the holders of Existing ADSs will receive non-transferable rights (“ADS Rights” and, together with the Tradable Rights, the “Rights”) to subscribe for New BDRs and New ADSs, respectively, at the BDR Subscription Price or ADS Subscription Price, respectively, and (2) the global offering (“Global Offering”), in which New BDRs for which Tradable Rights have not been validly exercised during the Tradable Rights Exercise Period (the “Rump Shares”) may be sold at the Global Offering Price (as defined below) or in open market transactions. In this prospectus supplement, “ING shares” refers to bearer depositary receipts issued by the Trust representing ordinary shares of ING Groep N.V. and any ADSs in respect of such bearer depositary receipts.

The ADS Rights
If you own Existing ADSs, you will receive one non-transferable right for each Existing ADS you owned on November 27, 2009. 7 ADS Rights allow you to acquire 6 New ADSs against payment of the ADS Subscription Price (the “ADS Subscription Price”). If you decide to acquire New ADSs, you must deposit US$7.06, or the ADS deposit amount, per New ADS subscribed, which represents 110% of the estimated ADS Subscription Price of US$6.42 per New ADS, to account for possible exchange rate fluctuations and any currency conversion expenses. The estimated ADS Subscription Price is the US dollar equivalent of the BDR Subscription Price (as defined below) of EUR 4.24 per New BDR using an exchange rate of US dollar 1.5134 per EUR (as published by Bloomberg at close of business (New York time) on November 25, 2009). The ADS Rights Agent (as defined below) will refund any excess amount of the ADS deposit amount over the ADS Subscription Price to you, and you must pay any shortfall to the ADS Rights Agent prior to the New ADSs being issued to you. The ADS Rights will expire at 5:00 p.m. (New York time) on December 11, 2009. If you decide not to acquire any New ADSs and therefore not to exercise your ADS Rights, you may surrender your ADS Rights by no later than 5:00 p.m. (New York time) on December 11, 2009 for cancellation, pay the ADS Rights Agent a fee of US$0.05 per ADS Right and (1) receive delivery of the underlying Tradable Rights so as to enable you to attempt to sell or exercise them yourself or (2) instruct the ADS Rights Agent by no later than 5:00 p.m. (New York time) on December 11, 2009 to sell the Tradable Rights underlying the ADS Rights for you on Euronext Amsterdam or Euronext Brussels. If you do not exercise or exchange your ADS Rights, or sell or exercise the Tradable Rights underlying the ADS Rights, you will be deemed to have delivered your ADS Rights to the ADS Rights Agent for cancellation and the ADS Rights Agent will use reasonable efforts to sell the Tradable Rights underlying the ADS Rights for you on or after December 14, 2009 for a fee of US$0.05 per ADS Right cancelled. New BDRs underlying New ADSs in respect of ADS Rights that have not been exercised, exchanged or subsequently sold by the ADS Rights Agent may be sold in the Global Offering.

The Tradable Rights
If you own Existing BDRs or Existing Ordinary Shares, you will receive one Tradable Right for every Existing BDR or Existing Ordinary Share you owned on November 27, 2009. 7 Tradable Rights allow you to acquire 6 New BDRs against payment of the BDR Subscription Price. The BDR Subscription Price for holders of Existing BDRs or Existing Ordinary Shares is EUR 4.24 per New BDR (the “BDR Subscription Price”). The Tradable Rights will expire at 3:00 p.m. (Amsterdam time) on December 15, 2009. If you decide not to acquire any New BDRs and therefore do not exercise your Tradable Rights, New BDRs in respect of Tradable Rights that have not been exercised may be sold in the Global Offering.

The Existing BDRs are listed on Euronext Amsterdam by NYSE Euronext (“Euronext Amsterdam”) under the symbol “INGA”, and on Euronext Brussels by NYSE Euronext (“Euronext Brussels”) under the symbol “INGB”, and the Existing ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “ING”. Beginning on November 30, 2009, the Existing BDRs are expected to trade on Euronext Amsterdam and Euronext Brussels “ex subscription right”, at which time the Tradable Rights are expected to start trading on Euronext Amsterdam and Euronext Brussels. The ADS Rights will not be listed on or traded on the NYSE or any other exchange, and are not transferable. Applications have been or will be made for listing of the New BDRs on Euronext Amsterdam and Euronext Brussels and for listing of the New ADSs on the NYSE, which are expected to be granted on or before December 21, 2009. Trading of the New BDRs is expected to commence on or about December 21, 2009 and trading of the New ADSs is expected to commence on or about December 21, 2009.

Application has been made for the Tradable Rights and the New BDRs to be accepted for clearance through Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (“Euroclear Netherlands”), Clearstream Banking S.A. Luxembourg (“Clearstream”) and Euroclear Banking S.A./N.V., as operator of the Euroclear system (“Euroclear”). The New BDRs for which Tradable Rights have been exercised are expected to be delivered through the facilities of Euroclear Netherlands on or about December 21, 2009. Application has been made for the New ADSs to be accepted for clearance through The Depository Trust Company (“DTC”). The New ADSs for which ADS Rights have been exercised are expected to be delivered through the facilities of DTC on or about December 23, 2009.

For a discussion of the risks that you should consider before purchasing the securities, see “Risk Factors” beginning on page S-11 of this prospectus supplement.

			Underwriting		Proceeds to ING
	Price to Public		Discount		Groep N.V.

Per bearer depositary receipt	EUR 4.24	(1)	EUR 0.13		EUR 4.11
Per Right		(2)		(2)		(2)
Total	EUR 4.24		EUR 0.13		EUR 4.11	(1)(2)

(1) For BDRs represented by ADSs, payable in US dollars in an amount estimated to be US$7.06 per New ADS subscribed. The figure represents (i) the estimated ADS subscription price per New ADS calculated as the US dollar equivalent of the euro subscription price per New BDR using an exchange rate of US dollar 1.5134 per EUR (as published by Bloomberg at close of business (New York City time) on November 25, 2009), plus (ii) an additional amount of US$0.64 (representing 10% of the estimated ADS subscription price) for purposes of increasing the likelihood that the ADS Rights Agent will have sufficient funds to pay the final ADS Subscription Price. The final ADS Subscription Price per New ADS will be the ADS Rights Agent’s cost of the BDR Subscription Price of EUR 4.24 in US dollars on or about December 15, 2009.

(2) We expect to receive no proceeds from the initial offering and allotment of the Rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Joint Global Coordinators and Joint Bookrunners

Goldman, Sachs & Co.	ING	J.P. Morgan

Co-Bookrunners

Credit Suisse	Deutsche Bank Securities	HSBC	Morgan Stanley

Joint Lead Managers

Citi	ABN AMRO	UBS Investment Bank

Co-Lead Managers

Banca IMI	BNP PARIBAS	COMMERZBANK
Fortis Bank Nederland	Lloyds TSB Corporate Markets	Rabo Securities
Banco Santander	Société Générale Corporate & Investment Banking	UniCredit Capital Markets Inc.

Subscription, Listing and Paying Agent

ING

The date of this prospectus supplement is November 27, 2009

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission, which we sometimes refer to as the SEC, and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. The offer or sale of the ADS Rights, Tradable Rights, New ADSs, New BDRs or New Ordinary Shares may be restricted by law in certain jurisdictions, and you should inform yourself about, and observe, any such restrictions.

S-ii

SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Any decision to invest in any New Shares, New ADSs or trade in Tradable Rights should be based on a consideration of this prospectus supplement as a whole, including the documents incorporated by reference and the risks of investing in the New Shares, New ADSs or trading in the Tradable Rights as set out in the “Risk Factors” below. This summary is not complete and does not contain all the information that you should consider in connection with any decision relating to the New Shares, New ADSs or the Rights. You should read the entire accompanying prospectus and this prospectus supplement, including the financial statements and related notes incorporated by reference herein, before making an investment decision.

In this prospectus supplement and unless otherwise stated or the context otherwise dictates, references to “ING Groep N.V.”, “ING Groep”, the “Company” and “ING Group” refer to ING Groep N.V. and references to “ING”, the “Group”, “we” and “us” refer to ING Groep N.V. and its consolidated subsidiaries. ING Groep N.V.’s primary insurance and banking subsidiaries are ING Verzekeringen N.V. (together with its consolidated subsidiaries, “ING Insurance”) and ING Bank N.V. (together with its consolidated subsidiaries, “ING Bank”), respectively. References to “Executive Board”, “Supervisory Board” and “General Meeting” refer to the Executive Board, Supervisory Board and a General Meeting of Shareholders of ING Groep N.V. respectively.

Overview of ING

ING is a global financial institution of Dutch origin offering banking, investments, life insurance and retirement services. As of September 30, 2009, we served more than 85 million private, corporate and institutional customers in Europe, North and Latin America, Asia and Australia. We draw on our experience and expertise, our commitment to excellent service and our global scale to meet the needs of a broad customer base, comprising individuals, families, small businesses, large corporations, institutions and governments. ING Groep N.V. was incorporated as a Naamloze Vennootschap (public limited liability company) under the laws of the Netherlands on January 21, 1991.

On October 26, 2009, ING announced that it plans to divest all of its insurance operations, including its investment management business by the end of 2013. This represents the next step in the Back to Basics program announced in April 2009 under which ING had already begun the process of restructuring its banking and insurance businesses (together with the investment management business) so that they are operated separately under the ING umbrella. The envisaged divestment forms part of ING’s restructuring plan (“Restructuring Plan”) for which ING finalized negotiations with the European Commission (“EC”) in October 2009 and which was formally approved by the EC on November 18, 2009. Under the Restructuring Plan, ING has also agreed to divest ING Direct US, which operates the Group’s direct banking business in the United States, by the end of 2013, and to divest certain portions of its Dutch retail banking business. ING will consider a range of options to carry out these divestments including through initial public offerings, sales, spin-offs or combinations thereof. For more information about the Restructuring Plan, see “Recent Developments — Business — Recent Developments — Insurance and other Divestments, EC Agreement”.

Following the completion of the Restructuring Plan, ING Bank will be a mid-sized European retail and commercial bank, anchored in the Benelux, with strong ING Direct and Central Europe franchises, and will pursue attractive growth prospects outside Europe.

Background To and Reasons For The Offering

In October 2008, the Dutch State purchased EUR 10 billion Core Tier-1 Securities (“Core Tier-1 Securities”) of ING as part of its measures to protect the Dutch financial sector during the global financial crisis. See “Recent Developments — Business — Transactions with the Dutch State”. The original terms of the Core Tier-1 Securities allowed ING to repurchase some or all of the one billion Core Tier-1 Securities at any time at a price of EUR 15 per Core Tier-1 Security plus accrued interest to the date of repurchase. In connection with the Restructuring Plan, ING and the Dutch State have agreed that up to EUR 5 billion of the EUR 10 billion Core Tier-1 Securities may be repurchased at any time until January 31, 2010 at the original issue price of EUR 10 per Core Tier-1 Security, plus a repurchase premium ranging from EUR 346 million to EUR 705 million and accrued interest. ING plans to use the proceeds from the Offering primarily to fund the repurchase of such EUR 5 billion in issue amount of the Core Tier-1 Securities. For more information about the proposed repurchase of the Core Tier-1 Securities, see “Recent Developments — Business — Recent Developments — Repurchase of a Portion of the Core Tier-1 Securities Held by the Dutch State”.

On March 31, 2009, ING Group and the Dutch State completed the Illiquid Assets Back-Up Facility covering the Alt-A Residential Mortgage-Backed securities portfolios of both ING Direct US and Insurance Americas with a par value of approximately EUR 30 billion. Under the Illiquid Assets Back-Up Facility (the “Illiquid Assets Back-Up Facility”), ING transferred 80% of the economic ownership of its Alt-A portfolio to the Dutch State. In order to obtain the approval of the EC for the Restructuring Plan, ING committed to make a series of additional payments to the Dutch State, corresponding to adjustments to the net fees payable under the Illiquid Assets Back-Up Facility. These additional payments will amount to a net present value of EUR 1.3 billion, which will be reflected in a one-off pre-tax charge in the fourth quarter of 2009. For more information about these additional payments, see “Recent Developments — Business — Recent Developments — Agreement on Additional Payments to the Dutch State, Corresponding to Adjustments to the Illiquid Assets Back-Up Facility”. For more information about the Restructuring Plan, see “Recent Developments — Business — Recent Developments — Insurance and other Divestments, EC Agreement”. ING plans to use the remaining proceeds of the Offering, after repayment of the Core Tier-1 Securities, to strengthen its capital position, including to offset the EUR 1.3 billion charge and to allocate the remaining proceeds partially to coupon payments due in December 2009 on its outstanding hybrid securities, as required by the EC in order not to be required to defer coupons on hybrid securities.

Summary of the Offering

Issuer:	ING Groep N.V., a public company with limited liability (Naamloze Vennootschap) incorporated under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands.

Offering:	The Offering relates to a total of 1,768,412,544 New BDRs representing an equal number of New Ordinary Shares, which New BDRs may be represented by New ADSs, and consists of the Rights Offering and the Global Offering, as described below. The New Ordinary Shares will be fully fungible and rank pari passu with each other and with the Existing Ordinary Shares of the Company. The New BDRs will be fully fungible and rank pari passu with each other and with the Existing BDRs. The New ADSs will be fully fungible and rank pari passu with each other and with the Existing ADSs. As such, the New BDRs and New ADSs will be entitled to any distributions for which the applicable record date is after the Closing Date (as defined below).

Goldman Sachs International, ING Bank N.V. and J.P. Morgan Securities Ltd. are the Joint Global Coordinators and Joint Bookrunners of the Offering.

ING Bank N.V. is acting as principal subscription agent.

An underwriting syndicate led by Goldman Sachs International and J.P. Morgan Securities Ltd. (the “Representatives” and, together with the other members of such underwriting syndicate, the “Underwriters”), based on an underwriting agreement dated as of October 25, 2009, as supplemented by a pricing agreement dated November 26, 2009 (together, the “Underwriting Agreement”), has agreed to underwrite the Offering subject to the satisfaction of customary terms and conditions.

Number of Existing Ordinary Shares outstanding at the date of this prospectus supplement:	2,063,147,969

Number of ordinary shares outstanding after issue of New Shares and New ADSs:	3,831,560,513

ADS Rights

Offering of ADS Rights :	Subject to the terms and conditions set out in this prospectus supplement and accompanying prospectus, holders of Existing ADSs after close of business on November 27, 2009 (the “ADS Record Date”) will be granted one non-transferable ADS Right per Existing ADS held. 7 ADS Rights will grant the holder thereof the right to subscribe for 6 New ADSs at the ADS Subscription Price.

ING has arranged for its ADS depositary, JPMorgan Chase Bank, N.A. (the “Depositary”), which is acting as ADS Rights Agent (the “ADS Rights Agent”), to send each registered holder of ADSs on the ADS Record Date an ADS subscription form showing its entitlement to subscribe for New ADSs. Each beneficial owner of Existing ADSs should consult with the financial intermediary through which it holds its Existing ADSs as to its entitlement to subscribe for New ADSs.

ADS Subscription Price:	Holders of Existing ADSs will be required to deposit the preliminary US dollar equivalent of the BDR Subscription Price, plus a margin of 10%, with any excess to be refunded following final calculation of the US dollar equivalent of the BDR Subscription Price. The actual ADS Subscription Price per New ADS will be the ADS Rights Agent’s cost of the BDR Subscription Price of EUR 4.24 in US dollars on or about December 15, 2009. On November 25, 2009, the closing price of Existing ADSs was US$12.28 per ADS on the NYSE.

The preliminary ADS subscription price is the US dollar equivalent of the BDR Subscription Price, using an exchange rate of US dollar 1.5134 per EUR (as published by Bloomberg at close of business (New York City time) on November 25, 2009). A subscriber of the New ADSs must deposit US$7.06, or the ADS deposit amount, per New ADS subscribed, which represents 110% of the estimated ADS subscription price, upon the exercise of each ADS Right. The purpose of this additional amount over and above the estimated ADS subscription price is to increase the likelihood that the ADS Rights Agent will have sufficient funds to pay the final ADS Subscription Price in the event of a possible appreciation of the Euro against the US dollar between the date hereof and the end of the ADS Rights Exercise Period, and to pay any currency conversion expenses.

If the actual US dollar price (equal to the BDR Subscription Price denominated in Euro converted into US dollars on or about December 15, 2009) plus any currency conversion expenses, governmental charges or taxes and the issuance fee of US$0.05 per New ADS issued, is less than the ADS deposit amount, the ADS Rights Agent will refund such excess to the subscribing ADS Rights holder without interest. However, if the actual US dollar price plus any currency conversion expenses, governmental charges or taxes and the issuance fee of US$0.05 per New ADS issued, exceeds the ADS deposit amount, the ADS Rights Agent will not deliver the New ADSs to such subscribing ADS Rights holder until it has received payment of the deficiency from the subscriber. The ADS Rights Agent may sell a portion of the New ADSs that is sufficient to pay any shortfall that is not paid by January 8, 2010, and the ADS Rights Agent may allocate the proceeds of such sales for the account of the relevant holder upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions, or otherwise, in an amount sufficient to cover such deficiency (including interest and expenses). In that event, the ADS Rights Agent will then send promptly any remaining New ADSs to such holder together with a check in the amount of excess proceeds, if any, from such sale provided.

ADS Rights Exercise Period:	Subject to the terms set out in this prospectus supplement, holders of ADS Rights wishing to subscribe for New ADSs must exercise their ADS Rights during the period from November 30, 2009 through 5:00 p.m. (New York time) on December 11, 2009 (the “ADS Rights Exercise Period”). ADS Rights may be exercised only in integral multiples of the subscription ratio. Holders of ADS Rights are advised to seek and follow instructions from their custodian bank or broker, or in the case of registered holders of ADS Rights, the US Information Agent or Depositary, as applicable, in relation to the proper and timely exercise or exchange of their ADS Rights, or the sale or exercise of Tradable Rights underlying the ADS Rights, as described under the “The Offering — ADS Rights — Exercise of ADS Rights”, “The Offering — ADS Rights — Exercise of ADS Rights — Exchange of ADS Rights for Tradable Rights” and ‘‘The Offering — ADS Rights — Sales of Tradable Rights by the ADS Rights Agent”. The Depositary will attempt to sell Tradable Rights underlying ADS Rights not validly exercised, exchanged or sold during the ADS Rights Exercise Period, including Tradable Rights underlying ADS Rights in excess of the nearest integral multiple of the subscription ratio, as described under “The Offering — ADS Rights — Sales of Tradable Rights by the ADS Rights Agent”. If such sales are not completed, the ADS Rights will continue to be reflected in the securities account of each holder of unexercised ADS Rights solely for the purpose of the payment of the Excess Amount (as defined below), if any, in respect of the Tradable Rights underlying such ADS Rights. See “The Offering — ADS Rights — General — Excess Amount” below. The exercise of ADS Rights is irrevocable and may not be withdrawn, cancelled or modified, except as otherwise described in the section “The Offering — Withdrawal of the Offering”.

Transfer of ADS Rights:	ADS Rights are not transferable and may not be exercised by, or sold or assigned to, third parties. However, (1) the Depositary may sell Tradable Rights underlying ADS Rights on behalf of the ADS Rights holders as described under “The Offering — ADS Rights — Sales of Tradable Rights by the ADS Rights Agent”; or (2) an ADS Rights holder may exchange its ADS Rights for delivery of the underlying Tradable Rights as described under “The Offering — ADS Rights — Exchange of ADS Rights for Tradable Rights”.

The ADS Rights will not be admitted to trading on the NYSE or any other exchange.

Exercise of ADSs:	Each holder or beneficial owner of ADS Rights may exercise all or only part of its ADS Rights. Subscriptions must be received by the ADS Rights Agent prior to 5:00 p.m. (New York City time) on December 11, 2009.

Each beneficial owner of ADS Rights who wishes to exercise its ADS Rights should consult with the financial intermediary through which it holds its ADSs and ADS Rights as to the manner, timing and form of exercise documentation, method of payment of the ADS deposit amount and other related matters required to effect such exercise. The financial intermediary with whom the subscription is made may require any person exercising rights to pay or block the ADS deposit amount for the New ADSs being subscribed for in a deposit account as a condition to accepting the relevant subscription. Holders of ADS Rights are urged to consult their financial intermediary without delay in case your financial intermediary is unable to act immediately.

Please see “The Offering — ADR Rights — Exercise of ADS Rights” for further details on how to exercise ADS Rights.

Sales of Tradable Rights by the ADS Rights Agent:	The Tradable Rights underlying ADS Rights may be sold by the ADS Rights Agent in one of two ways:

• ADS Rights holders may deliver ADS Rights for cancellation along with a fee of $0.05 per ADS Right so cancelled and direct the Depositary by no later than 5:00 p.m. (New York City time) on December 11, 2009 to attempt to sell all or a portion of the Tradable Rights underlying the ADS Rights on behalf of such holder. The Depositary will, assuming an instruction to sell is received prior to 5:00 p.m. on December 11, 2009, use reasonable efforts to sell Tradable Rights underlying ADS Rights on Euronext Amsterdam or Euronext Brussels beginning on the trading day following the day on which the instruction to sell is received. The ADS Rights Agent will distribute the net proceeds from any such sale, after deduction of any currency conversion expenses, to the holders of ADS Rights entitled thereto by whom it has been directed to make such sales on an averaged or other practicable basis. The instruction to sell ADS Rights may be given through the DTC system or by completing and returning an ADS subscription form.

• Assuming ADS Rights have not been exercised, exchanged or otherwise sold as described under “The Offering — ADS Rights — Exercise of ADS Rights”, “The Offering — ADS Rights — Exchange of ADS Rights for Tradable Rights” and “The Offering — ADS Rights — Sales of Tradable Rights by the ADS Rights Agent”, the holder will be deemed to have delivered his ADS Rights to the ADS Rights Agent for cancellation and the ADS Rights Agent will use reasonable efforts to sell the Tradable Rights underlying the ADS Rights for such holder on or after December 14, 2009. Sales will be made either on Euronext Amsterdam or Euronext Brussels beginning on the trading day following the end of the ADS Rights Exercise Period until 5:00 p.m. (New York City time) on December 14, 2009. The ADS Rights Agent will distribute the net proceeds, after accounting for the Depositary’s fees of US$0.05 per ADS Right cancelled and any currency conversion expenses, to the relevant holders of ADS Rights entitled thereto.

Exchange of ADS Rights for Tradable Rights:	If an ADS Rights holder wishes to surrender any ADS Rights and receive the underlying Tradable Rights, such holder must instruct the ADS Rights Agent to cancel its ADS Rights before 5:00 p.m. (New York City time) on December 11, 2009. After receiving payment from the requesting ADS Rights holder of the Depositary’s fees of US$0.05 per ADS Right in respect of which such instruction was given, expenses, and any applicable taxes, the ADS Rights Agent will deliver the underlying Tradable Rights to an account in the Euroclear Netherlands, Clearstream or Euroclear systems specified by such holder.

Trading of ADS Rights:	The ADS Rights are not transferable and will not be admitted to trading on the NYSE or any other exchange.

Beginning on November 30, 2009, the Existing ADSs are expected to be traded on the NYSE “ex subscription right”.

US Information Agent:	Georgeson

ADS Rights Agent and Depositary:	JPMorgan Chase Bank, N.A.

Tradable Rights

Offering of Tradable Rights:	Subject to the terms and conditions set out in this prospectus supplement, holders of Existing Shares (other than the Trust) after close of business on November 27, 2009 (the “BDR Record Date”) will be allotted one Tradable Right per Existing Share held. 7 Tradable Rights will grant the holder thereof the right to subscribe for 6 New BDRs at the BDR Subscription Price.

BDR Subscription Price:	The BDR Subscription Price will be EUR 4.24 per New BDR, which compares to a closing price of EUR 8.92 per ING share on Euronext Amsterdam and on Euronext Brussels on November 26, 2009.

Tradable Rights Exercise Period:	Subject to the terms set out in this prospectus supplement, holders of Tradable Rights wishing to subscribe for New BDRs must exercise their Tradable Rights during the period from November 30, 2009 through 3:00 p.m. (Amsterdam time) December 15, 2009 (the “Tradable Rights Exercise Period”). Tradable Rights may be exercised only in integral multiples of the subscription ratio. Holders of Tradable Rights are advised to seek and follow instructions from their custodian bank or broker in relation to the proper and timely exercise or sale of their Tradable Rights. See “The Offering — Tradable Rights Offering — Exercise of Tradable Rights”. Tradable Rights not validly exercised during the Tradable Rights Exercise Period, including Tradable Rights in excess of the nearest integral multiple of the subscription ratio, will continue to be reflected in the securities account of each holder of unexercised Tradable Rights solely for the purpose of the payment of the Excess Amount (as defined below), if any. See “The Offering — General — Excess Amount” below. The exercise of Tradable Rights is irrevocable and may not be withdrawn, cancelled or modified, except as otherwise described in this prospectus supplement and in the section “The Offering — Withdrawal of the Offering”.

ING Bank N.V. is acting as principal subscription agent.

Trading and Sale of Tradable Rights:	The Tradable Rights are expected to be traded on Euronext Amsterdam and Euronext Brussels, from November 30, 2009 through 1:15 p.m. (Amsterdam time) on December 15, 2009. No arrangement has been made for the Tradable Rights to be tradable on any other market, including the NYSE.

Beginning on November 30, 2009, the Existing BDRs are expected to be traded on Euronext Amsterdam and Euronext Brussels “ex subscription right”, at which time the Tradable Rights will start trading on Euronext Amsterdam and Euronext Brussels.

General

Pre-emptive Rights:	The statutory pre-emptive rights (wettelijke voorkeursrechten) in respect of the Offering have been excluded for the purpose of the Offering. See “The Offering — General — Pre-emptive Rights”.

Voting Rights:	The New Ordinary Shares will carry the same voting rights as the Existing Ordinary Shares. The New BDRs will carry the same entitlement to a voting proxy as the Existing BDRs. The New ADSs will carry the same entitlement as the Existing ADSs to instruct the Depositary as to the exercise of a voting proxy associated with the ADSs.

Treatment of New BDRs for which Tradable Rights have not been validly exercised:	New BDRs for which Tradable Rights (including any Tradable Rights received by holders of ADS Rights upon exchange of their ADS Rights) have not been validly exercised prior to the end of the Tradable Rights Exercise Period (the “Rump Shares”) may be sold by the Joint Global Coordinators and Joint Bookrunners in their sole discretion in the Global Offering and/or in open market transactions, subject to applicable selling and transfer restrictions.

Tradable Rights (including any Tradable Rights received by holders of ADS Rights upon exchange of their ADS Rights) not validly exercised during the Tradable Rights Exercise Period, including Tradable Rights in excess of the nearest integral multiple of the subscription ratio, will expire and become null and void without compensation, except for the payment of the Excess Amount, if any.

Existing Shares Held in Treasury:	As of October 31, 2009, the Company directly or indirectly held a total of 35,041,271 Existing Shares. Such shares are held, inter alia, to hedge awards granted under employee equity compensation plans, including employee options. Additionally, ING shares are used for market making and hedging purposes. Existing Shares held in treasury will be allocated Tradable Rights in the Rights Offering. The Company will sell the Tradable Rights allocated to such shares.

Global Offering Price:	In the case of a Global Offering, the Global Offering price (the “Global Offering Price”) is expected to be determined following an institutional bookbuilding procedure commencing on or about December 16, 2009 and is expected to be published on or about December 16, 2009. The Global Offering Price, if any, will be denominated in Euro.

In any event, including in the case of a Global Offering, the issue price for the New BDRs (including the form of New ADSs) and New Ordinary Shares will be the BDR Subscription Price and as described under “The Offering — Excess Amount”, the Company will not be entitled to receive any part of the Excess Amount (as defined below), if any.

Excess Amount:	Upon the completion of the Global Offering, if the aggregate proceeds for the Rump Shares offered and sold in the Global Offering, after deduction of selling expenses (including any value added tax) exceed the aggregate BDR Subscription Price for such Rump Shares (such amount, the “Excess Amount”), this Excess Amount will be paid in the following manner:

Each holder of a Tradable Right (including any Tradable Rights received by holders of ADS Rights upon exchange of their ADS Rights) that is not exercised at the end of the Tradable Rights Exercise Period will be entitled to receive a part of the Excess Amount in cash proportional to the number of unexercised Tradable Rights reflected in such holder’s securities account, but only if that amount exceeds €0.01 per unexercised Tradable Right. In respect of Tradable Rights underlying ADS Rights that have not been exchanged for such Tradable Rights, and such Tradable Rights have not been exercised, the Depositary will convert these proceeds to US dollars and remit the proceeds pro rata to the holders of such ADS Rights. Payments will be made following the withholding of any applicable taxes.

The Excess Amount, if any, will only be available if the Rump Shares are placed within two business days of the end of the Tradable Rights Exercise Period.

If it has been announced that an Excess Amount is available for payment to holders of unexercised Tradable Rights (including any Tradable Rights received by holders of ADS Rights upon exchange of their ADS Rights) and you have not received payment thereof within a reasonable time following the closing of the Global Offering, you should contact the financial intermediary through which you hold unexercised and unsold ADS Rights or unexercised Tradable Rights.

We cannot guarantee that the Global Offering will be successfully completed. Should the Global Offering take place, neither we, the Underwriters, the Subscription Agent, the ADS Rights Agent nor any person procuring subscriptions for Rump Shares will be responsible for any lack of Excess Amount arising from any placement of the Rump Shares in the Global Offering.

The Company will not be entitled to receive any part of the Excess Amount.

Joint Global Coordinators and Joint Bookrunners:	Goldman Sachs International, ING Bank N.V. and J.P. Morgan Securities Ltd.

Representatives:	Goldman Sachs International and J.P. Morgan Securities Ltd.

Co-Bookrunners:	Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, HSBC Bank Plc and Morgan Stanley & Co. International plc.

Joint Lead Managers:	Citigroup Global Markets Limited, ABN AMRO Bank N.V. and UBS Limited.

Co-Lead Managers:	Banca IMI S.p.A., BNP PARIBAS, COMMERZBANK Aktiengesellschaft, Fortis Bank (Nederland) N.V., Lloyds TSB Bank Plc, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., Banco Santander, S.A., Société Générale, and UniCredit Group (Bayerische Hypo- und Vereinsbank AG).

Underwriters	The Representatives, Co-Bookrunners, Joint Lead Managers and Co-Lead Managers are collectively referred to as the “Underwriters”.

Lock-Up:	The Company has agreed with the Underwriters that, except for the issue of ING shares in the Offering, for a period ending 90 days after the Closing Date, it will not, subject to certain exceptions, directly or indirectly issue, sell, offer or otherwise dispose of any ING shares or other securities convertible or exchangeable into ING shares or representing rights to subscribe for ING shares or enter into a transaction with similar economic effect. See “The Offering — Lock-Up” for further information, including the exceptions to the lock-up.

Subscription, Listing and Paying Agent:	ING Bank N.V.

Stock Exchange Admission:	All of the Existing BDRs are listed on Euronext Amsterdam and Euronext Brussels, and the ADSs are listed on the NYSE.

Applications have been or will be made for listing the New BDRs on Euronext Amsterdam and Euronext Brussels, and for listing the New ADSs on the NYSE. The Tradable Rights are expected to be traded on Euronext Amsterdam and Euronext Brussels from November 30, 2009 through 1:15 p.m. (Amsterdam time) on December 15, 2009. The transfer of Tradable Rights will take place through the book-entry systems of Euroclear and Clearstream. The ADS Rights are not transferable and will not be admitted to trading on the NYSE or any other exchange.

The listings of the New BDRs and the New ADSs are expected to become effective on or before December 21, 2009. The first trading day for the New BDRs and the New ADSs is scheduled to be on December 21, 2009.

Use of Proceeds:	ING intends to use the proceeds of the Offering primarily to fund the repurchase of EUR 5 billion in issue amount of the Core Tier-1 Securities held by the Dutch State plus accrued interest and the repurchase premium. The repurchase premium payable in respect of the repurchased Core Tier-1 Securities will range from EUR 346 million to EUR 705 million, based on the market price of the ING shares at the time of the repurchase. Accrued interest at a rate of 8.5% on the repurchased Core Tier-1 Securities is estimated to be approximately EUR 260 million (assuming a repayment on December 21, 2009 (the “Closing Date”)). Accordingly, the amount necessary to repurchase the EUR 5 billion issue amount is expected to be between EUR 5,605 million and EUR 5,963 million. See “Recent Developments — Business — Recent Developments — Repurchase of a Portion of the Core Tier-1 Securities Held by the Dutch State”.

ING intends to use the remaining proceeds of the Offering to strengthen its capital position, including to offset the EUR 1.3 billion one-off pre-tax charge that will be taken in the fourth quarter of 2009 as a result of the additional payments to the Dutch State in the form of fee adjustments to the Illiquid Assets Back-Up Facility as described under “Recent Developments — Business — Recent Developments — Transactions with the Dutch State”, and to allocate the remaining proceeds partially to coupon payments due in December 2009 on its outstanding hybrid securities, as required by the EC in order not to be required to defer coupons on hybrid securities.

Conditions to the Offering:	The Offering is being underwritten by the Underwriters based on the Underwriting Agreement from which the Underwriters can withdraw under certain circumstances. If any or all of the conditions of the Offering are not met or waived by the Representatives on behalf of the Underwriters prior to payment for and delivery of the Rump Shares or if certain circumstances occur prior to payment for and delivery of the Rump Shares, the Representatives, on behalf of the Underwriters may, at their discretion, terminate the Global Offering and their obligation to subscribe for any Rump Shares, whereupon the Offering will be cancelled and the Company will not receive the proceeds expected to be generated by the Offering. See “The Offering — Withdrawal of the Offering”.

If the Offering is withdrawn, both the exercised and unexercised Rights will be forfeited without compensation to their holders and subscription for and allotments of New BDRs and New ADSs that have been made will be disregarded. Any subscription payments received by ING Groep N.V., the Subscription Agent, the Paying Agent, the ADS Rights Agent or the Underwriters will be returned without interest. Any such forfeiture of Rights will be without prejudice to the validity of any settled trades in the Rights. There will be no refund of any Tradable Rights purchased in the market. All trades in Tradable Rights, New Shares and New ADSs are at sole risk of the parties concerned. The Underwriters, the Company, the Subscription Agent, the Listing Agent, the ADS Rights Agent, the Paying Agent and Euronext Amsterdam N.V. do not accept any responsibility or liability with respect to any person as a result of the withdrawal of the Offering or (the related) annulment of any transactions in Tradable Rights or New Shares on Euronext Amsterdam, Euronext Brussels, or in New ADSs on the NYSE. See “Risk Factors — Risks Related to the Offering — If the Offering does not take place, our credit ratings and funding costs could be adversely affected, and the price of ING shares could drop sharply. In either case, the Rights could become worthless”.

Allotment:	Allotment of the New BDRs is expected to take place on December 16, 2009, and the delivery by the Depositary of New ADSs in respect of such New BDRs is expected to take place on December 23, 2009.

Delivery, Payment and Certification:	Delivery of the New BDRs against payment of the BDR Subscription Price or the Global Offering Price, as the case may be, and payment for the New ADSs at the ADS Subscription Price, is expected to take place on the Closing Date, or on such other date as the Joint Global Coordinators and Joint Bookrunners may determine. Delivery of the New ADSs is expected to take place on or about December 23, 2009. Delivery against payment will take place through the clearing systems of Euroclear and, with respect to ADSs, through DTC or by direct registration on an uncertificated basis the relevant holder is registered directly with the Depositary.

International Securities Identification Numbers (ISIN):	Existing BDRs: NL0000303600 (Euronext Amsterdam and Euronext Brussels)

Existing ADSs: US4568371037 (NYSE)

Tradable Rights: NL0009307941 (Euronext Amsterdam and Euronext Brussels)

CUSIPs:	Existing BDRs: N4578E413 (Euronext Amsterdam and Euronext Brussels)

Existing ADSs: 456837103 (NYSE)

SEDOL:	Existing BDRs: 7154182 (Euronext Amsterdam and Euronext Brussels)

Existing ADSs: 2452643 (NYSE)

Common Code:	Existing BDRs: 013208344 (Euronext Amsterdam and Euronext Brussels)

Existing ADSs: 010377292 (NYSE)

Tradable Rights: 047074070 (Euronext Amsterdam and Euronext Brussels)

Ticker Symbols:	Existing BDRs: “INGA” (Euronext Amsterdam and Euronext Brussels)

Existing ADSs: “ING” (NYSE)

Tradable Rights: “INGRI” (Euronext Amsterdam and Euronext Brussels)

For further information concerning the Offering, see “The Offering” elsewhere in this prospectus supplement.

For discussion of the risks that you should consider in connection with the Offering, see “Risk Factors” elsewhere in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

Potential investors should carefully consider the specific risk factors outlined below in addition to the other information contained in or incorporated by reference into this prospectus supplement before making a decision to acquire the ADS Rights, Tradable Rights, the New Shares or New ADSs. Any of these risks could have a material adverse effect on the business activities, financial condition, results of operations and prospects of ING. The market price of ING shares or Tradable Rights could decline due to any of these risks, and investors could lose all or part of their investments. Additional risks of which the Company is not presently aware could also affect the business operations of ING and have a material adverse effect on ING’s business activities, financial condition, results of operations and prospects. In addition, the business of a multinational, broad-based financial services firm such as ING is inherently exposed to risks that only become apparent with the benefit of hindsight. The sequence in which the risk factors are presented below is not indicative of their likelihood of occurrence or the potential magnitude of their financial consequences.

Risks Related to the Financial Services Industry

Because we are an integrated financial services company conducting business on a global basis, our revenues and earnings are affected by the volatility and strength of the economic, business and capital markets environments specific to the geographic regions in which we conduct business. The ongoing turbulence and volatility of such factors have adversely affected, and may continue to adversely affect, the profitability of our insurance, banking and asset management business.

Factors such as interest rates, securities prices, credit (including liquidity) spreads, exchange rates, consumer spending, business investment, real estate and private equity valuations, government spending, inflation, the volatility and strength of the capital markets, and terrorism all impact the business and economic environment and, ultimately, the amount and profitability of business we conduct in a specific geographic region. For example, in an economic downturn, such as the one that has affected world economies since mid-2007, characterized by higher unemployment, lower family income, lower corporate earnings, higher corporate and private debt defaults, lower business investment and consumer spending, the demand for banking and insurance products is adversely affected and our reserves and provisions are likely to increase, resulting in lower earnings. Securities prices, real estate valuations and private equity valuations may be adversely impacted, and any such losses would be realized through profit and loss and shareholders’ equity. Some insurance products contain minimum return or accumulation guarantees. If returns do not meet or exceed the guarantee levels we may need to set up additional reserves to fund these future guaranteed benefits. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Similarly, a downturn in the equity markets causes a reduction in commission income we earn from managing portfolios for third parties, income generated from our own proprietary portfolios, asset-based fee income on certain insurance products, and our capital base. We also offer a number of insurance and financial products that expose us to risks associated with fluctuations in interest rates, securities prices, corporate and private default rates, the value of real estate assets, exchange rates and credit spreads. See also “Risks Related to the Group — Interest rate volatility may adversely affect our profitability” below.

In case one or more of the factors mentioned above adversely affects the profitability of our business this might also result, among others, in the following:

•	the unlocking of deferred acquisition costs impacting earnings; and/or

•	reserve inadequacies which could ultimately be realized through profit and loss and shareholders’ equity; and/or

•	the write down of tax assets impacting net results; and/or

•	impairment expenses related to goodwill and other intangible assets, impacting net results.

Management believes that if ongoing market volatility adversely impacts the performance of the reporting units Retail Banking — Central Europe and Insurance Americas — United States, compared with what was assumed in the year-end 2008 goodwill impairment test, the book value (including goodwill) of these reporting units may exceed the related fair values, which would result in impairments. See “Intangible Assets” under Paragraph 9 of Note 2.1.3 to our 2008 consolidated financial statements.

In 2008 and 2009, shareholders’ equity and our net result were significantly impacted by the turmoil and the extreme volatility in the worldwide financial markets. Further negative developments in financial markets and/or economies may have a material adverse impact on shareholders’ equity and net result in future periods, including as a result of the potential consequences listed above. We are currently recalibrating our economic capital models to reflect the extreme market conditions experienced over recent quarters in order to align them more closely with regulatory measures. This may have a material impact on our economic capital for credit risk. See “Risks Related to the Group — Ongoing turbulence and volatility in the financial markets have adversely affected us, and may continue to do so”.

Adverse capital and credit market conditions may impact our ability to access liquidity and capital, as well as the cost of credit and capital.

The capital and credit markets have been experiencing extreme volatility and disruption for more than two years. In the second half of 2008, the volatility and disruption reached unprecedented levels. In some cases, market developments have resulted in restrictions on the availability of liquidity and credit capacity for certain issuers.

We need liquidity in our day-to-day business activities to pay our operating expenses, interest on our debt and dividends on our capital stock; maintain our securities lending activities; and replace certain maturing liabilities. The principal sources of our liquidity are deposit funds, insurance premiums, annuity considerations, cash flow from our investment portfolio and assets, consisting mainly of cash or assets that are readily convertible into cash. Sources of liquidity in normal markets also include a variety of short- and long-term instruments, including repurchase agreements, commercial paper, medium-and long-term debt, junior subordinated debt securities, capital securities and stockholders’ equity.

In the event current resources do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects. Similarly, our access to funds may be limited if regulatory authorities or rating agencies take negative actions against us. If our internal sources of liquidity prove to be insufficient, there is a risk that external funding sources might not be available, or available at unfavorable terms.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business. Such market conditions may limit our ability to raise additional capital to support business growth, or to counter-balance the consequences of losses or increased regulatory capital requirements. This could force us to (1) delay raising capital, (2) reduce, cancel or postpone payment of dividends on our shares, (3) reduce, cancel or postpone interest payments on other securities, (4) issue capital of different types or under different terms than we would otherwise, or (5) incur a higher cost of capital than in a more stable market environment. This would have the potential to decrease both our profitability and our financial flexibility. Our results of operations, financial condition, cash flows and regulatory capital position could be materially adversely affected by disruptions in the financial markets.

In the course of 2008 and 2009, governments around the world, including the Dutch government, implemented unprecedented measures to provide assistance to financial institutions, in certain cases requiring (indirect) influence on or changes to governance and remuneration practices. In certain cases governments nationalized companies or parts thereof. The measures adopted in the Netherlands include both liquidity provision and capital reinforcement, and a Dutch Credit Guarantee Scheme. The liquidity and capital reinforcement measures expired on October 10, 2009, while the Credit Guarantee Scheme of the Netherlands is scheduled to run through December 31, 2009 (see “Recent Developments — Business — Transactions with the Dutch State”). To date, we have been able to benefit from these measures, but our participation in these measures has resulted in certain material restrictions on us, including those agreed to with the EC as part of our Restructuring Plan. See “Risks Related to the Group — Our agreements with the Dutch State impose certain restrictions regarding the issuance or repurchase of our shares and the compensation of certain senior management positions”, “Risks Related to the Group — The implementation of the Restructuring Plan and the divestments anticipated in connection with that plan will significantly alter the size and structure of the Group and involve significant costs and uncertainties that could materially impact the Group” and “Recent Developments — Business — Recent Developments — Insurance and other Divestments, EC Agreement”. The Restructuring Plan as well as any potential future transactions with the Dutch State or any other government, if any, or actions by such government regarding ING could adversely impact the position or rights of shareholders, bondholders, customers or creditors and our results, operations, solvency, liquidity and governance.

In addition, we have built our liquidity risk framework on the premise that our liquidity is most efficiently and effectively managed by a centralized Group function. However, we are subject to the jurisdiction of a variety of banking and insurance regulatory bodies, some of which have proposed regulatory changes that, if implemented, would hinder our ability to manage our liquidity in such a centralized manner. Furthermore, regulatory liquidity requirements in certain jurisdictions in which we operate are generally becoming more stringent, undermining our efforts to maintain this centralized management of our liquidity. These developments may cause trapped pools of liquidity, resulting in inefficiencies in the cost of managing our liquidity, and hinder our efforts to integrate our balance sheet, which is an essential element of our Back to Basics program and our Restructuring Plan.

The default of a major market participant could disrupt the markets.

Within the financial services industry the default of any one institution could lead to defaults by other institutions. The failure of a sufficiently large and influential institution could disrupt securities markets or clearance and settlement systems in our markets. This could cause market declines or volatility. Such a failure could lead to a chain of defaults that could adversely affect us and our contract counterparties. Concerns about, or a default by, one institution could lead to significant liquidity problems, losses or defaults by other institutions, as was the case after the bankruptcy of Lehman Brothers, because the commercial and financial soundness of many financial institutions may be closely related as a result of their credit, trading, clearing or other relationships. Even the perceived lack of creditworthiness of, or questions about, a counterparty may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges with whom we interact on a daily basis. Systemic risk could have a material adverse effect on our ability to raise new funding and on its business, financial condition, results of operations, liquidity and/ or prospects. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the financial services industry.

The way AIG suffered in the aftermath of the bankruptcy of Lehman Brothers in September 2008 is an example of this type of risk. Management believes that despite increased attention recently, systemic risk to the markets in which we operate continues to exist, and dislocations caused by the interdependency of financial market participants continues to be a potential source of material adverse changes to our business, results of operations and financial condition.

Because our life and non-life insurance and reinsurance businesses are subject to losses from unforeseeable and/or catastrophic events, which are inherently unpredictable, our actual claims amount may exceed our established reserves or we may experience an abrupt interruption of activities, each of which could result in lower net results and have an adverse effect on our results of operations.

In our life and non-life insurance and reinsurance businesses, we are subject to losses from natural and man-made catastrophic events. Such events include, without limitation, weather and other natural catastrophes such as hurricanes, floods, earthquakes and epidemics, as well as events such as terrorist attacks.

The frequency and severity of such events, and the losses associated with them, are inherently unpredictable and cannot always be adequately reserved for. Furthermore, we are subject to actuarial and underwriting risks such as, for instance, mortality, longevity, morbidity, and adverse home claims development which result from the pricing and acceptance of insurance contracts. In accordance with industry practices, modeling of natural catastrophes is performed and risk mitigation measures are made. In case claims occur, reserves are established based on estimates using actuarial projection techniques. The process of estimating is based on information available at the time the reserves are originally established and includes updates when more information becomes available. Although we continually review the adequacy of the established claim reserves, there can be no assurances that our actual claims experience will not exceed our estimated claim reserves. If actual claim amounts exceed the estimated claim reserves, our earnings may be reduced and our net results may be adversely affected. In addition, because unforeseeable and/or catastrophic events can lead to an abrupt interruption of activities, our banking and insurance operations may be subject to losses resulting from such disruptions. Losses can relate to property, financial assets, trading positions, insurance and pension benefits to employees and also to key personnel. If our business continuity plans are not able to be put into action or do not take such events into account, losses may further increase.

We operate in highly regulated industries. There could be an adverse change or increase in the financial services laws and/or regulations governing our business.

We are subject to detailed banking, insurance, asset management and other financial services laws and government regulation in each of the jurisdictions in which we conduct business. Regulatory agencies have broad administrative power over many aspects of the financial services business, which may include liquidity, capital adequacy and permitted investments, ethical issues, money laundering, privacy, record keeping, and marketing and selling practices. Banking, insurance and other financial services laws, regulations and policies currently governing us and our subsidiaries may also change at any time in ways which have an adverse effect on our business, and it is difficult to predict the timing or form of any future regulatory or enforcement initiatives in respect thereof. Also, bank regulators and other supervisory authorities in the EU, the US and elsewhere continue to scrutinize payment processing and other transactions under regulations governing such matters as money-laundering, prohibited transactions with countries subject to sanctions, and bribery or other anti-corruption measures. Regulation is becoming increasingly more extensive and complex and regulators are focusing increased scrutiny on the industries in which we operate, often requiring additional Company resources. These regulations can serve to limit our activities, including through our net capital, customer protection and market conduct requirements, and restrictions on businesses in which we can operate or invest. If we fail to address, or appear to fail to address, appropriately any of these matters, our reputation could be harmed and we could be subject to additional legal risk, which could, in turn, increase the size and number of claims and damages asserted against us or subject us to enforcement actions, fines and penalties.

In light of current conditions in the global financial markets and the global economy, regulators have increased their focus on the regulation of the financial services industry. Most of the principal markets where we conduct our business have adopted, or are currently considering, major legislative and/or regulatory initiatives in response to the financial crisis. In particular, governmental and regulatory authorities in the Netherlands, the United Kingdom, the United States and elsewhere are implementing measures to increase regulatory control in their respective financial markets and financial services sectors, including in the areas of prudential rules, capital requirements, executive compensation and financial reporting, among others. For example, the EC is conducting a full scale review of solvency margins and provisions for insurance companies known as “Solvency II”. Each member state of the EEA, including the Netherlands, is required to implement Solvency II by October 31, 2012. The EC is also considering increasing the capital requirements for banks. In addition, the International Accounting Standards Board (“IASB”) is considering changes to several IFRS standards, including significant changes to the standard on financial instruments (IAS 39) and to the standard on pensions (IAS 19). These changes could have a material impact on our reported results and financial condition.

Governments in the Netherlands and abroad have also intervened on an unprecedented scale, responding to stresses experienced in the global financial markets. Some of the measures adopted subject us and other institutions for which they were designed to additional restrictions, oversight or costs. For restrictions related to the Core Tier-1 Securities and the Illiquid Assets Back-Up Facility (together, the “Dutch State Transactions”), see “— Our agreements with the Dutch State impose certain restrictions regarding the issuance or repurchase of our shares and the compensation of certain senior management positions”. As a result of having received state aid through the Dutch State Transactions, we were required to submit our Restructuring Plan to the EC in connection with obtaining final approval for the Dutch State Transactions. See “Risks Related to the Group — The implementation of the Restructuring Plan and the divestments anticipated in connection with that plan will significantly alter the size and structure of the Group and involve significant costs and uncertainties that could materially impact the Group”. We cannot predict whether or when future legislative or regulatory actions may be taken, or what impact, if any, actions taken to date or in the future could have on our business, results of operations and financial condition.

Despite our efforts to maintain effective compliance procedures and to comply with applicable laws and regulations, there are a number of risks in areas where applicable regulations may be unclear, subject to multiple interpretation or under development or may conflict with one another, where regulators revise their previous guidance or courts overturn previous rulings, or we fail to meet applicable standards. Regulators and other authorities have the power to bring administrative or judicial proceedings against us, which could result, amongst other things, in suspension or revocation of our licenses, cease and desist orders, fines, civil penalties, criminal penalties or other disciplinary action which could materially harm our results of operations and financial condition.

Risks Related to the Group

Ongoing turbulence and volatility in the financial markets have adversely affected us, and may continue to do so.

Our results of operations are materially impacted by conditions in the global capital markets and the economy generally. The stress experienced in the global capital markets that started in the second half of 2007 continued and substantially increased throughout 2008 and, although market conditions have improved, volatility continued in 2009, particularly the early part of the year. The crisis in the mortgage market in the United States, triggered by a serious deterioration of credit quality, led to a revaluation of credit risks. These conditions have resulted in greater volatility, widening of credit spreads and overall shortage of liquidity and tightening of financial markets throughout the world. In addition, prices for many types of asset-backed securities (“ABS”) and other structured products have significantly deteriorated. These concerns have since expanded to include a broad range of fixed income securities, including those rated investment grade, the international credit and interbank money markets generally, and a wide range of financial institutions and markets, asset classes, such as public and private equity, and real estate sectors. As a result, the market for fixed income instruments has experienced decreased liquidity, increased price volatility, credit downgrade events, and increased probability of default. Securities that are less liquid are more difficult to value and may be hard to dispose of. International equity markets have also been experiencing heightened volatility and turmoil, with issuers, including ourselves, that have exposure to the real estate, mortgage, private equity and credit markets particularly affected. These events and market upheavals, including extreme levels of volatility, have had and may continue to have an adverse effect on our revenues and results of operations, in part because we have a large investment portfolio and extensive real estate activities around the world. In addition, the confidence of customers in financial institutions is being tested. Consumer confidence in financial institutions may, for example, decrease due to our or our competitors’ failure to communicate to customers the terms of, and the benefits to customers of, complex or high-fee financial products. Reduced confidence could have an adverse effect on our revenues and results of operations, including through an increase of lapses or surrenders of policies and withdrawal of deposits. Because a significant percentage of our customer deposit base is originated via Internet banking, a loss of customer confidence may result in a rapid withdrawal of deposits over the Internet.

As a result of the ongoing and unprecedented volatility in the global financial markets in 2007, 2008 and, to a lesser extent, the first nine months of 2009, we have incurred substantial negative revaluations on our investment portfolio, which have impacted our earnings and shareholders’ equity. Furthermore, we have incurred impairments and other losses, which have impacted our profit and loss accounts. Although we believe that reserves for insurance liabilities are generally adequate at the Group and business line level, inadequacies in certain product areas have developed.

Such impacts have arisen primarily as a result of valuation issues arising in connection with our investments in real estate (both in and outside the US) and private equity, exposures to US mortgage-related structured investment products, including sub-prime and Alt-A Residential and Commercial Mortgage-Backed Securities (“RMBS” and “CMBS”, respectively), Collateralized Debt Obligations (“CDOs”) and Collateralized Loan Obligations (“CLOs”), monoline insurer guarantees, Structured Investment Vehicles (“SIVs”) and other investments. In many cases, the markets for such investments and instruments have been and remain highly illiquid, and issues relating to counterparty credit ratings and other factors have exacerbated pricing and valuation uncertainties. Valuation of such investments and instruments is a complex process involving the consideration of market transactions, pricing models, management judgment and other factors, and is also impacted by external factors such as underlying mortgage default rates, interest rates, rating agency actions and property valuations. While we continue to monitor our exposures in this area, in light of the ongoing market environment and the resulting uncertainties concerning valuations, there can be no assurances that we will not experience further negative impacts to our shareholders’ equity or profit and loss accounts from such assets in future periods.

The implementation of the Restructuring Plan and the divestments anticipated in connection with that plan will significantly alter the size and structure of the Group and involve significant costs and uncertainties that could materially impact the Group.

As described under “Recent Developments — Business — Transactions with the Dutch State”, in November 2008 the Dutch State purchased the Core Tier-1 Securities, and in the first quarter of 2009 we and the Dutch State entered into the Illiquid Assets Back-Up Facility (the “Illiquid Assets Back-Up Facility”) pursuant to which we transferred to the Dutch State the economic risks and rewards of 80% of the approximately EUR 30 billion par value Alt-A residential mortgage-backed securities portfolios of ING Direct US and Insurance Americas.

As a result of having received state aid through the Dutch State Transactions, we were required to submit a restructuring plan (the “Restructuring Plan”) to the EC in connection with obtaining final approval for the Dutch State Transactions under the EC state aid rules. On October 26, 2009, we announced our Restructuring Plan, pursuant to which we are required to divest by the end of 2013 all of our insurance business, including the investment management business, as well as ING Direct US, which operates our direct banking business in the United States, and certain portions of our retail banking business in the Netherlands. The EC’s approval of the Restructuring Plan was issued on November 18, 2009. In addition, in order to obtain approval of the Restructuring Plan, we committed to make a series of additional payments to the Dutch State, corresponding to adjustments to the net fees payable under the Illiquid Assets Back-Up Facility. These payments will significantly increase the cost of the Illiquid Assets Back-Up Facility to us and will result in a one-time, pre-tax charge of EUR 1.3 billion to be recorded in the fourth quarter of 2009 which will in turn adversely affect our results of operations and financial condition. For more information about our Restructuring Plan and the additional payments, see “Recent Developments — Business — Recent Developments — Insurance and other Divestments, EC Agreement”.

In connection with the Restructuring Plan, we have also agreed to not be a price leader in certain EU markets with respect to certain retail, private and direct banking products and to refrain from acquisitions of financial institutions and of businesses that would delay our repurchase of the Core Tier-1 Securities not purchased with the proceeds of the Offering. Those limitations may last until November 18, 2012 and could adversely affect our ability to maintain or grow market share in key markets as well as our results of operations. See “Risks Related to the Group — The limitations agreed with the EC on our ability to compete and to make acquisitions or call certain debt instruments could materially impact the Group”.

We have announced that we will consider making our required divestments by means of initial public offerings, sales, spin-offs, combinations of the foregoing or other means. There can be no assurance that we will be able to implement the Restructuring Plan successfully or complete the announced divestments on favorable terms or at all, particularly in light of both the plan’s 2013 deadline and expected challenging market conditions in which other financial institutions may place similar assets for sale during the same time period and may seek to dispose of assets in the same manner. Any failure to successfully implement the Restructuring Plan may result in EC enforcement actions and may have a material adverse impact on the assets, profitability, capital adequacy and business operations of the Group. Moreover, in connection with the implementation of the Restructuring Plan, including any proposed divestments, we or potential buyers may need to obtain various approvals, including of shareholders, works councils and regulatory and competition authorities, and we and potential buyers may face difficulties in obtaining these approvals in a timely manner or at all. In addition, the implementation of the Restructuring Plan may strain relations with our employees, and specific proposals in connection with the implementation may be opposed by labor unions or works councils. Furthermore, following the announcement of the Restructuring Plan, several of our subsidiaries have been downgraded or put on credit watch by rating agencies. See “Risks Related to the Group — Ratings are important to our business for a number of reasons. Among these are the issuance of debt, the sale of certain products and the risk weighting of bank and insurance assets. Downgrades could have an adverse impact on our operations and net results”.

Other factors that may impede our ability to implement the Restructuring Plan successfully include an inability of prospective purchasers to obtain funding due to the deterioration of the credit markets, insufficient access to equity capital markets, a general unwillingness of prospective purchasers to commit capital in the current market environment, antitrust concerns, any adverse changes in market interest rates or other borrowing costs and any declines in the value of the assets to be divested. Although equity capital markets have improved over the past few months, it may also be difficult to divest all or part of our insurance or investment management business through one or more initial public offerings. There can also be no assurance that we could obtain favorable pricing for a sale of all or part of our insurance or investment management business in the public markets or succeed in turning the relevant subsidiaries into viable standalone businesses. A divestment may also release less regulatory capital than we would otherwise expect. Any failure to complete the divestments on favorable terms, whether by sale, through an initial public offering, a spin-off or otherwise, could have a material adverse impact on our assets, profitability, capital adequacy and business operations. If we are unable to complete the announced divestments in a timely manner, we would be required to find alternative ways to reduce our leverage, and we could be subject to enforcement actions or proceedings by the EC. In particular, if we do not succeed in completing divestitures contemplated by the Restructuring Plan within the timelines set out therein, the EC may request the Dutch State to appoint a divestiture trustee with a mandate to complete the relevant divestiture with no minimum price.

In addition, it is possible that a third party will challenge the EC decision to approve the Restructuring Plan in the European Courts. ING does not believe that any such challenge would be likely to succeed, but if it were to succeed the EC would need to reconsider its decision which may have an adverse impact on our results of operations and financial condition.

The implementation of the divestments announced in connection with the Restructuring Plan, including the separation of the insurance and investment management operations from the banking operations, will also give rise to additional costs related to the legal and financial assessment of potential transactions. The implementation may also result in increased operating and administrative costs. The process of completing the steps contemplated by the Restructuring Plan may be disruptive to our business and the businesses we are trying to sell and may cause an interruption or reduction of our business and the businesses to be sold as a result of, among other factors, the loss of key employees or customers and the diversion of management’s attention from our day-to-day business as a result of the need to manage the divestment process as well as any disruptions or difficulties that arise during the course of the divestment process. We may face other difficulties in implementing the Restructuring Plan and completing the planned divestments. For instance, the divestments, individually or in the aggregate, may trigger provisions in various contractual obligations, including debt instruments, which could require us to modify, restructure or refinance the related obligations. We may not be able to effect any such restructuring or refinancing on similar terms as the current contractual obligations or at all. In addition, the announced divestments could be the subject of challenges or litigation, and a court could delay any of the divestment transactions or prohibit them from occurring on their proposed terms, or from occurring at all, which could adversely affect our ability to use the funds of the divestments to repurchase the Core Tier-1 Securities, reduce or eliminate our double leverage and strengthen our capital ratios as anticipated and eliminate the constraints on competition imposed by the EC.

The limitations agreed with the EC on our ability to compete and to make acquisitions or call certain debt instruments could materially impact the Group.

As part of our Restructuring Plan, we have undertaken with the EC to accept certain limitations on our ability to compete in certain retail, private and direct banking markets in the European Union and on our ability to acquire financial institutions and businesses that would delay our repurchase of the Core Tier-1 Securities held by the Dutch State. These restrictions apply until the earlier of: (1) November 18, 2012, and (2) the date upon which we repurchase all remaining Core Tier-1 Securities held by the Dutch State. We have also agreed to limitations on our ability to call Tier-2 capital and Tier-1 hybrid debt instruments. See “Recent Developments — Business — Recent Developments — Insurance and other Divestments, EC Agreement”. If the EC does not approve the calling of Tier-2 capital and Tier-1 hybrid debt instruments in the future, this may have adverse consequences for us, result in additional payments on these instruments and limit our ability to seek refinancing on more favorable terms. The limitations described above will impose significant restrictions on our banking business operations and on our ability to take advantage of market conditions and growth opportunities. Such restrictions could adversely affect our ability to maintain or grow market share in key markets, as well as our results of operations.

Upon the implementation of the Restructuring Plan, we will be less diversified and may experience competitive and other disadvantages.

Following completion of the planned divestments under the Restructuring Plan, we expect to become a significantly smaller, regional financial institution focused on retail, direct and commercial banking in the Benelux region and certain other parts of Europe, as well as selected markets outside Europe. See “Recent Developments — Business — Group Strategy”. Although we will remain focused on banking operations, we may become a smaller bank than that represented by our current banking operations. In the highly competitive Benelux market and the other markets in which we operate, our competitors may be larger, more diversified and better capitalized and have greater geographical reach than us, which could have a material adverse effect on our ability to compete, as well as on our profitability. The divested businesses may also compete with the retained businesses, on their own or as part of the purchasers’ enlarged businesses. In addition, the restrictions on our ability to be a price leader and make acquisitions and on our compensation policies could further hinder our capacity to compete with competitors not burdened with such restrictions, which could have a material adverse effect on our results of operations. There can be no assurance that the implementation of the Restructuring Plan will not have a material adverse effect on the market share, business and growth opportunities and results of operations for our remaining core banking businesses.

Our Back to Basics program and our Restructuring Plan may not yield intended reductions in costs, risk and leverage.

In April 2009, we announced our Back to Basics program to reduce our costs, risk and leverage. In addition to restructuring our banking and insurance businesses so that they are operated separately under the ING umbrella, the Back to Basics program includes cost-reduction measures, as well as plans for divestments. On October 26, 2009, we announced that we had reached an agreement with the EC on our Restructuring Plan, pursuant to which we announced further divestments. See “Recent Developments — Business — Recent Developments — Insurance and Other Divestments, EC Agreement.” Projected cost savings and impact on our risk profile and capital associated with these initiatives are subject to a variety of risks, including:

•	contemplated costs to effect these initiatives may exceed estimates;

•	divestments planned in connection with the Restructuring Plan may not yield the level of net proceeds expected, as described under “Risks Related to the Group — The implementation of the Restructuring Plan and the divestments anticipated in connection with that plan will significantly alter the size and structure of the Group and involve significant costs and uncertainties that could materially impact the Group”;

•	initiatives we are contemplating may require consultation with various regulators as well as employees and labor representatives, and such consultations may influence the timing, costs and extent of expected savings;

•	the loss of skilled employees in connection with the initiatives; and

•	projected savings contemplated under the Back to Basics program may fall short of targets.

While we have begun and expect to continue to implement these strategies, there can be no assurance that we will be able to do so successfully or that we will realize the projected benefits of these and other restructuring and cost saving initiatives. If we are unable to realize these anticipated cost reductions, our business may be adversely affected. Moreover, our continued implementation of restructuring and cost saving initiatives may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Because we operate in highly competitive markets, including our home market, we may not be able to increase or maintain our market share, which may have an adverse effect on our results of operations.

There is substantial competition in the Netherlands and the other countries in which we do business for the types of insurance, commercial banking, investment banking, asset management and other products and services we provide. Customer loyalty and retention can be influenced by a number of factors, including relative service levels, the prices and attributes of products and services, and actions taken by competitors. If we are not able to match or compete with the products and services offered by our competitors, it could adversely impact our ability to maintain or further increase our market share, which would adversely affect our results of operations. Such competition is most pronounced in our more mature markets of the Netherlands, Belgium, the Rest of Western Europe, the United States, Canada and Australia. In recent years, however, competition in emerging markets, such as Latin America, Asia and Central and Eastern Europe, has also increased as large insurance and banking industry participants from more developed countries have sought to establish themselves in markets which are perceived to offer higher growth potential, and as local institutions have become more sophisticated and competitive and have sought alliances, mergers or strategic relationships with our competitors. The Netherlands and the United States are our largest markets for both our banking and insurance operations. Our main competitors in the banking sector in the Netherlands are ABN AMRO Bank/Fortis and Rabobank. Our main competitors in the insurance sector in the Netherlands are Achmea, ASR and Aegon. Our main competitors in the United States are insurance companies such as Lincoln National, Hartford, Aegon Americas, AXA, Met Life, Prudential, Nationwide and Principal Financial. Increasing competition in these or any of our other markets may significantly impact our results if we are unable to match the products and services offered by our competitors. Over time, certain sectors of the financial services industry have become more concentrated, as institutions involved in a broad range of financial services have been acquired by or merged into other firms or have declared bankruptcy. In 2008 and 2009, this trend accelerated considerably, as several major financial institutions consolidated, were forced to merge or received substantial government assistance, and this trend may continue in light of the EC’s scrutiny of state aid transactions. These developments could result in our competitors gaining greater access to capital and liquidity, expanding their ranges of products and services, or gaining geographic diversity. We may experience pricing pressures as a result of these factors in the event that some of our competitors seek to increase market share by reducing prices. In addition, under the Restructuring Plan we have agreed to certain restrictions imposed by the EC, including with respect to our price leadership in EU banking markets and our ability to make acquisitions of financial institutions and other businesses. See “Recent Developments — Business — Recent Developments — Insurance and other Divestments, EC Agreement” and “— The limitations agreed with the EC on our ability to compete and to make acquisitions or call certain debt instruments could materially impact the Group”.

Our agreements with the Dutch State impose certain restrictions regarding the issuance or repurchase of our shares and the compensation of certain senior management positions.

For so long as the Dutch State holds at least 25% of the Core Tier-1 Securities, issued by us on November 12, 2008, for so long as the Illiquid Assets Back-Up Facility is in place, or for so long as any of the government guaranteed senior unsecured bonds issued by ING Bank N.V. on January 30, 2009, February 20, 2009 and March 12, 2009 under the Credit Guarantee Scheme of the Netherlands (the “Government Guaranteed Bonds”) are outstanding, we are prohibited from issuing or repurchasing any of our own shares (other than as part of regular hedging operations and the issuance of shares according to employment schemes) without the consent of the Dutch State’s nominees on the Supervisory Board (see below). In addition, under the terms of the Core Tier-1 Securities and Illiquid Assets Back-Up Facility, we have agreed to institute certain restrictions on the compensation of the members of the Executive Board and senior management, including incentives or performance-based compensation. These restrictions could hinder or prevent us from attracting or retaining the most qualified management with the talent and experience to manage our business effectively. In connection with these transactions, the Dutch State was granted the right to nominate two candidates for appointment to the Supervisory Board. The Dutch State’s nominees have veto rights over certain material transactions. For more information on our transactions with the Dutch State, see “Recent Developments — Business — Transactions with the Dutch State” below. Our agreements with the Dutch State have also led to certain restrictions imposed by the EC as part of the Restructuring Plan, including with respect to our price leadership in EU banking markets and our ability to make acquisitions of financial institutions and other businesses. See “Risks Related to the Group — The limitations agreed with the EC on our ability to compete and to make acquisitions or call certain debt instruments could materially impact the Group”.

Because we do business with many counterparties, the inability of these counterparties to meet their financial obligations could have a material adverse effect on our results of operations.

General

Third-parties that owe us money, securities or other assets may not pay or perform under their obligations. These parties include the issuers whose securities we hold, borrowers under loans originated, customers, trading counterparties, counterparties under swaps, credit default and other derivative contracts, clearing agents, exchanges, clearing house and other financial intermediaries. Defaults by one or more of these parties on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure, etc., or even rumors about potential defaults by one or more of these parties or regarding the financial services industry generally, could lead to losses for us, and defaults by other institutions. In light of the significant constraints on liquidity and high cost of funds in the interbank lending market, which arose in 2008 and early 2009, particularly following the collapse of Lehman Brothers in September 2008, and given the high level of interdependence between financial institutions, we are and will continue to be subject to the risk of deterioration of the commercial and financial soundness, or perceived soundness, of other financial services institutions. This is particularly relevant to our franchise as an important and large counterparty in equity, fixed-income and foreign exchange markets, including related derivatives, which exposes it to concentration risk.

We routinely execute a high volume of transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, insurance companies and other institutional clients, resulting in large daily settlement amounts and significant credit exposure. As a result, we face concentration risk with respect to specific counterparties and customers. We are exposed to increased counterparty risk as a result of recent financial institution failures and weakness and will continue to be exposed to the risk of loss if counterparty financial institutions fail or are otherwise unable to meet their obligations. A default by, or even concerns about the creditworthiness of, one or more financial services institutions could therefore lead to further significant systemic liquidity problems, or losses or defaults by other financial institutions.

With respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized, or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due us. We also have exposure to a number of financial institutions in the form of unsecured debt instruments, derivative transactions and equity investments. For example, we hold certain hybrid regulatory capital instruments issued by financial institutions which permit the issuer to defer coupon payments on the occurrence of certain events or at their option. The EC has indicated that, in certain circumstances, it may require these financial institutions to defer payment. If this were to happen, we expect that such instruments may experience ratings downgrades and/or a drop in value and we may have to treat them as impaired, which could result in significant losses. There is no assurance that losses on, or impairments to the carrying value of, these assets would not materially and adversely affect our business or results of operations.

In addition, we are subject to the risk that our rights against third parties may not be enforceable in all circumstances. The deterioration or perceived deterioration in the credit quality of third parties whose securities or obligations we hold could result in losses and/ or adversely affect our ability to rehypothecate or otherwise use those securities or obligations for liquidity purposes. A significant downgrade in the credit ratings of our counterparties could also have a negative impact on our income and risk weighting, leading to increased capital requirements. While in many cases we are permitted to require additional collateral from counterparties that experience financial difficulty, disputes may arise as to the amount of collateral we are entitled to receive and the value of pledged assets. Our credit risk may also be exacerbated when the collateral we hold cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure that is due to us, which is most likely to occur during periods of illiquidity and depressed asset valuations, such as those currently experienced. The termination of contracts and the foreclosure on collateral may subject us to claims for the improper exercise of its rights. Bankruptcies, downgrades and disputes with counterparties as to the valuation of collateral tend to increase in times of market stress and illiquidity.

Any of these developments or losses could materially and adversely affect our business, financial condition, results of operations, liquidity and/ or prospects.

Reinsurers

Our insurance operations have bought protection for risks that exceed certain risk tolerance levels set for both our life and non-life businesses. This protection is bought through reinsurance arrangements in order to reduce possible losses. Because in most cases we must pay the policyholders first, and then collect from the reinsurer, we are subject to credit risk with respect to each reinsurer for all such amounts. As a percentage of our (potential) reinsurance receivables as of June 30, 2009, the greatest exposure after collateral to an individual reinsurer was approximately 33%, approximately 37% related to four other reinsurers and the remainder of the reinsurance receivables balance related to various other reinsurers. The inability or unwillingness of any one of these reinsurers to meet its financial obligations to us, or the insolvency of our reinsurers, could have a material adverse effect on our net results and our financial results.

Current market conditions have increased the risk of loans being impaired. We are exposed to declining property values on the collateral supporting residential and commercial real estate lending.

We are exposed to the risk that our borrowers may not repay their loans according to their contractual terms and that the collateral securing the payment of these loans may be insufficient. We may continue to see adverse changes in the credit quality of our borrowers and counterparties, for example as a result of their inability to refinance their indebtedness, with increasing delinquencies, defaults and insolvencies across a range of sectors. This trend has led and may lead to further impairment charges on loans and other assets, higher costs and additions to loan loss provisions. The volume of impaired loans may continue if unfavorable economic conditions persist.

Furthermore, a significant increase in the size of our provision for loan losses could have a material adverse effect on our financial position and results of operations. Due to worsening economic conditions in the past two years, we have experienced an increase of impaired loans.

The fall of commercial and residential real estate prices and lack of market liquidity during the past two years has had an adverse effect on the value of the collateral we hold. Economic and other factors could lead to further contraction in the residential mortgage and commercial lending market and to further decreases in residential and commercial property prices which could generate substantial increases in impairment losses.

Interest rate volatility may adversely affect our profitability.

Changes in prevailing interest rates may negatively affect our business including the level of net interest revenue we earn, and for our banking business the levels of deposits and the demand for loans. In a period of changing interest rates, interest expense may increase at different rates than the interest earned on assets. Accordingly, changes in interest rates could decrease net interest revenue. Changes in the interest rates may negatively affect the value of our assets and our ability to realize gains or avoid losses from the sale of those assets, all of which also ultimately affect earnings. In addition, an increase in interest rates may decrease the demand for loans.

In addition, during periods of declining interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, and a higher percentage of insurance policies remaining in force from year-to-year, creating asset liability duration mismatches. A decrease in interest rates may also require an addition to provisions for guarantees included in life policies, as the guarantees become more valuable to policy holders. During a low interest rate period, our investment earnings may be lower because the interest earnings on our fixed income investments will likely have declined in parallel with market interest rates, which would also cause unrealized losses on our assets recorded at fair value under IFRS-EU. Declining interest rates may also affect the results of our reserve adequacy testing which may in turn result in reserve strengthening. Reserves for variable annuity guarantees have been inadequate since December 31, 2008. Lower interest rates would result in further inadequacies at the US level, though reserves remain adequate at the Group level. In addition, mortgages and fixed maturity securities in our investment portfolios will be more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Consequently, we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of declining interest rates, our profitability may suffer as the result of a decrease in the spread between interest rates charged to policyholders and returns on our investment portfolios.

Conversely, in periods of rapidly increasing interest rates, policy loans, and withdrawals and surrenders of life insurance policies and fixed annuity contracts may increase as policyholders choose to forego insurance protection and seek higher investment returns. Obtaining cash to satisfy these obligations may require us to liquidate fixed maturity investments at a time when market prices for those assets are depressed because of increases in interest rates. This may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in total invested assets, and may decrease our net income. Premature withdrawals may also cause us to accelerate amortization of deferred policy acquisition costs, which would also reduce our net income.

We may incur losses due to failures of banks falling under the scope of state compensation schemes.

In the Netherlands and other jurisdictions deposit guarantee schemes and similar funds (“Compensation Schemes”) have been implemented from which compensation may become payable to customers of financial services firms in the event the financial service firm is unable to pay, or unlikely to pay, claims against it. In many jurisdictions in which we operate, these Compensation Schemes are funded, directly or indirectly, by financial services firms which operate and/or are licensed in the relevant jurisdiction. As a result of the increased number of bank failures, in particular since the fall of 2008, we expect that levies in the industry will continue to rise as a result of the Compensation Schemes. In particular, we are a participant in the Dutch Deposit Guarantee Scheme, which guarantees an amount of EUR 100,000 per person per bank (regardless of the number of accounts held). The costs involved with making compensation payments under the Dutch Deposit Guarantee Scheme are allocated among the participating banks by the Dutch Central Bank, De Nederlandsche Bank N.V. (the “DNB”), based on an allocation key related to their market shares with respect to the deposits protected by the Dutch Deposit Guarantee Schemes. Given our size we may incur significant compensation payments to be made under the Dutch Deposit Guarantee Scheme, which we may be unable to recover from the bankrupt estate. The ultimate costs to the industry of payments which may become due under the Compensation Schemes, remains uncertain although they may be significant and these and the associated costs to us may have a material adverse effect on our results of operations and financial condition. As a result of the recent failure of DSB Bank N.V. in the Netherlands, we expect to take a provision which may be significant, as a result of liabilities under the Dutch Deposit Guarantee Scheme in the fourth quarter of 2009.

We may be unable to manage our risks successfully through derivatives.

We employ various economic hedging strategies with the objective of mitigating the market risks that are inherent in our business and operations. These risks include currency fluctuations, changes in the fair value of our investments, the impact of interest rate, equity markets and credit spread changes and changes in mortality and longevity. We seek to control these risks by, among other things, entering into a number of derivative instruments, such as swaps, options, futures and forward contracts including from time to time macro hedges for parts of our business.

Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from risks associated with those fluctuations. Our hedging strategies also rely on assumptions and projections regarding our assets, general market factors and the credit worthiness of our counterparties that may prove to be incorrect or prove to be inadequate. Accordingly, our hedging activities may not have the desired beneficial impact on our results of operations or financial condition. Poorly designed strategies or improperly executed transactions could actually increase our risks and losses. If we terminate a hedging arrangement, we may also be required to pay additional costs, such as transaction fees or breakage costs. There have been periods in the past, and it is likely that there will be periods in the future, during which we have incurred or may incur losses on transactions, perhaps significant, after taking into account our hedging strategies. Further, the nature and timing of our hedging transactions could actually increase our risk and losses. In addition, hedging strategies involve transaction costs and other costs. Our hedging strategies and the derivatives that we use and may use may not adequately mitigate or offset the risk of interest rate volatility, and our hedging transactions may result in losses.

Because we use assumptions about factors to determine the insurance provisions, deferred acquisition costs (“DAC”) and value of business added (“VOBA”), the use of different assumptions about these factors may have an adverse impact on our results of operations.

The establishment of insurance provisions, including the impact of minimum guarantees which are contained within certain variable annuity products, the adequacy test performed on the provisions for life policies and the establishment of DAC and VOBA are inherently uncertain processes involving assumptions about factors such as court decisions, changes in laws, social, economic and demographic trends, inflation, investment returns, policyholder behavior (e.g., lapses, persistency, etc.) and other factors, and, in the life insurance business, assumptions concerning mortality, longevity and morbidity trends.

The use of different assumptions about these factors could have a material effect on insurance provisions and underwriting expense. Changes in assumptions may lead to changes in the insurance provisions over time. Furthermore, some of these assumptions can be volatile.

Because we use assumptions to model client behavior for the purpose of our market risk calculations, the difference between the realization and the assumptions may have an adverse impact on the risk figures and future results.

We use assumptions in order to model client behavior for the risk calculations in our banking and insurance books. Assumptions are used to determine insurance liabilities, the price sensitivity of savings and current accounts and to estimate the embedded optional risk in the mortgage and investment portfolios. The realization or use of different assumptions to determine the client behavior could have material adverse effect on the calculated risk figures and ultimately future results.

Our risk management policies and guidelines may prove inadequate for the risks we face.

The methods we use to manage, estimate and measure risk are partly based on historic market behavior. The methods may, therefore, prove to be inadequate for predicting future risk exposure, which may be significantly greater than what is suggested by historic experience. For instance, these methods did not predict the losses seen in the stressed conditions in recent periods, and may also not adequately allow prediction of circumstances arising due to the government interventions and stimulus packages, which increase the difficulty of evaluating risks. Other methods for risk management are based on evaluation of information regarding markets, customers or other information that is publicly known or otherwise available to us. Such information may not always be correct, updated or correctly evaluated.

We may incur further liabilities in respect of our defined benefit retirement plans if the value of plan assets is not sufficient to cover potential obligations.

ING Group companies operate various defined benefit retirement plans covering a significant number of our employees. The liability recognized in our consolidated balance sheet in respect of our defined benefit plans is the present value of the defined benefit obligations at the balance sheet date, less the fair value of each plan’s assets, together with adjustments for unrecognized actuarial gains and losses and unrecognized past service costs. We determine our defined benefit plan obligations based on internal and external actuarial models and calculations using the projected unit credit method. Inherent in these actuarial models are assumptions including discount rates, rates of increase in future salary and benefit levels, mortality rates, trend rates in health care costs, consumer price index, and the expected return on plan assets. These assumptions are based on available market data and the historical performance of plan assets, and are updated annually. Nevertheless, the actuarial assumptions may differ significantly from actual results due to changes in market conditions, economic and mortality trends and other assumptions. Any changes in these assumptions could have a significant impact on our present and future liabilities to and costs associated with our defined benefit retirement plans.

We are subject to a variety of regulatory risks as a result of our operations in less developed markets.

In the less developed markets in which we operate, judiciary and dispute resolution systems may be less developed. As a result in case of a breach of contract we may have difficulties in making and enforcing claims against contractual counterparties and, if claims are made against us, we might encounter difficulties in mounting a defense against such allegations. If we become party to legal proceedings in a market with an insufficiently developed judiciary system, it could have an adverse effect on our operations and net result.

In addition, as a result of our operations in less developed markets, we are subject to risks of possible nationalization, expropriation, price controls, exchange controls and other restrictive government actions, as well as the outbreak of hostilities, in these markets. In addition, the current economic environment in certain of the less developed countries in which we operate may increase the likelihood for regulatory initiatives to protect homeowners from foreclosures. Any such regulatory initiative could have an adverse impact on our ability to protect our economic interest in the event of defaults on residential mortgages.

Because we are a financial services company and we are continually developing new financial products, we might be faced with claims that could have an adverse effect on our operations and net result if clients’ expectations are not met.

When new financial products are brought to the market, communication and marketing aims to present a balanced view of the product (however there is a focus on potential advantages for the customers). Whilst we engage in a due diligence process when we develop products, if the products do not generate the expected profit, or result in a loss, or otherwise do not meet expectations, customers may file claims against us. Such claims could have an adverse effect on our operations and net result.

Ratings are important to our business for a number of reasons. Among these are the issuance of debt, the sale of certain products and the risk weighting of bank and insurance assets. Downgrades could have an adverse impact on our operations and net results.

We have credit ratings from Standard & Poor’s Ratings Service (“Standard & Poor’s”), a division of the McGraw Hill Companies, Moody’s Investor Service (“Moody’s”) and Fitch Ratings. Each of the rating agencies reviews its ratings and rating methodologies on a recurring basis and may decide on a downgrade at any time. In the event of a downgrade the cost of issuing debt will increase, having an adverse effect on net results. Certain institutional investors may also be obliged to withdraw their deposits from ING following a downgrade, which could have an adverse effect on our liquidity. In addition, in the event of certain downgrades the Underwriters may be able to withdraw from the Underwriting Agreement (as defined below) entered into in connection with the Offering. See “Underwriting” and “Risks Related to the Offering — If the Offering does not take place, our credit ratings and funding costs could be adversely affected, and the price of ING shares could drop sharply. In either case, the Rights could become worthless.” Following the announcement of the Restructuring Plan, several of our subsidiaries have been downgraded or put on credit watch by rating agencies.

Claims paying ability, at the Group or subsidiary level, and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade could elevate lapses or surrenders of policies requiring cash payments, which might force us to sell assets at a price that may result in realized investment losses. Among others, total invested assets decreases and deferred acquisition costs might need to be accelerated, adversely impacting earnings. A downgrade may adversely impact relationships with distributors of our products and services and customers, which may affect new sales and our competitive position.

Furthermore, ING Bank’s assets are risk weighted. Downgrades of these assets could result in a higher risk weighting which may result in higher capital requirements. This may impact net earnings and the return on capital, and may have an adverse impact on our competitive position.

Capital requirements for ING’s insurance businesses in a number of jurisdictions, such as the US and the EU, are based on a risk-based capital model. A downgrade of assets in these markets could result in a higher risk weighting which may lead to higher capital requirements.

Our business may be negatively affected by a sustained increase in inflation.

A sustained increase in the inflation rate in our principal markets would have multiple impacts on us and may negatively affect our business, solvency position and results of operations. For example, a sustained increase in the inflation rate may result in an increase in market interest rates which may (1) decrease the value of certain fixed income securities we hold in our investment portfolios resulting in reduced levels of unrealized capital gains available to us which could negatively impact our solvency position and net income, (2) result in increased surrenders of certain life & savings products, particularly, those with fixed rates below market rates, and (3) require us, as an issuer of securities, to pay higher interest rates on debt securities we issue in the financial markets from time to time to finance our operations which would increase our interest expenses and reduce our results of operations. A significant and sustained increase in inflation has historically also been associated with decreased prices for equity securities and sluggish performance of equity markets generally. A sustained decline in equity markets may (1) result in impairment charges to equity securities that we hold in our investment portfolios and reduced levels of unrealized capital gains available to us which would reduce our net income and negatively impact our solvency position, (2) negatively impact performance, future sales and surrenders of our unit-linked products where underlying investments are often allocated to equity funds, and (3) negatively impact the ability of our asset management subsidiaries to retain and attract assets under management, as well as the value of assets they do manage, which may negatively impact their results of operations. In addition, in the context of certain property & casualty risks underwritten by our insurance subsidiaries (particularly “long-tail” risks), a sustained increase in inflation with a resulting increase in market interest rates may result in (1) claims inflation (i.e., an increase in the amount ultimately paid to settle claims several years after the policy coverage period or event giving rise to the claim), coupled with (2) an underestimation of corresponding claims reserves at the time of establishment due to a failure to fully anticipate increased inflation and its effect on the amounts ultimately payable to policyholders, and, consequently, (3) actual claims payments significantly exceeding associated insurance reserves which would negatively impact our results of operations. In addition, a failure to accurately anticipate higher inflation and factor it into our product pricing assumptions may result in a systemic mispricing of our products resulting in underwriting losses which would negatively impact our results of operations.

Operational risks are inherent in our business.

Our businesses depend on the ability to process a large number of transactions efficiently and accurately. Losses can result from inadequate personnel, IT failures, inadequate or failed internal control processes and systems, regulatory breaches, human errors, employee misconduct including fraud, or from external events that interrupt normal business operations. We depend on the secure processing, storage and transmission of confidential and other information in our computer systems and networks. The equipment and software used in our computer systems and networks may be at or near the end of their useful lives or may not be capable of processing, storing or transmitting information as expected. Certain of our computer systems and networks may also have insufficient recovery capabilities in the event of a malfunction or loss of data. In addition, such systems and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other external attacks or internal breaches that could have a security impact and jeopardize our confidential information or that of our clients or our counterparts. These events can potentially result in financial loss, harm to our reputation and hinder our operational effectiveness. We also face the risk that the design of our controls and procedures prove to be inadequate or are circumvented. We have suffered losses from operational risk in the past and there can be no assurance that we will not suffer material losses from operational risk in the future. Furthermore, while recent widespread outbreaks of communicable diseases, such as the outbreak of the H1N1 influenza virus, also known as “swine flu,” experienced world-wide in 2009, have not adversely affected us thus far, a worsening of this outbreak, or the occurrence of another outbreak of a different communicable disease, may impact the health of our employees, increasing absenteeism, or may cause a significant increase in the utilization of health benefits offered to our employees, either or both of which could adversely impact our business.

Reinsurance may not be available, affordable or adequate to protect us against losses. We may also decide to reduce, eliminate or decline primary insurance or reinsurance coverage.

As part of our overall risk and capacity management strategy we purchase reinsurance for certain risks underwritten by our various insurance business segments. Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business.

In addition, we determine the appropriate level of primary insurance and reinsurance coverage based on a number of factors and from time to time decide to reduce, eliminate or decline coverage based on our assessment of the costs and benefits involved. In such cases, the uninsured risk remains with us.

Our business may be negatively affected by adverse publicity, regulatory actions or litigation with respect to us, other well-known companies or the financial services industry in general.

Adverse publicity and damage to our reputation arising from our failure or perceived failure to comply with legal and regulatory requirements, financial reporting irregularities involving other large and well known companies, increasing regulatory and law enforcement scrutiny of “know your customer” anti-money laundering, prohibited transactions with countries subject to sanctions, and bribery or other anti-corruption measures and anti-terrorist-financing procedures and their effectiveness, regulatory investigations of the mutual fund, banking and insurance industries, and litigation that arises from the failure or perceived failure by us to comply with legal, regulatory and compliance requirements, could result in adverse publicity and reputation harm, lead to increased regulatory supervision, affect our ability to attract and retain customers, maintain access to the capital markets, result in cease and desist orders, suits, enforcement actions, fines and civil and criminal penalties, other disciplinary action or have other material adverse effects on us in ways that are not predictable.

Because we are a Dutch company and because the Stichting ING Aandelen holds more than 99.9% of our ordinary shares, the rights of our shareholders may differ from the rights of shareholders in other jurisdictions or companies that do not use a similar trust structure, which could affect your rights as a shareholder.

While holders of our bearer depositary receipts are entitled to attend and speak at our General Meeting of Shareholders (“General Meeting”), voting rights are not attached to the bearer depositary receipts. The Trust holds more than 99.9% of our ordinary shares, and exercises the voting rights attached to the ordinary shares (for which bearer depositary receipts have been issued). Holders of bearer depositary receipts who attend — in person or by proxy — the General Meeting must obtain voting rights by proxy from the Trust. Holders of bearer depositary receipts and holders of the ADSs (American depositary shares) representing the bearer depositary receipts who do not attend the General Meeting may give binding voting instructions to the Trust. The Trust is entitled to vote on any ordinary shares underlying the bearer depositary receipts for which the Trust has not granted voting proxies, or voting instructions have not been given to the Trust. In exercising its voting discretion, the Trust is required to make use of the voting rights attached to the ordinary shares in the interest of the holders of bearer depositary receipts, while taking into account:

•	our interests,

•	the interests of our affiliates, and

•	the interests of our other stakeholders

so as to ensure that all the interests are given as much consideration and protection as possible. The Trust may, but has no obligation to, consult with the holders of bearer depositary receipts in exercising its voting rights in respect of any ordinary shares for which it is entitled to vote. These arrangements differ from practices in other jurisdictions, and accordingly may affect the rights of the holders of bearer depositary receipts and their power to affect ING’s business and operations.

The share price of ING shares has been, and may continue to be, volatile which may impact the value of ING shares you hold.

The share price of our bearer depositary receipts has been volatile in the past, in particular over the past year. During and after the Offering, the share price and trading volume of our bearer depositary receipts may continue to be subject to significant fluctuations due, in part, to changes in our actual or forecast operating results and the inability to fulfill the profit expectations of securities analysts, as well as to the high volatility in the securities markets generally and more particularly in shares of financial institutions. Other factors, besides our financial results, that may impact our share price include, but are not limited to:

•	market expectations of the performance and capital adequacy of financial institutions in general;

•	investor perception of the success and impact of our strategies;

•	a downgrade or review of our credit ratings;

•	the implementation and outcome of our Restructuring Plan;

•	potential litigation or regulatory action involving ING or sectors we have exposure to through our insurance and banking activities;

•	announcements concerning financial problems or any investigations into the accounting practices of other financial institutions; and

•	general market circumstances.

We did not pay a final dividend in 2008 or an interim dividend in 2009. There can be no assurance that we will pay dividends on our ordinary shares in the future.

Although we had declared and paid dividends each year since our formation in 1991, we did not pay a final dividend for 2008 or an interim dividend for 2009. This year, we decided not to pay an interim dividend on ordinary shares and have announced that it is difficult to foresee whether we will be in a position to pay a final dividend for 2009. The declaration of interim dividends is subject to the discretion of the Executive Board, whose decision to that effect is subject to the approval of the Supervisory Board of the Company. Moreover, the declaration and payment of dividends and the amount thereof is dependent upon our results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by the Executive Board, which makes a recommendation to the General Meeting regarding payment of dividends after allocation of our result to reserves and payment of dividends on cumulative preference shares. If we pay a dividend on our ordinary shares we will be required to pay a coupon on our Core Tier-1 Securities, including, in respect of any dividend over 2009, any Core Tier-1 Securities that we may repurchase with the proceeds of the Offering, at a multiple of the dividend paid per share. There can be no assurance that we will declare and pay any dividends in the future.

Our ability to use beneficial US tax attributes may become subject to limitations.

Our US subsidiaries currently have net operating losses, net capital losses, and built-in losses that may on a carryforward-basis be used to offset future US taxable income. The use of these tax attributes could be limited, however, if our US subsidiaries were to undergo an “ownership change” and Sections 382 and 383 of the US Internal Revenue Code were to apply. In general, Sections 382 and 383 limit the use of loss carryforwards of a corporation that undergoes an “ownership change” and there would be an ownership change of our US subsidiaries if there were an increase in the aggregate ownership of certain shareholders by more than 50 percentage points over a three-year period (for which purpose the Core Tier-1 Securities may be treated as stock).

We believe that the issuance of the Core Tier-1 Securities to the Dutch State on November 12, 2008 did not result in an ownership change and that it is more likely than not that an ownership change will not result from the Rights Offering, the Global Offering, and the concurrent repurchase of Core Tier-1 Securities held by the Dutch State. However, the determination of whether an ownership change occurs is complex and subject to uncertainties, and we could in the future take additional actions that could result in an ownership change. An ownership change could have an adverse effect on our US subsidiaries’ future US tax liabilities and could have a material adverse effect on our financial condition and results of operations. The exact impact on our financial condition and results of operations would not be ascertainable until an ownership change actually occurs. Using the best, currently available estimates and interpretations, the estimated range of the potential adverse impact on equity is between EUR 0.66 billion to EUR 1.44 billion.

Risks related to the Offering

A shareholder’s failure to validly exercise his or her ADS Rights by the end of the ADS Rights Exercise Period or Tradable Rights by the end of Tradable Rights Exercise Period, as applicable, will result in such Rights being no longer exercisable, and any shareholder failing to exercise all of his or her Rights, however held, will suffer dilution of his or her percentage ownership of ING shares.

If a shareholder does not validly exercise his or her ADS Rights by the end of the ADS Rights Exercise Period, or does not validly exercise his or her Tradable Rights (including any Tradable Rights received upon exchange of ADS Rights) by the end of the Tradable Rights Exercise Period, as applicable, such Rights, including rights in excess of the nearest integral multiple of the subscription ratio, will no longer be exercisable.

To the extent that any holder of ING shares does not validly exercise his or her Rights, however held, to subscribe for the New ADSs or New BDRs, as applicable, his or her proportionate ownership in the Company will be reduced, and the percentage of the Company’s share capital represented by the shares such holder of ING shares held prior to the Offering will, after the Offering, also be reduced accordingly.

If none of the existing holders of ING shares who were granted Rights exercise those Rights, the existing shareholders’ ownership will be diluted by approximately 46.2% as a result of Rump Shares sold in the context of the Global Offering. Even if you elect to sell your Rights, or if you decide to hold your Rights through the end of the ADS Rights Exercise Period or Tradable Rights Exercise Period, as applicable, entitling you to receive any Excess Amount (to the extent any Tradable Rights underlying the ADS Rights have not been sold by the ADS Rights Agent after the end of the ADS Rights Exercise Period), the consideration you receive, if any, may not be sufficient to fully compensate you for the dilution of your percentage ownership of ING shares that may be caused as a result of the Offering.

Holders of ING shares may experience immediate and substantial dilution in the value of the New Shares or New ADSs in the event of future capital raisings.

We are raising capital through the Offering and may raise capital in the future through public or private debt or equity financings by issuing additional ordinary shares or other classes of shares, debt or equity securities convertible into ordinary shares, or rights to acquire these securities. If we raise a significant amount of capital by these or other means, it could dilute the percentage ownership of shareholders. Moreover, the issuance and sale of the New Shares and New ADSs could have a material adverse effect on the trading price of the ING shares and could increase the volatility in the market price of the ING shares.

The Core Tier-1 Securities issued to the Dutch State may be converted into ordinary shares or bearer depositary receipts and dilute existing shareholders.

In November 2008, we issued EUR 10 billion Core Tier-1 Securities to the Dutch State. We intend to fund the repurchase of EUR 5 billion of these securities with a portion of the proceeds of the Offering. See “Reasons for the Offering and Use of Proceeds — Use of Proceeds”. The terms of the Core Tier-1 Securities permit us, on or after November 12, 2011, to convert any or all of the Core Tier-1 Securities into ordinary shares or bearer depositary receipts on a one-for-one basis. Any such conversion would dilute existing shareholders. If we exercise our conversion right, the Dutch State may opt to require us to redeem the Core Tier-1 Securities on the conversion date.

If the Offering does not take place, our credit ratings and funding costs could be adversely affected, and the price of ING shares could drop sharply. In either case, the Rights could become worthless.

The Offering is underwritten by the Underwriters based on an Underwriting Agreement from which the Underwriters can withdraw under certain circumstances. See “The Offering — Withdrawal of the Offering” and “Underwriting”. If the Underwriting Agreement is terminated, the Offering will be cancelled. We will not receive the net proceeds expected to be generated by the Offering and we would expect to be unable to take advantage of the opportunity to repurchase the EUR 5 billion issue amount of Core Tier-1 Securities on the terms recently agreed with the Dutch State. Even if the Offering does not take place, we would still need to comply with the terms of the Restructuring Plan and we would incur the EUR 1.3 billion pre tax charge in the fourth quarter of

2009 described under “Reasons for the Offering and Use of Proceeds”. We may also be required by the EC to defer coupon payments on hybrid Tier-1 securities, which would limit our access to this type of capital. The impact on our credit rating and on our funding costs of any failure to receive the net proceeds of this Offering is uncertain, but would most likely be negative. Any of these developments would likely have an adverse effect on our results of operations and financial condition and on the price of the ING shares.

In addition, if the Offering is cancelled, the Rights will expire without compensation and become worthless. Any subscription payments received by us will be returned without interest. Investors who have acquired any Rights on the secondary market will then bear a corresponding loss, because trading in Rights cannot be reversed if the Offering is terminated.

None of the Company, the Subscription Agent, the Listing Agent, the ADS Rights Agent, and the Paying Agent, the Joint Global Coordinators and Joint Bookrunners or the Underwriters accept any responsibility or liability to any person as a result of the withdrawal of the Offering or (the related) annulment of any transactions in Rights. Neither Euronext Amsterdam nor Euronext Brussels accepts any responsibility or liability to any person as a result of the withdrawal of the Offering or (the related) annulment of any transactions in Rights on Euronext Amsterdam or Euronext Brussels.

Moreover, the value of the Rights materially depends on the price of ING shares. A considerable drop in the price of ING shares can therefore adversely affect the value of the Rights and render them worthless. In such an event, investors who have acquired any Rights in the secondary market will bear a corresponding loss.

There is no certainty that trading in the Tradable Rights will develop, and the Tradable Rights may be subject to more intense price fluctuations than ING shares.

We intend the Tradable Rights to be traded on Euronext Amsterdam and Euronext Brussels during the period from November 30, 2009 (inclusive) until 1:15 p.m. (Amsterdam time) on December 15, 2009 (inclusive). There is no plan to apply for admission of the Tradable Rights to trading on any other stock exchange, including the NYSE. In addition, there is no plan to apply for admission of the ADS Rights to trading on the NYSE or any other stock exchange. It cannot be guaranteed that active trading in the Tradable Rights will develop on either Euronext Amsterdam or Euronext Brussels during this period or that significant liquidity will be available during the period of trading in Tradable Rights. The stock exchange price of the Tradable Rights depends on a variety of factors, including the performance of our share price, but may also be subject to more intense price fluctuations than ING shares. The ADS Rights will not be transferable and will not be admitted to trading on the NYSE or any other exchange. See “— The ADS Rights will not be admitted to trading on any exchange and will not be transferable”.

The ADS Rights will not be admitted to trading on any exchange and will not be transferable.

The ADS Rights will not be admitted to trading on the NYSE or any other exchange and will not be transferable. Unless you surrender your ADS Rights for delivery of underlying Tradable Rights or instruct the ADS Rights Agent to sell Tradable Rights underlying your ADS Rights for you, you will be unable to sell your ADS Rights. We cannot assure you that the ADS Right Agent will have adequate time to arrange purchasers for ADS Rights.

We cannot assure you that the listing and admission to trading of the New ADSs on the NYSE, or the issuance of the New ADSs, will occur when ING expects.

Until the New ADSs are admitted to trading on the NYSE, you will not be issued any New ADSs for which you subscribed. See “The Offering” for further information on the expected dates of these events. We cannot assure you that the listing and admission to trading of the ordinary shares underlying the New ADSs will take place when anticipated.

We cannot assure you that the listing of the New BDRs on Euronext Amsterdam or Euronext Brussels, or the issuance of the New BDRs, will occur when ING expects.

Until the New BDRs are admitted to trading on Euronext Amsterdam and Euronext Brussels, you will not be issued any New BDRs for which you subscribed. See “The Offering” for further information on the expected dates of these events. We cannot assure you that the listing and admission to trading of the ordinary shares underlying the New BDRs will take place when anticipated.

The exercise of ADS Rights is subject to exchange rate risk.

If the US dollar weakens against the Euro, holders of Existing ADSs subscribing for New ADSs will be required to pay more than the estimated ADS Subscription Price of US$6.42 per New ADS.

The estimated ADS Subscription Price is US$6.42 per New ADS subscribed. The estimated ADS Subscription Price is the US dollar equivalent of the BDR Subscription Price, using an exchange rate of US dollar 1.5134 per EUR (as published by Bloomberg at close of business (New York time) on November 25, 2009). A subscriber of the New ADSs must deposit US$7.06 per New ADS subscribed, which represents 110% of the estimated ADS Subscription Price, upon exercise of each ADS Right. The purpose of this additional amount over and above the estimated ADS Subscription Price is to increase the likelihood that the ADS Rights Agent will have sufficient funds to pay the final ADS Subscription Price in the event of a possible appreciation of the Euro against the US dollar between the date hereof and the end of the ADS Rights Exercise Period, and currency conversion expenses. If the actual US dollar price (which will be the ADS Rights Agent’s cost of the BDR Subscription Price in US dollars on or about December 15, 2009, is less than the ADS deposit amount, the ADS Rights Agent will refund such excess US dollar ADS Subscription Price to the subscribing ADS Rights holder without interest. However, if there is a deficiency as a result of such conversion, the ADS Rights Agent will not deliver the New ADSs to such subscribing ADS Rights holder until it has received payment of the deficiency. The ADS Rights Agent may sell a portion of your New ADSs to cover the deficiency if not paid by a specified date.

Certain holders of ING shares may not be able to participate in future equity offerings with subscription rights.

We may undertake future equity offerings with subscription rights. Holders of ING shares in certain jurisdictions, however, may not be entitled to exercise such rights unless the rights and the related shares are registered or qualified for sale under the relevant legislation or regulatory framework. Holders of ING shares in these jurisdictions may suffer dilution of their shareholding should they not be permitted to participate in future equity offerings with subscription rights.

It may be difficult for investors outside the Netherlands to serve process on or enforce foreign judgments against us in connection with the Offering.

We are incorporated in the Netherlands. As a result it may be difficult for investors outside the Netherlands to serve process on or enforce foreign judgments against us in connection with the Offering.

AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the Securities and Exchange Commission, or the SEC. You may also read and copy any document we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. Our filings with the SEC are also available through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005, on which our ADSs are listed.

We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC covering the securities. For further information on the securities of ING Groep N.V., you should review our registration statement and its exhibits. This prospectus supplement and accompanying prospectus is a part of the registration statement and summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus supplement and accompanying prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus supplement and accompanying prospectus ;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and accompanying prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information which we filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the year ended December 31, 2008, filed on March 19, 2009;

•	current reports on Form 6-K filed on September 10, 2009 (related to our six-month results), on September 29, 2009, on October 7, 2009, on October 15, 2009, on October 19, 2009, on October 26, 2009, on October 27, 2009 (relating to certain changes in management), on November 13, 2009 (related to our nine-month results) and on November 27, 2009 (related to our nine-month results) and November 27, 2009 (related to certain recent developments);

•	our registration statement on Form 8-A filed on May 20, 1997, describing the ordinary shares, bearer depositary receipts and ADSs, including any further amendments or reports filed for the purpose of updating those descriptions; and

•	any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: ING Groep N.V., Attention: Investor Relations, Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, telephone: 011-31-20-541-54-11.

CAUTIONARY STATEMENT WITH RESPECT TO FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement and in information we may incorporate by reference as described under “Available Information” that are not historical facts, including, without limitation, certain statements made in the sections hereof entitled “Recent Developments — Business,” are statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those in such statements due to, without limitation,

•	changes in general economic conditions, in particular economic conditions in ING’s core markets,

•	changes in performance of financial markets, including developing markets,

•	the implementation of ING’s restructuring plan to separate banking and insurance operations,

•	changes in the availability of, and costs associated with, sources of liquidity such as interbank funding, as well as conditions in the credit markets generally, including changes in borrower and counterparty creditworthiness,

•	the frequency and severity of insured loss events,

•	changes affecting mortality and morbidity levels and trends,

•	changes affecting persistency levels,

•	changes affecting interest rate levels,

•	changes affecting currency exchange rates,

•	changes in general competitive factors,

•	changes in laws and regulations,

•	changes in the policies of governments and/or regulatory authorities,

•	conclusions with regard to purchase accounting assumptions and methodologies,

•	changes in ownership that could affect the future availability to us of net operating loss, net capital loss and built-in loss carryforwards, and

•	ING’s ability to achieve projected operational synergies.

ING is under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or for any other reason. See “Risk Factors”.

CAPITALIZATION

The following table shows the actual capitalization of the ING Group as at September 30, 2009 and its capitalization as of September 30, 2009 as adjusted for the receipt and use of the net proceeds of the Offering, as described under “Reasons for the Offering and Use of Proceeds — Use of Proceeds”.

The information in the following table is derived from the unaudited consolidated financial statements of ING Groep N.V. as of September 30, 2009 prepared in accordance with IFRS-EU and included in this prospectus supplement. This table should be read together with such unaudited consolidated interim financial information and the notes thereto. The adjusted figures in the table below have been prepared for illustrative purposes only assuming that the Rights Offering is fully subscribed at the BDR Subscription Price, and do not necessarily give a true picture of the Group’s financial condition following the Offering.

	As of September 30, 2009		As adjusted for the Offering
	unaudited
	EUR millions	US$ millions(1)	EUR millions	US$ millions(1)

Capitalization

Liabilities	1,150,333	1,740,914	1,150,333	1,740,914

Short-term debt(2)	644,447	975,306	644,447	975,306
Subordinated	—
Guaranteed	—
Secured	—

Long-term debt(2)
Subordinated	10,018	15,161	10,018	15,161
Guaranteed	14,346	21,711	14,346	21,711
Secured	8,504	12,870	8,504	12,870
Other long-term debt	72,848	110,248	72,848	110,248

Minority interests	1,067	1,615	1,067	1,615

Shareholders’ equity
Ordinary shares (nominal value EUR 0.24; authorized 4,500,000,000; issued 2,063,147,969)(3)(4)	495	749	920	1,392
Other surplus reserves	26,020	39,379	32,502	49,189
Total shareholders’ equity	26,515	40,128	33,422	50,581

Non-voting equity securities	10,000	15,134	5,000	7,567

Total capitalization	143,298	216,867	145,205	219,753

(1)	For your convenience, we have translated euro amounts into US dollars at the rate of US dollar 1.5134 per EUR (as published by Bloomberg at close of business New York time on November 25, 2009).

(2)	Short-term debt and long-term debt include savings accounts, time deposits and other customer credit balances, certificates of deposit, debentures and other non-subordinated debt securities, securities sold subject to repurchase agreements, non-subordinated interbank debt and other borrowings.

(3)	We have also authorized 4,500,000,000 cumulative preference shares (nominal value EUR 0.24), of which there were none outstanding as of September 30, 2009.

(4)	Reflects 3,831,560,513 ordinary shares outstanding as a result of the Offering.

RECENT DEVELOPMENTS

BUSINESS

History and Overview

ING Groep N.V. was incorporated as a Naamloze Vennootschap (public limited liability company) under the laws of the Netherlands on January 21, 1991 to effect the merger between Nationale-Nederlanden, which was the largest insurer in the Netherlands, and NMB Postbank Group, which was one of the largest banks in the Netherlands, by way of a public offering for the shares of the latter companies. This public offering was successfully completed on March 4, 1991. ING operates under several commercial names, including “ING Groep N.V.”, “ING Groep”, “ING Group” and “ING”. ING has its statutory and its head office in Amsterdam, the Netherlands. ING Groep N.V. is registered as number 33231073 in the Company Registry and our Articles of Association are available there. ING operates under Dutch law.

Our profile

ING is a global financial institution of Dutch origin offering banking, investments, life insurance and retirement services. As of September 30, 2009, we served more than 85 million private, corporate and institutional customers in Europe, North and Latin America, Asia and Australia. We draw on our experience and expertise, our commitment to excellent service and our global scale to meet the needs of a broad customer base, comprising individuals, families, small businesses, large corporations, institutions and governments. On October 26, 2009, ING announced the Restructuring Plan. For more information about the Restructuring Plan see “— Recent Developments — Insurance and other Divestments, EC Agreement”.

Following the completion of the Restructuring Plan, ING Bank will be a mid-sized European retail and commercial bank, anchored in the Benelux with strong ING Direct and Central Europe franchises, and will pursue attractive growth prospects outside Europe.

Our stakeholders

ING conducts business on the basis of clearly defined business principles. In all our activities, we carefully weigh the interests of our various stakeholders: customers, employees, communities and shareholders. ING strives to be a good corporate citizen.

Our corporate responsibility

ING wants to pursue profit on the basis of sound business ethics and respect for its stakeholders. Corporate responsibility is therefore a fundamental part of ING’s strategy: ethical, social and environmental factors play an integral role in our business decisions.

Recent Developments

Insurance and other Divestments, EC Agreement

On October 26, 2009, ING announced that it plans to divest all of its insurance operations, including its investment management business by the end of 2013. This represents the next step in the Back to Basics program announced in April 2009, under which ING had already begun the process of restructuring its banking and insurance businesses (together with the investment management business) so that they are operated separately under the ING umbrella. The envisaged divestment forms part of ING’s Restructuring Plan which was approved by the EC on November 18, 2009. Negotiations with the EC on the Restructuring Plan acted as a catalyst to accelerate the strategic decision to completely separate ING’s banking and insurance operations. Under the Restructuring Plan, ING has also agreed to divest ING Direct US, which operates the Group’s direct banking business in the United States, by the end of 2013, and to divest certain portions of its Dutch retail banking business. ING will consider a range of options to carry out these divestments including through initial public offerings, sales, spin-offs or combinations thereof.

ING prepared the proposed Restructuring Plan in connection with the EC’s review under its state aid rules of the Dutch State’s purchase of the Core Tier-1 Securities in November 2008 and creation of the Illiquid Assets Back-Up Facility in the first quarter of 2009. As a result of these transactions, ING was required to submit a restructuring plan to the EC. For more information about ING’s transactions with the Dutch State, see “— Transactions with the Dutch State”. The Restructuring Plan was developed in close cooperation with the EC as one of the conditions for the EC granting definitive authorization for the Dutch State’s purchase of the Core Tier-1 Securities and creation of the Illiquid Assets Back-Up Facility.

Until the completion of the divestments, ING intends to continue to manage its insurance and investment management businesses as though it will be the long-term owner, investing in growth opportunities when they are attractive and can be supported by the capital and management of the business. Similarly, ING intends to continue its efforts to grow the US direct banking business until its divestment. The divestment is expected to take several years and is not anticipated before the end of 2013. ING also remains committed to the ING Direct franchise, which ING expects to be an important contributor to ING’s growth going forward.

The divestment of certain of ING’s Dutch retail banking business will be achieved through the formation of a new company to include the existing consumer lending portfolio of the Dutch retail banking business and ING’s Interadvies banking division, including the Westland Utrecht banking business and the mortgage operations of Nationale-Nederlanden. The newly formed company is expected to have total assets of EUR 37 billion, including approximately 200,000 mortgage contracts, 320,000 consumer lending accounts, 500,000 savings accounts and 76,000 securities contracts. ING expects the new business to have a mortgage portfolio of approximately EUR 33 billion, which would amount to an approximately 6% share of the Dutch retail mortgage market and approximately 25% of ING’s Dutch retail mortgage business. This newly formed company is expected to either be sold to a buyer that is acceptable to the EC and ING or floated on the stock market.

In order to obtain the approval of the EC for the Restructuring Plan, ING also committed to making a series of additional payments to the Dutch State, corresponding to adjustments to the net fees payable under the Illiquid Assets Back-Up Facility. These additional payments will amount to a net present value of EUR 1.3 billion, which will be reflected in a one-off pre-tax charge in the fourth quarter of 2009. For more information about these additional payments, see “— Agreement on Additional Payments to the Dutch State, Corresponding to Adjustments to the Illiquid Assets Back-Up Facility”.

In addition, under the Restructuring Plan, ING has agreed to certain limitations on price leadership and to refrain from acquisitions of financial institutions and of businesses that would delay its repurchase of the Core Tier-1 Securities held by the Dutch State. These restrictions apply until the earlier of: (1) November 18, 2012 and (2) the date upon which ING has fully repaid the Core Tier-1 Securities held by the Dutch State (including the relevant accrued interest and exit premium fees). The price leadership limitation requires ING to refrain from offering more favorable prices on standardized ING products than its three best-priced direct competitors with respect to EU-markets in which ING has a market share of more than 5%. This condition is limited to ING’s standardized products on the following product markets: (1) retail savings market, (2) retail mortgage market, (3) private banking insofar as it involves mortgage products or savings products, and (4) deposits for SMEs. Moreover, ING Direct is required to refrain from price-leadership with respect to standardized ING products on the retail mortgage and retail savings markets within the EU. The EC has agreed not to require ING to defer coupon payments on its outstanding hybrid securities as a condition to its approval of the Dutch State Transactions if ING completes a rights offering with proceeds sufficient to repurchase EUR 5 billion issue amount of Core Tier-1 Securities (including the relevant accrued interest and exit premium fee). Furthermore, in connection with the Restructuring Plan, ING agreed to propose the calling of Tier-2 capital and Tier-1 hybrid debt instruments in the future on a case by case basis subject in each case to a request for EC authorization, for the period the restrictions described above apply.

In order to implement the Restructuring Plan, ING expects to negotiate agreements between the retained banking businesses and the banking and insurance businesses scheduled for divestment to allocate costs for core Group corporate functions and other services and infrastructure, as well as agreements to separate the retained and divested businesses’ components of collective bargaining agreements, pension plans and other employee benefit plans.

The implementation of the Restructuring Plan will require various approvals from insurance and bank regulators and ING’s works councils in the coming months and years. The strategic decision to split and divest all insurance and investment management operations was approved by the extraordinary General Meeting on November 25, 2009. Further approval of shareholders will be sought if so required under Dutch law or our Articles of Association.

Composition of ING upon Completion of the Restructuring Plan

On completion of the Restructuring Plan, the banking businesses remaining following the divestments described above will result in ING becoming a mid-sized European bank, based in the Netherlands and Belgium, predominantly focused on the European retail market, particularly the Netherlands, Belgium, Luxembourg, Germany and Central and Eastern Europe, as well as selected other areas, in particular in Asia where ING believes strong growth opportunities are available. ING currently expects the business to consist of: (1) Benelux Retail & Commercial Banking, (2) Central and Eastern Europe Retail & Commercial Banking, (2) Direct Banking (outside the US), (3) Financial Markets, (4) European Specialized Finance and (5) selected positions in Asian markets.

ING is considering merging the Group and the top-level bank into a bank holding company, pending approval from the DNB, with any remaining insurance operations becoming subsidiaries of the bank holding company. Following the creation of a bank holding company, ING would no longer be able to benefit from double leverage in the calculation of its capital ratios, and the shareholders’ equity of the Group would form the capital base for the new bank. In addition, upon a merger into a bank holding company, ING expects to become subject to capital regulations requiring it to deduct the capital of any remaining insurance subsidiaries in full from the new bank’s regulatory capital. Subject to modifications to remain in line with similarly placed companies in the banking industry, ING aims to maintain a Core Tier-1 capital ratio of approximately 7.5%. Measures to implement the Restructuring Plan, including steps that ING has taken as part of the Back to Basics program, are expected to result — without taking any other effects into account — in a reduction by 2013 of approximately EUR 600 billion in total assets from the 1,376 billion in total assets at September 30, 2008, or approximately 45% of the Group’s total assets at 30 September 2008. ING expects to achieve this reduction in the balance sheet primarily through the divestments described above. Including estimated organic growth of the retained businesses, ING estimates that its total assets at the end of 2013 will be approximately 30% smaller than at September 30, 2008. ING expects to use any proceeds from the divestment of the insurance operations to reduce or eliminate the net debt issued at the Group level that is injected as capital and thereby creates equity in ING Verzekeringen N.V. and ING Bank N.V. (“Core Debt”), and to the extent of any remaining proceeds repurchase from the Dutch State the Core Tier-1 Securities that remain after the partial repurchase described below under “— Repurchase of a Portion of the Core Tier-1 Securities Held by the Dutch State” and following the repurchase, to use any remaining proceeds to finance growth or to return to shareholders. As of September 30, 2009, the new strategic direction under the Back to Basics program has resulted in the completed divestment of ING Canada, which released EUR 1.2 billion in capital, a 16% decrease in assets of ING Bank compared with September 30, 2008, a reduction of ING Bank asset leverages ratio from 43.9 as of September 30, 2008 to 28.7 as of September 30, 2009, a EUR 1.0 billion reduction of costs as of and for the first nine months of 2009 (calculated on a consistent basis with the first nine months of 2008) and the elimination of 10,239 full-time equivalent positions during the first nine months of 2009.

Repurchase of a Portion of the Core Tier-1 Securities Held by the Dutch State

ING announced on October 26, 2009 that it reached an agreement with the Dutch State to alter the repayment terms of the Core Tier-1 Securities issued in November 2008, in order to facilitate early repayment. This early repayment option is valid until the end of January 2010. ING intends to fund the repurchase of the EUR 5 billion in issue amount of the Core Tier-1 Securities in December 2009 with the proceeds of the Offering. For a description of the terms of the Core Tier-1 Securities, see “— Transactions with the Dutch State”.

The original terms of the Core Tier-1 Securities allowed ING to repurchase some or all of the one billion Core Tier-1 Securities at any time at a price of EUR 15 per Core Tier-1 Security plus accrued interest to the date of repurchase or convert the Core Tier-1 Securities into ING shares on a one-to-one basis in 2011. ING and the Dutch State have agreed, however, that up to EUR 5 billion of the EUR 10 billion Core Tier-1 Securities may be repurchased at any time until January 31, 2010 at the original issue price of EUR 10 per Core Tier-1 Security, plus a repurchase premium and accrued interest. The repurchase premium will be at least EUR 346 million and will increase if the average of the daily volume-weighted average price of ING’s ordinary shares on the Bloomberg page INGA NA Equity VWAP over the five trading days preceding the repurchase date is more than EUR 11.20 per ordinary share. A maximum amount of EUR 705 million, corresponding to a share price of EUR 12.45 or higher, will be payable as a repurchase premium. The repurchase premium for one-half of the Core Tier-1 Securities will therefore range from approximately 6.5% to approximately 13% of the original issue price on an annualized basis, compared to the 50% premium built into the original repurchase price. Accrued interest at a rate of 8.5% to the December 2009 repurchase date is estimated to be approximately EUR 260 million. Under these terms, the Dutch State is expected to receive a 15% to 21.5% annualized return on its investment in the repurchased Core Tier-1 Securities. In addition, if ING pays in 2010 a dividend on its ordinary shares in respect of the 2009 financial year, then ING will be required to pay to the Dutch State any difference between the 8.5% interest paid upon repurchase and 110% of the dividend paid on 500 million ordinary shares. The Dutch State has indicated that, if ING repurchases the first EUR 5 billion in issue amount of the Core Tier-1 Securities before January 31, 2009, it is open to discussing modification of the repayment terms for the remaining EUR 5 billion in issue amount of the Core Tier-1 Securities. Any modification to the repayment terms would need to comply with EC State aid rules.

ING intends to use the proceeds from the Offering primarily to fund the repurchase of the EUR 5 billion in issue amount of the Core Tier-1 Securities in December 2009, plus accrued interest and any premium due at time of payment. ING anticipates that it will finance the repurchase of the remaining Core Tier-1 Securities from internal resources, including retained earnings and supplemented by potential proceeds from the divestment of the insurance operations described above. The other terms of the Core Tier-1 Securities, including restrictions on remuneration and corporate governance, will remain unchanged. See “—Transactions with the Dutch State”.

Agreement on Additional Payments to the Dutch State, Corresponding to Adjustments to the Illiquid Assets Back-Up Facility

The Illiquid Assets Back-Up Facility transferred to the Dutch State the economic risks and rewards of 80% of the approximately EUR 30 billion par value Alt-A RMBS portfolios of ING Direct US and Insurance Americas. Under the Illiquid Assets Back-Up Facility, the Dutch State agreed to pay to ING a funding fee and a management fee, while ING agreed to pay to the Dutch State a guarantee fee. For more information about the Illiquid Assets Back-Up Facility, see “—Transactions with the Dutch State”.

In order to obtain approval of the EC for the Restructuring Plan, ING committed to make a series of additional payments to the Dutch State, corresponding to adjustments to the net fees payable under the Illiquid Assets Back-Up Facility. ING will make additional annual payments to the Dutch State reflecting an increase of 82.6 basis points of the annual guarantee fee paid by ING to the Dutch State. ING will also make additional monthly payments to the Dutch State reflecting a reduction of 50 basis points in the monthly funding fee paid by the Dutch State to ING. These additional payments will amount to a net present value of EUR 1.3 billion, which will be reflected in a one-time pre-tax charge in the fourth quarter of 2009. The additional payments will be borne by ING entities other than the Group’s US subsidiaries. The other terms of the Illiquid Assets Back-Up Facility, including restrictions on remuneration and corporate governance, will remain unchanged. See “—Transactions with the Dutch State”.

Changes to the Management Boards

In connection with ING’s announcement that it plans to separate its banking and insurance operations while integrating its banking operations into one bank, on October 26, 2009 ING announced a number of changes to its Management Boards. These changes are subject to approval by the DNB and, if approved, will take effect on January 1, 2010.

The changes within the Management Board for Banking are as follows: Eric Boyer de la Giroday, who is currently the Chief Executive Officer of Commercial Banking, will also serve as Vice-Chairman of the Management Board for Banking, with responsibility for the day-to-day management of the banking business. As part of ING’s strategy to combine its retail and direct banking operations, Eli Leenaars, who is currently a member of the Management Board for Banking in his capacity as Chief Executive Officer of Retail and Private Banking, will continue to serve on the Management Board for Banking in the newly created position of Chief Executive Officer of Retail Banking

Direct and International. Hans van der Noordaa, who is currently Chief Executive Officer of Insurance Europe and Asia/Pacific and a member of the Management Board for Insurance, will step down from the Management Board for Insurance and join the Management Board for Banking in the newly created position of Chief Executive Officer of Retail Banking Benelux. Dick Harryvan will retire as Chief Executive Officer of ING Direct and as a member of the Management Board for Banking.

The changes within the Management Board for Insurance are as follows: Tom McInerney, who is currently the Chairman and Chief Executive Officer of Insurance Americas and a member of the Management Board for Insurance, will serve as Chief Operating Officer of Insurance, with responsibility for the day-to-day operation of the insurance and investment management businesses. Matt Rider, who is currently Chief Financial Officer for ING’s global insurance operations, will join the Management Board for Insurance as Chief Administrative Officer. Jacques de Vaucleroy retired as Chief Executive Officer of Investment Management and as a member of the Management Board for Insurance with effect from October 26, 2009; however he will remain as an advisor to the Management Board for Insurance until January 1, 2010.

Transactions with the Dutch State

In October 2008, the Dutch State announced measures to protect the financial sector. ING benefited from such measures as described below.

On November 12, 2008, ING Group issued one billion Core Tier-1 Securities to the Dutch State against payment of EUR 10 per Core Tier-1 Security, resulting in an increase of ING Group’s core tier-1 capital of EUR 10 billion. The Core Tier-1 Securities do not form part of ING Group’s share capital; accordingly they do not carry voting rights in the General Meeting. A coupon on the Core Tier-1 Securities is payable at the higher of: (1) EUR 0.85 per security, payable annually in arrears (a first coupon of EUR 0.425 per security paid on May 12, 2009); and (2) 110% of the dividend paid on each ordinary share over 2009 (payable in 2010); 120% of the dividend paid on each ordinary share over 2010 (payable in 2011); and (3) 125% of the dividend paid on each ordinary share over 2011 onwards (payable from 2012 onwards). Since ING had already paid an interim dividend of EUR 0.74 in August 2008, ING recognized a dividend payable of EUR 425 million to the Dutch State as of December 31, 2008. This dividend was paid out on May 12, 2009. ING Group has the right to repurchase all or some of the Core Tier-1 Securities at EUR 15 per security at any time together with the pro-rata coupon, if due, accrued to such date. ING and the Dutch State have agreed, however, that up to EUR 5 billion of the EUR 10 billion Core Tier-1 Securities may be repurchased at any time until January 31, 2010 at the original issue price of EUR 10 per Core Tier-1 Security, plus a repurchase premium and accrued interest. See “Business — Recent Developments — Repurchase of a Portion of the Core Tier-1 Securities Held by the Dutch State”. The Dutch State also has the right to convert all or some of the Core Tier-1 Securities into ordinary shares on a one-for-one basis from three years after the issue date onwards, subject to certain conditions. The financial entitlements of the Core Tier-1 Securities are described in more detail under “Information Relating to ING Shares and Applicable Legal Provisions — Capital Structure, Shares — Core Tier-1 Securities” below. In addition, in connection with the issue of the Core Tier-1 Securities, it was agreed between ING Group and the Dutch State that the Dutch State could recommend candidates for appointment to the Supervisory Board in such a way that upon appointment of all recommended candidates by the General Meeting, the Supervisory Board would have two State nominees among its members. The State nominees have approval rights in respect of certain matters.

In addition, ING Group and the Dutch State reached an agreement on the Illiquid Assets Back-Up Facility on January 26, 2009. The transaction closed on March 31, 2009. The Illiquid Assets Back-Up Facility covers the Alt-A RMBS portfolios of both ING Direct US and Insurance Americas, with a par value of approximately EUR 30 billion. Under the Illiquid Assets Back-Up Facility, ING transferred 80% of the economic ownership of its Alt-A portfolio to the Dutch State. As a result, an undivided 80% interest in the risk and rewards on the portfolio was transferred to the Dutch State. ING retained 100% of the legal ownership of its Alt-A portfolio. The transaction price was 90% of the par value with respect to the 80% proportion of the portfolio of which the Dutch State has become the economic owner. The transaction price remains payable by the Dutch State to ING and will be redeemed over the remaining life. Furthermore, under the Illiquid Assets Back-Up Facility, ING pays a guarantee fee to the State and receives a funding fee and a management fee. As a result of the transaction, ING derecognized 80% of the Alt-A portfolio from its balance sheet and recognized a receivable from the Dutch State. In connection with entering into the Illiquid

Assets Back-Up Facility, ING committed, among other things, to support the growth of the Dutch lending business for an amount of EUR 25 billion on market conforming conditions. The Dutch State also acquired certain consent rights with respect to the sale or transfer of the 20% proportion of the Alt-A RMBS portfolio that is retained by ING.

The overall sales proceeds from the Illiquid Assets Back-Up Facility amounted to EUR 22.4 billion. The amortized cost (after prior impairments) at the date of the transaction was also approximately EUR 22.4 billion. The transaction (the difference between the sales proceeds and amortized cost) resulted in a loss of EUR 109 million after tax. The fair value under IFRS-EU at the date of the transaction was EUR 15.2 billion. The difference between the sales proceeds and the fair value under IFRS-EU is an integral part of the transaction and therefore accounted for as part of the result on the transaction. The transaction resulted in a reduction of the negative revaluation — and therefore an increase of equity — by approximately EUR 5 billion (after tax).

The valuation method of the 20% Alt-A securities in the balance sheet is not impacted by the Illiquid Asset Back-Up Facility. The methodology used to determine the fair value for these assets in the balance sheet under IFRS-EU is disclosed in the Financial Statements.

In order to obtain the approval of the EC for the Restructuring Plan, ING committed to make a series of additional payments to the Dutch State, corresponding to adjustments to the net fees payable under the Illiquid Assets Back-Up Facility. For a description of these additional payments, see “—Recent Developments — Business — Recent Developments — Agreement on Additional Payments to the Dutch State, Corresponding to Adjustments to the Illiquid Assets Back-Up Facility”.

As part of the measures adopted to protect the financial sector, the Dutch State implemented a EUR 200 billion guarantee scheme for the issuance of medium term bank debt (the “Credit Guarantee Scheme”). The program is scheduled to run through December 31, 2009. The Credit Guarantee Scheme targets (1) certificates of deposit or commercial paper which carry (i) no interest (zero coupon), or (ii) interest at a fixed interest rate; and (2) medium term notes which by their terms are expressed to be redeemed in one single payment (bullet) and which carry (i) no interest (zero coupon), or (ii) interest at a fixed interest rate or a floating interest rate, with maturities ranging from three to 60 months. Fees depend on creditworthiness of the banks involved and are based on historical credit default swap spreads (or an approximation if necessary), with an addition of 50 basis points. Maturities of less than a year will have a fixed fee of 50 basis points. The Credit Guarantee Scheme includes loans denominated in euros, US Dollars and British Pounds, covers both principal and interest and is executed by the Dutch State Treasury Agency.

On January 30, 2009, ING Bank N.V. announced that it had issued under the Credit Guarantee Scheme three-year USD 6 billion government guaranteed senior unsecured bonds. In February 2009, it issued a 5 year EUR 4 billion fixed rate government-guaranteed senior unsecured bond, and in March 2009 it issued a 5 year USD 2 billion government guaranteed senior unsecured bond (the “Government Guaranteed Bonds” or the “Bonds”).

Recent Acquisitions, Disposals and Combinations

In October 2008, ING announced that it had reached agreement to sell its entire Taiwanese life insurance business, ING Life Taiwan, to Fubon Financial Holding Co. Ltd. for approximately EUR 447 million. At December 31, 2008 ING Life Taiwan qualified as a disposal group held for sale. The sale was completed on February 13, 2009. Consequently ING Life Taiwan was deconsolidated in the first quarter 2009. ING was paid in a fixed number of shares with the difference between the fair value of those shares at the closing date and sale prices being paid in subordinated debt securities of the acquirer. The shares have a lock-up period of one year. ING Life Taiwan is included in the segment Insurance Asia/Pacific. This transaction resulted in a loss of EUR 292 million. The loss was recognized in 2008 in “Net gains/losses on disposal of group companies” in the profit and loss account.

On February 19, 2009, ING Group announced that it completed the sale of its 70% stake in ING Canada, the largest provider of property and casualty insurance products and services in Canada, via a private placement and a concurrent “bought deal” public offering for net proceeds of approximately EUR 1,265 million (CAD 2,163 million). ING no longer owns an interest in ING Canada. This transaction resulted in a decrease in total assets of EUR 5,471 million and a decrease of total liabilities of EUR 3,983 million.

On July 1, 2009, ING announced that the separate organizations of Nationale-Nederlanden, RVS and ING Verzekeren Retail (formerly Postbank Verzekeren) will be combined into one customer-oriented organization under the Nationale-Nederlanden brand, which will be reinforced. The decision is in line with the “Back to Basics” strategy to simplify the organization, reduce costs and improve customer focus. The new insurance organization will have dedicated business units for retail customers, small and medium-sized enterprises (“SMEs”) and corporate clients. ING expects the program to lead to a reduction of the workforce by approximately 800 positions over the coming three years. ING expects this reduction to be mainly realized through natural attrition, internal reallocation and by discontinuing temporary contracts. The workforce measures will be made in accordance with applicable regulations and will be discussed with the unions and respective works councils. See “— Group Strategy” below.

ING announced on September 25, 2009 that it had reached an agreement to sell its life insurance and wealth management venture in Australia and New Zealand to ANZ, its joint venture partner. Under the terms of the agreement, ING has agreed to sell its 51% equity stakes in ING Australia and ING New Zealand to ANZ, who now will become the sole owner of these businesses. ING will receive EUR 1.1 billion in cash from ANZ. The transaction is expected to generate a net profit for ING of EUR 300 million. The cash proceeds and the estimated net profit are expected to improve the debt/equity ratio of ING Insurance by 345 basis points. The transaction is expected to free up EUR 900 million of capital. ING remains active in Australia with ING Direct, ING Investment Management, Commercial Banking and ING Real Estate, which are not impacted by this transaction. The deal is subject to regulatory approvals and is expected to be booked and closed in the fourth quarter of 2009.

ING announced on October 7, 2009 that it had reached an agreement to sell its Swiss Private Banking business to Julius Baer Group Ltd. for a consideration of CHF 520 million (EUR 344 million) in cash. The transaction is expected to generate an estimated net profit for ING of EUR 150 million and is expected to free up EUR 200 million of capital. The agreement of ING and Julius Baer is subject to regulatory approval and is expected to close in the first quarter of 2010.

On October 15, 2009, ING announced that it had reached an agreement to sell its Asian Private Banking business to Overseas-Chinese Banking Corporation Limited (“OCBC Bank”) for a consideration of USD 1,463 million (approximately EUR 1 billion) in cash. The transaction is expected to generate an estimated net profit for ING of approximately EUR 300 million and is expected to free up approximately EUR 370 million of capital. Completion of the transaction between ING and OCBC Bank is subject to a number of regulatory approvals and is expected to occur around year end 2009.

ING announced on October 16, 2009 that it had reached an agreement to transfer its US group reinsurance business, ING Reinsurance U.S., to Reinsurance Group of America, Inc. (“RGA”). The transaction is structured as a reinsurance agreement between RGA and ING The transaction is expected to release nearly EUR 100 million in capital and improve the debt/equity ratio of ING Insurance by around 60 basis points. After the agreement, ING will continue to retain a reinsurance portfolio in the US that has been in run-off since 2002. The transaction is subject to regulatory approvals and is expected to close in the first quarter of 2010.

On November 3, 2009, ING announced that it had reached an agreement to sell three of its US independent retail broker-dealer units, which comprise three-quarters of ING Advisors Network, to Lightyear Capital LLC. Under this agreement, ING will divest Financial Network Investment Corporation, based in El Segundo, California, Multi-Financial Securities Corporation, based in Denver, Colorado, PrimeVest Financial Services, Inc., based in St. Cloud, Minnesota, and ING Brokers Network LLC, the holding company and back-office shared services supporting those broker dealers, which collectively do business as ING Advisors Network. The transaction is subject to regulatory approvals and is expected to close in the first quarter of 2010.

On November 10, 2009, ING announced that it had closed the sale of its non-core Annuity and Mortgage businesses in Chile to Corp Group Vida Chile, S.A. In 2008, the Annuity and Mortgage businesses in Chile had generated combined pre-tax earnings of approximately EUR 35 million.

Group Strategy

Our long term goal is to be a leading European bank with strong financial performance, superior customer satisfaction, leading operating efficiency and a strong capital position. We will seek to achieve these ambitions over time, as we pursue implementation of the Restructuring Plan, including the separation of our banking and insurance operations (including investment management) and the divestment of the insurance operations by way of initial public offerings, sales or other means (e.g., spin-off). See “— Recent Developments — Insurance and other Divestments, EC Agreement” for a description of our Restructuring Plan and related matters arising out of the EC’s decisions of November 18, 2009 with respect thereto. Over the next several years, we intend to operate our insurance businesses in a way to enhance their financial performance to create an optimal base for either independent futures or divestitures. Following the divestiture of the insurance operations and completion of the other elements of the Restructuring Plan, we have targeted a return on equity of 13-15% and a long-term credit rating target of AA (or equivalent), in each case assuming a core Tier 1 target ratio of approximately 7.5%, as discussed below.

There are four major components of our strategy to reach our long-term goals:

•	Grow earnings of the bank while delivering a superior customer experience;

•	Enhance earnings for the insurance businesses prior to their divestiture;

•	Execute the split from the Group of our insurance businesses (including our investment management activities); and

•	Eliminate the Group’s double leverage and repay the remaining Core Tier-1 Securities held by the Dutch State.

We refer to this strategy as “Ambition 2013”. This strategy represents a further development of our Back to Basics transformation program announced in April 2009, in light of the EU state aid and restructuring issues discussed above under “— Recent Developments — Insurance and other Divestments, EC Agreement”. The core elements of our Back to Basics program are:

•	Strengthen our financial position and navigate through the crisis. We announced a plan to reduce costs, manage and reduce risk and capital exposures and to reduce assets and preserve equity through a de-leveraging of our balance sheet.

•	Focus on fewer, more coherent and strong businesses. We initiated a review of our portfolio of businesses with a view to reducing the number of markets in which we operate and to simplify the Group.

•	Invest to reinforce franchises in the markets on which we focus. We announced a drive for operational and commercial excellence and to continue to adapt to customers’ needs.

•	Build a stronger organization. We indicated our commitment to enhancing operational and commercial performance with clear accountability and with an outward-looking and responsive approach to customer needs, together with simplifying governance, further strengthening our finance and risk functions, and reducing the complexity of the Group.

We believe that we have made good progress towards achieving the targets set in the first phase of our Back to Basics program:

•	ING Bank’s balance sheet has been reduced by 16% between 30 September 2008 and September 30, 2009, and has already surpassed the 2009 year-end target of a 10% reduction.

•	ING Bank’s leverage has been reduced from 43.9 as at 30 September 2008 to 28.7 as at September 30, 2009.

•	As at September 30, 2009, EUR 1,049 million of the total 2009 target cost reduction of EUR 1.3 billion had already been achieved (excluding impairments on real estate development projects).

•	Headcount reduction is on track. Full-time employees (“FTEs”) are down by 10,239, surpassing the 2009 target of 7,000.

•	Divestments already announced in 2009 are expected to yield capital relief of approximately EUR 3 billion against our overall target of approximately EUR 4 billion.

The following describes the four major components of our Ambition 2013 strategy:

Standalone Bank Strategy

Following the restructuring, ING Bank will be a European retail and commercial bank, anchored in the Benelux with strong ING Direct and Central Europe franchises, and management believes, attractive growth prospects outside Europe. We will seek to deliver superior performance through operational and commercial excellence, building on our market positions.

Our Ambition 2013 includes a financial goal for ING Bank to achieve annualized revenue growth through 2013 of approximately 5% and to realize a target return on equity of 13-15% by 2013, assuming markets have normalized over such period, and that required capital ratios applicable to ING Bank remain consistent with current requirements. We believe this goal is achievable taking into account related income from an estimated annual balance sheet growth of 5% and improved margins expected on savings and current accounts and increased cross selling. We assume risk cost levels will return to an annualized over-the-cycle level of 40 to 45 basis points of our credit risk-weighted assets. We believe additional cost-saving potentials beyond those identified in connection with our Back to Basics program should allow us to reduce our cost/income ratio to a 50% level, after taking into account the costs of additional investments and organic cost increases to support business growth.

The implementation of our Ambition 2013 program will vary by region and product line, and includes the following broad elements:

•	Retail Banking: In the Netherlands and Belgium, we intend to continue with our transformation programs to further streamline and reduce costs in our branch networks, expand our direct distribution capacities, and pursue further cross-selling of different product lines to retail customers. In the rest of Europe and Asia we plan to continue simplifying our product lines and continue to be innovative in respect of distribution based on our experience in direct banking.

•	ING Direct: We intend to continue leveraging our competitive advantage as one of the largest direct banking franchises through superior service, convenience and cutting edge distribution at competitive prices. We will seek to deepen client relationships and offer a full basic product offering to deliver superior returns and growth.

•	Commercial Banking: In our commercial banking business, we will seek to create cost advantages by leveraging local scale and structurally reducing costs through IT and process improvement, increasing cross-selling of different products to key clients, and repricing or terminating relationships with unprofitable clients. Our financial markets business will aim to build on its track record and expertise in emerging markets fixed income business, and we will seek to further decrease costs by leveraging local scale in the Benelux.

Divestitures from ING Bank

We have announced that we will divest certain banking activities as part of our Restructuring Plan agreed with the EC:

•	Sale of ING Direct US: We regard ING Direct as a strong franchise and believe that the US market offers potential for growth. The divestment is expected to take several years to complete and is not anticipated before the end of 2013. Until ING Direct US is divested, our goal is to continue to grow the value of the business and to offer a superior customer experience. This agreement has no impact on the other countries in which ING Direct operates. We remain committed to the ING Direct franchise, as a strong contributor to our growth going forward. The unique customer proposition, simple transparent products and market-leading efficiency are at the heart of our banking strategy.

•	Carve-out from Dutch Retail banking of Interadvies and ING Bank Consumer Credit Business: ING has agreed to create a new company in the Dutch retail market out of part of its current operations, by combining the Interadvies banking division (including Westland Utrecht and the mortgage activities of Nationale-Nederlanden) and the existing consumer lending portfolio of ING Retail. This business, once separated, will be divested. See “— Recent Developments — Composition of ING upon Completion of the Restructuring Plan”.

Earnings Enhancement Plan for Insurance

We are committed to improving the financial performance of our various insurance businesses, in order to support the divestiture strategy. These improvements take into account our presence in a favorable combination of mature and growth markets, customer and market trends, and our belief that we have significant capacity to capture synergies and best practices across our businesses. In each of our geographic markets and product lines, we are examining further cost-savings and product rationalization measures, including the integration of brands and a new focus on specific clients and markets; emphasising the core businesses and exiting unprofitable markets or product lines; and optimizing the various distribution channels available to us. Our cost measures will include the streamlining and standardization of processes and systems, procurement savings and increasing the effectiveness and efficiency of our IT systems.

Strategy by Region

Our strategy for improving the financial performance of our insurance businesses will be implemented on a regional basis, taking into account the particular strengths and opportunities we see in each of our markets.

•	The Netherlands: We plan to migrate to a single brand strategy by combining our existing insurance brands under a revitalized Nationale-Nederlanden (NN) brand. This reorganisation will put an increased focus on clients and is expected to streamline distribution and reduce expenses.

•	United States: Operations are being refocused on three core businesses: retirement services, rollover annuity and individual life. In retirement services we have a top three position based on assets and we expect to benefit from the market’s excellent demographics.

•	Latin America: We plan to continue growth by leveraging our strong presence in the life insurance and pensions markets (mandatory and voluntary). We will focus on operating efficiency, product diversification, and innovation to maintain margins at above the industry average.

•	Asia: In Asia we will focus on fewer, coherent and strong businesses. To streamline our operations, we have put on run-off the SPVA business in Japan and already sold our insurance business in Australia and New Zealand during 2009.

•	Central & Eastern Europe: We plan on investing in our franchises to improve efficiency. The Vision for Growth program started in the second quarter of 2008 aims at establishing one integrated regional platform and reducing the administrative cost per policy.

•	Global Investment Management: We plan to capitalize on the superior investment performance realized to date in 2009 to build our asset base and attract new customers. Further, we aim to realize synergies by running Investment Management as a single, global business, rather than as three separate regional operations.

Cost Leadership in Insurance

Our core processes and systems will be streamlined and standardized across business units where possible. Lean process redesign and implementation will be executed in full and our procurement capabilities will be strengthened to capture cost savings. Moreover, we plan to increase the effectiveness and efficiency of our IT systems and we intend to build management skills and capabilities to manage closed-book business.

Separation Plan for the Insurance Assets of the Group

The Group has a number of attractive insurance franchises. We are the leading insurance group in the Benelux region, have a top three position in retirement services in the US based on assets under management and a strong investment management arm. We also have highly attractive businesses in the growth markets of Central Europe, Latin America and Asia. In Central Europe, ING is the market leader in the combined life and pensions market and we are the second largest provider of retirement services in Latin America. In Asia, we are the third largest international life insurer.

We plan to divest our insurance operations by 2013. Given our strong market positions, management feels confident in its ability to sell these businesses at attractive valuations. We have not determined final plans regarding the structure of these divestitures, and will consider a range of options, including initial public offerings of the business in whole or in part, divestitures of the business in whole or in part, spin-offs or combinations of these strategies. Considerations which we will take into account include: valuation levels attainable, timing, clarity of execution, and tax impacts. In light of our 2013 target for divestiture, we will also review changes in market conditions in both public and private markets over the implementation period. We remain highly focused on ensuring high quality operational and financial performance in our insurance businesses over the remaining period of our ownership, and will accordingly focus strongly on employee retention and customer satisfaction going forward.

Financial Plan to Eliminate Double Leverage and Repay Outstanding Core Tier-1 Securities

We plan to operate our banking business with a strong capital base. Accordingly, we plan to use the proceeds from the divestitures of our insurance businesses to repay various borrowings and the remaining outstanding Core Tier-1 Securities held by the Dutch State. We would plan to reduce the double leverage at the holding company. We also intend to repay the Core Tier-1 Securities held by the Dutch State which will remain outstanding at EUR 5 billion after the initial repayment contemplated through the use of proceeds, if any, from the Offering. See “Reasons for the Offering and Use of Proceeds — Use of Proceeds”. ING management believes that the combination of the proceeds of the various insurance divestitures and retained earnings over the coming years will more than cover amounts to be repaid between now and 2013. We would also anticipate returning to shareholders any excess capital generated during such period and going forward, subject to our capital needs including for growth of the business and dividend policies at the time.

Corporate Organization

ING Groep N.V. has a Supervisory Board and an Executive Board. The Executive Board is responsible for the day-to-day management of the Group and its business lines (Insurance Europe, Insurance Americas, Insurance Asia/Pacific, Commercial Banking, Retail Banking and ING Direct), each of which is discussed further below.

Further to ING’s “Back to Basics” strategy announced in April 2009, pursuant to which ING announced its intention to operate its banking and insurance operations separately under one Group umbrella, ING Bank and ING Insurance now each have their own Management Boards consisting of the Group CEO, CFO and CRO and positions for three other members. For more information about the Supervisory, Executive and Management Boards, see “Item 6. Directors, Senior Management and Employees” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2008 filed on March 19, 2009 and “Directors, Senior Management and Employees” below. ING announced on October 26, 2009 certain changes to its Management Boards. See also “— Recent Developments — Changes to the Management Boards”.

On October 26, 2009, ING announced the Restructuring Plan pursuant to which it intends to divest significant portions of its business. See “— Recent Developments — Insurance and other Divestments, EC Agreement”.

REASONS FOR THE OFFERING AND USE OF PROCEEDS

In October 2008, the Dutch State purchased EUR 10 billion Core Tier-1 Securities of ING as part of its measures to protect the Dutch financial sector during the global financial crisis. See “Recent Developments — Business — Transactions with the Dutch State”. The original terms of the one billion Core Tier-1 Securities allowed ING to repurchase some or all of the Core Tier-1 Securities at any time at a price of EUR 15 per Core Tier-1 Security plus accrued interest to the date of repurchase. In connection with the Restructuring Plan, ING and the Dutch State have agreed that up to EUR 5 billion of the EUR 10 billion Core Tier-1 Securities may be repurchased at any time until January 31, 2010 at the original issue price of EUR 10 per Core Tier-1 Security, plus a repurchase premium ranging from EUR 346 million to EUR 705 million and accrued interest. ING plans to use the proceeds from the Offering primarily to fund the repurchase of the EUR 5 billion in issue amount of the Core Tier-1 Securities. For more information about the proposed repurchase of the Core Tier-1 Securities, see “Recent Developments — Business — Recent Developments — Repurchase of a Portion of the Core Tier-1 Securities Held by the Dutch State”.

On March 31, 2009, ING Groep N.V. and the Dutch State completed the Illiquid Assets Back-Up Facility covering the Alt-A Residential Mortgage-Backed securities portfolios of both ING Direct US and Insurance Americas with a par value of approximately EUR 30 billion. Under the Illiquid Assets Back-Up Facility, ING transferred 80% of the economic ownership of its Alt-A portfolio to the Dutch State. In order to obtain the approval of the EC for the Restructuring Plan, ING committed to make a series of additional payments to the Dutch State, corresponding to adjustments to the net fees payable under the Illiquid Assets Back-Up Facility. These additional payments will amount to a net present value of EUR 1.3 billion, which will be reflected in a one-off pre-tax charge in the fourth quarter of 2009. For more information about these additional payments, see “Recent Developments — Business — Recent Developments — Agreement on Additional Payments to the Dutch State, Corresponding to Adjustments to the Illiquid Assets Back-Up Facility”. For more information about the Restructuring Plan, see “Recent Developments — Business — Recent Developments — Insurance and other Divestments, EC Agreement”. ING plans to use the remaining proceeds from the Offering to strengthen its capital position, including by offsetting the EUR 1.3 billion charge.

Use of Proceeds

ING intends to use the proceeds of the Offering primarily to fund the repurchase of EUR 5 billion in issue amount of the Core Tier-1 Securities held by the Dutch State plus accrued interest and the repurchase premium. The repurchase premium payable in respect of the repurchased Core Tier-1 Securities will range from EUR 346 million to EUR 705 million, based on the market price of the ING shares at the time of the repurchase. Accrued interest at a rate of 8.5% on the repurchased Core Tier-1 Securities is estimated to be approximately EUR 260 million (assuming a repayment on the Closing Date). Accordingly, the amount necessary to repurchase the EUR 5 billion issue amount is expected to be between EUR 5,605 million and EUR 5,963 million. See “Recent Developments — Business — Recent Developments — Repurchase of a Portion of the Core Tier-1 Securities Held by the Dutch State”.

ING intends to use the remaining proceeds of the Offering to strengthen its capital position, including to offset the EUR 1.3 billion one-off pre-tax charge that will be taken in the fourth quarter of 2009 as a result of the additional payments to the Dutch State in the form of fee adjustments to the Illiquid Assets Back-Up Facility as described under “Recent Developments — Business — Recent Developments — Transactions with the Dutch State”, and to allocate the remaining proceeds partially to coupon payments due in December 2009 on its outstanding hybrid securities, as required by the EC in order not to be required to defer coupons on hybrid securities.

THE OFFERING

General

The Offering relates to a total of 1,768,412,544 New Ordinary Shares and an equal number of New BDRs, which may be represented by New ADSs, and consists of the Rights Offering and the Global Offering. The Rights Offering will be made by way of (1) public offerings in the Netherlands, Belgium, Luxembourg, Germany, France, Spain, Switzerland and the United Kingdom, in reliance on Regulation S under the Securities Act, (2) private placements to certain institutional investors outside the United States in reliance on Regulation S under the Securities Act and in accordance with applicable securities laws and (3) a public offering in the United States under the Securities Act. The Global Offering will be made by way of (1) private placements to certain institutional investors outside the United States in reliance on Regulation S under the Securities Act and in accordance with applicable securities laws and (2) a public offering in the United States under the Securities Act. In the Rights Offering, the Tradable Rights will be allocated by the Company to holders of Existing Shares (other than the Trust), with one Tradable Right being allocated per Existing Share held at the BDR Record Date, and the ADS Rights will be granted to holders of Existing ADSs, with one ADS Right being allocated per Existing ADS held of record at the ADS Record Date. The total amount of the Offering will be approximately EUR 7.5 billion. The exercise of 7 ADS Rights entitles the exercising holder to subscribe for 6 New ADSs against payment of the ADS Subscription Price of US$6.42 (subject to adjustment) per New ADS. The exercise of 7 Tradable Rights entitles the exercising holder to subscribe for 6 New BDRs against payment of the BDR Subscription Price of EUR 4.24 per New BDR. New BDRs for which Tradable Rights (including any Tradable Rights received by holders of ADS Rights upon exchange of their ADS Rights) have not been validly exercised during the Tradable Rights Exercise Period (i.e., the Rump Shares) may be sold by the Joint Global Coordinators and Joint Bookrunners, acting on behalf of the Underwriters, in their sole discretion in the Global Offering and/or in open market transactions.

The Offering of the New Shares and New ADSs is based on an underwriting agreement between the Company and the Underwriters dated as of October 25, 2009, which was supplemented by a pricing agreement dated November 26, 2009 (together, the “Underwriting Agreement”).

ADS Rights

Timetable

We may adjust the dates, times and periods set out in the timetable and throughout this prospectus supplement. If we should decide to adjust the dates, times and/or periods, we will notify, among other entities, the ADS Rights Agent, and issue a press release accordingly.

The below relates to the offering of ADS Rights to acquire New ADSs. For information relating to Tradable Rights, see “— Tradable Rights”.

Subject to acceleration or extension of the timetable for the Offering, the timetable for the offer of ADS Rights is envisaged as follows:

November 27, 2009	Publication of the terms of the Rights Offering via press release and on the Company’s website

November 27, 2009	Filing of prospectus supplement with the US Securities & Exchange Commission

November 27, 2009	ADS Record Date for Existing ADSs receiving ADS Rights (after close of business in New York)

November 27, 2009	Book entry of the ADS Rights of the existing ADS holders based on their holdings as of the ADS Record Date

November 30, 2009	Commencement of the ADS Rights Exercise Period

December 11, 2009	ADS Rights Agent sale election and exchange election expires (5:00 p.m. New York time)

December 11, 2009	End of the ADS Rights Exercise Period (5:00 p.m. New York time)

December 14, 2009	Possible sale by ADS Rights Agent of Tradable Rights underlying ADS Rights that have not been exercised or exchanged by the end of the ADS Rights Exercise Period

On or about December 16, 2009	Placement of Rump Shares, if any, in the Global Offering or in open market transactions

December 16, 2009	Publication of the Global Offering Price, if applicable

December 21, 2009	Listing of New ADSs on the NYSE

December 21, 2009	First day of trading of the New ADSs on the NYSE

December 21, 2009	Closing Date: Payment for and delivery of the subscribed New BDRs (and the New Ordinary Shares) against payment of the BDR Subscription Price underlying the New ADSs by the ADS Rights Agent into collective custody

On or about December 23, 2009	Delivery of the subscribed New ADSs

The last date and/or time before which notification of exercise instructions may be validly given by you may be earlier than the date and/or time specified above as the end of the ADS Rights Exercise Period, depending on the financial intermediary through which your ADS Rights are held.

New ADSs

The New ADSs are American depositary shares representing certain of the New BDRs representing New Ordinary Shares, which are ordinary shares of ING Groep N.V. with a par value of EUR 0.24 each. The New ADSs will be evidenced by American depositary receipts issued by the Depositary. The New Ordinary Shares will be fully fungible and rank pari passu in all respects with the other Existing Ordinary Shares.

The New Ordinary Shares (to be issued in the Offering) will represent approximately 46.2% of the total issued share capital of the Company immediately after completion of the Offering.

The ADS Rights are to be issued under the terms of a supplemental agreement relating to the ADS Rights between us and JPMorgan Chase Bank, N.A., which is acting as ADS Rights Agent. JPMorgan Chase Bank, N.A., is also Depositary for the ADSs. We have filed a copy of the supplemental agreement as an exhibit to the registration statement of which this prospectus supplement forms a part.

ADS Subscription Price

The final ADS Subscription Price per New ADS will be the ADS Rights Agent’s cost of the BDR Subscription Price of EUR 4.24 in US dollars on or about December 15, 2009. On November 26, 2009, the closing price of the ING shares was EUR 8.92 per share on Euronext Amsterdam, and EUR 8.92 per share on Euronext Brussels, and on November 25, 2009, the closing price of the Existing ADSs was US$12.28 per ADS on the NYSE. The ADS Rights Agent will need to convert all or part of the ADS Subscription Price received into Euro in order to pay the BDR Subscription Price to the Company on the Closing Date, which is expected to be on or about December 21, 2009.

In order to increase the likelihood that the ADS Rights Agent will have sufficient funds to pay the final ADS Subscription Price in light of a possible appreciation of the Euro against the US dollar between the date hereof and the end of the ADS Rights Exercise Period, and to pay any currency conversion expenses, holders of Existing ADSs will be required to deposit the preliminary US dollar equivalent of the BDR Subscription Price, plus a margin of 10%, with any excess to be refunded following final calculation of the US dollar equivalent of the BDR Subscription Price. The preliminary ADS Subscription Price is the US dollar equivalent of the BDR Subscription Price, using an exchange rate of US dollar 1.5134 per EUR (as published by Bloomberg at close of business (New York time) on November 25, 2009). A subscriber of the New ADSs must deposit the preliminary ADS Subscription Price, plus US$0.64, which represents 10% of the estimated ADS subscription price per new ADS subscribed upon the exercise of each ADS Right. The preliminary ADS Subscription Price plus such additional amount are together referred to as the ADS deposit amount.

The actual ADS Subscription Price per New ADS will be the ADS Rights Agent’s cost of the BDR Subscription Price of EUR 4.24 in US dollars on or about December 15, 2009. If the actual US dollar price (equal to the Euro BDR Subscription Price converted into US dollars on or about December 15, 2009) plus any currency conversion expenses, governmental charges or taxes and the issuance fee of US$0.05 per New ADS issued is less than the ADS deposit amount, the ADS Rights Agent will refund such excess to the subscribing ADS Rights holder without interest. However, if the actual US dollar price plus any currency conversion expenses, governmental charges or taxes and the issuance fee of US$0.05 per New ADS issued, exceeds the ADS deposit amount, the ADS Rights Agent will not deliver the New ADSs to such subscribing ADS Rights holder until it has received payment of the deficiency from the subscriber. The ADS Rights Agent may sell a portion of the New ADSs that is sufficient to pay any shortfall that is not paid by January 8, 2010. In that event, the ADS Rights Agent will then send promptly any remaining New ADSs to such holder together with a check in the amount of excess proceeds, if any, from such sale provided.

Allocation of ADS Rights

On November 30, 2009, before commencement of trading of the Existing ADS on the NYSE, holders of record of Existing ADS will be granted one ADS Right per Existing ADS held as of the ADS Record Date (i.e., November 27, 2009 after close of business in New York). 7 ADS Rights will grant the holder thereof the right to subscribe for 6 New ADSs at the estimated ADS Subscription Price of US$6.42 per New ADS.

For Existing ADSs held in the DTC system through custody accounts with custodian banks or brokers, every Existing ADS will be allocated one non-transferable ADS Right on the first day of the ADS Rights Exercise Period before start of trading. Allocation and notification to holders of Existing ADSs will be made by DTC through the respective custodian bank or broker.

Trading of ADS Rights

The ADS Rights are not transferable and will not be admitted to trading on the NYSE or any other exchange. From November 30, 2009, the Existing ADSs will be traded on the NYSE “ex subscription right”.

Exercise of ADS Rights

In accordance with the subscription rights ratio of 7:6, the exercise of 7 ADS Rights entitles the exercising holder to subscribe for 6 New ADSs against payment of the ADS Subscription Price.

In order to avoid being excluded from being exercised, ADS Rights must be validly exercised vis-à-vis the Company during the ADS Rights Exercise Period that will run from November 30, 2009 to 5:00 p.m. (New York time) on December 11, 2009.

The exercise of ADS Rights is irrevocable and may not be withdrawn, cancelled or modified.

Each eligible registered holder of Existing ADSs will be sent a subscription form showing its ADS Rights entitlement and instructions relating to the exercise of these ADS Rights, instructions relating to the cancellation of the ADS Rights, the sale by the ADS Rights Agent at the request of such holder of the Tradable Rights underlying such ADS Rights, and the exchange of the ADS Rights for delivery of underlying Tradable Rights. Each eligible beneficial owner of ADSs held within DTC will receive a book-entry credit of ADS Rights in its DTC participant account and instructions relating to the exercise of the ADS Rights, instructions relating to the sale by the Depositary of ADS Rights at the request of such holder, and the exchange of the ADS Rights for delivery of underlying Tradable Rights.

ADS Rights may only be exercised in multiples of 7. The instructions for exercising ADS Rights are as follows:

•	Existing ADSs held by beneficial holders through the DTC system with custodian banks and brokers: Instructions for exercising ADS Rights need to be directed to the respective custodian bank or broker, as the case may be, within the time period set by such custodian bank or broker and will be subject to the shareholder’s respective arrangements with it. Shareholders are asked to follow the instructions of their custodian bank or broker. In the event that shareholders have not been so informed by the start of the ADS Rights Exercise Period, they should contact their custodian bank or broker. The Depositary will use reasonable efforts to sell ADS Rights not validly exercised, exchanged or sold during the ADS Rights Exercise Period, including ADS Rights in excess of the nearest integral multiple of the subscription ratio, as described under “— Sales of Tradable Rights by the ADS Rights Agent”. If such sales are not completed, the ADS Rights will continue to be reflected in the securities account of each holder of unexercised ADS Rights solely for the purpose of the payment of the Excess Amount (as defined below), if any. See “— General — Excess Amount” below.

•	Subscription by brokers and banks that are DTC participants: If you hold ADS Rights directly through DTC, you can exercise your ADS Rights by delivering completed subscription instructions for new ADSs through DTC’s system and instructing DTC to charge your applicable DTC account for the ADS deposit amount for the New ADSs and to deliver such amount to the ADS Rights Agent. DTC must receive the subscription instructions and the payment of the ADS deposit amount for the new ADSs so as to allow DTC sufficient time to transmit the subscription instructions and payment of the ADS deposit amount to the ADS Rights Agent prior to the expiration of the ADS Rights Exercise Period. If the ADS deposit amount, subscription instructions and payment with respect to ADS Rights are not received by the ADS Rights Agent by the end of the ADS Rights Exercise Period, the ADS Rights Agent will not be authorized to, and consequently will not, accept any delivery or exercise of subscription instructions with respect to those ADS Rights.

•	Subscription by registered holders: If you are a holder of ADS Rights registered directly with the ADS Rights Agent, you can exercise your ADS Rights by delivering to the ADS Rights Agent a properly completed ADS subscription form and paying in full the ADS deposit amount for the new ADSs. The properly completed ADS subscription form (except in the case of subscriptions submitted through DTC) and payment should be delivered to:

By Mail To: J.P. Morgan Chase Bank NA Voluntary Corporate Actions Dept P.O. Box 64854 St. Paul, MN 55164-0854	By Courier to: J.P. Morgan Chase Bank NA Voluntary Corporate Actions Dept 161 North Concord Exchange South St. Paul, MN 55075

The ADS Rights Agent must receive the ADS subscription form and payment of the ADS deposit amount on or before the end of the ADS Rights Exercise Period. Deposit in the mail will not constitute delivery to the ADS Rights Agent. ING has discretion to refuse to accept any improperly completed or unexecuted ADS subscription form.

You will elect the method of delivering the ADS subscription form and paying the ADS deposit amount to the ADS Rights Agent and you will bear any risk associated with it. If you send the ADS subscription form and payment by mail, you should use registered mail, properly insured, with return receipt requested, and allow sufficient time to ensure delivery to the ADS Rights Agent.

Subscriptions and full payment must be received by the ADS Rights Agent prior to 5:00 p.m. (New York City time) on December 11, 2009.

ING Bank N.V. is acting as principal subscription agent.

JPMorgan Chase Bank, N.A., is acting as the ADS Rights Agent and Depositary.

ING Bank N.V. reserves the right to treat as invalid any acceptance or purported exercise of ADS Rights or acceptance of the offer of New ADSs which appears to ING Bank N.V. or its agents to have been executed, effected or dispatched in a manner which may involve a breach of the securities laws or regulations of any jurisdiction or if ING Bank N.V. or its agents believe that the same may violate applicable legal or regulatory requirements.

On completion of the Rights Offering, we will announce the results of the Rights Offering and the commencement of the Global Offering, if any, by means of a press release. Such announcement is currently intended to take place on December 16, 2009. After the Global Offering has ended, and the placement of Rump Shares, if any, has taken place, we will announce the results of the Global Offering by means of a press release, including the aggregate number of Rump Shares validly subscribed and paid for, and any Excess Amount to be distributed. Such announcement is currently intended to take place on December 16, 2009.

Partial Exercise of ADS Rights

Subject to the requirements for the exercise of ADS Rights contained herein, if a registered holder of ADS Rights wishes to exercise only a portion of its total ADS Rights, such holder will need to so indicate on the ADS subscription form; and if a beneficial owner of ADS Rights wishes to exercise only a portion of its total ADS Rights, such holder will need to instruct the financial intermediary through which it holds its ADS Rights to debit the ADS Rights from the applicable book-entry account and deliver the ADS Rights to the ADS Rights Agent, and further instruct the ADS Rights Agent to subscribe only for the number of ADS Rights that it wishes to exercise.

Exchange of ADS Rights for Tradable Rights

If an ADS Rights holder wishes to surrender any ADS Rights and receive the underlying Tradable Rights, such holder must instruct the ADS Rights Agent to cancel its ADS Rights before 5:00 p.m. (New York City time) on December 11, 2009. After accounting for the ADS Rights Agent’s fees of up to $0.05 per ADS Right in respect of which such instruction was given, expenses, and any applicable taxes, the ADS Rights Agent will deliver the underlying Tradable Rights to an account in the Euroclear Netherlands, Clearstream or Euroclear systems specified by such holder. Should you decide to so cancel any ADS Rights held by you, you will be solely responsible for providing a securities brokerage account in the Euroclear Netherlands, Clearstream or Euroclear systems that can accept the rights for your benefit. To the extent Tradable Rights represented by the ADS Rights surrendered cannot be delivered due to incomplete or erroneous instructions or to the extent the delivery of the Tradable Rights is rejected by the broker, custodian or intermediary to whom the ADS Rights Agent is instructed to deliver such Tradable Rights, the ADS Rights will lapse. Furthermore, you will be solely responsible for causing any actions to be taken (or not) with respect to those Tradable Rights, including the timely exercise or sale of the Tradable Rights. ADS Rights may be surrendered for delivery of BDR Rights through the DTC system or by completing and returning an ADS subscription form. None of ING, JPMorgan Chase Bank, N.A., or any of their respective agents (including, without limitation, the custodian for the Depositary) assumes any responsibility for the required securities brokerage account in the Euroclear Netherlands, Clearstream or Euroclear systems or elsewhere or for the execution of any such actions.

Sales of Tradable Rights by the ADS Rights Agent

Assuming ADS Rights have not been exercised or exchanged as described under “— Exercise of ADS Rights” and “— Exchange of ADS Rights for Tradable Rights”, Tradable Rights underlying ADS Rights may be sold by the ADS Rights Agent in one of two ways:

•	ADS Rights holders may deliver ADS Rights for cancellation along with a fee of $0.05 per ADS Right so cancelled and direct the ADS Rights Agent by no later than 5:00 p.m. (New York City time) on December 11, 2009 to attempt to sell all or a portion of the Tradable Rights underlying the ADS Rights on behalf of such holder. The ADS Rights Agent will, assuming an instruction to sell is received prior to 5:00 p.m. (New York City time) on December 11, 2009, use reasonable efforts to sell Tradable Rights underlying ADS Rights on Euronext Amsterdam or Euronext Brussels beginning on the trading day following the day on which the instruction to sell is received. The ADS Rights Agent will distribute the net proceeds from any such sale to the holders of ADS Rights entitled thereto by whom it has been directed to make such sales on an averaged or other practicable basis. The instruction to sell ADS
Rights may be given through the DTC system or by completing and returning an ADS subscription form.

•	Assuming ADS Rights have not been exercised, exchanged or otherwise sold as described under “The Offering — ADS Rights — Exercise of ADS Rights”, “— Exchange of ADS Rights for Tradable Rights”

and “— Sales of Tradable Rights by the ADS Rights Agent”, the holder will be deemed to have delivered his ADS Rights to the ADS Rights Agent for cancellation and the ADS Rights Agent will use reasonable efforts to sell the Tradable Rights underlying the ADS Rights for such holder on or after December 14, 2009 for a fee of US$0.05 per ADS Right cancelled. Sales will be made either on Euronext Amsterdam or Euronext Brussels beginning on the trading day following the end of the ADS Rights Exercise Period until 5:00 p.m. (New York City time) on December 14, 2009. The ADS Rights Agent will distribute the net proceeds, after accounting for the Depositary’s fees of US$0.05 per ADS Right cancelled and any currency conversion expenses, any applicable taxes and any other applicable expenses, to the relevant holders of ADS Rights entitled thereto.

Payment, Delivery, Clearing and Settlement of the New ADSs

The New ADSs have been accepted for clearance through DTC. Delivery of the New ADSs is expected to take place on or about December 23, 2009, or on such other date as ING Groep N.V. may determine. Delivery of the New ADSs against payment will take place through the book-entry systems of DTC. The Depositary will receive the New BDRs to be represented by the New ADSs on or about December 21, 2009. The Depositary will then deliver to your broker’s account or register in your name the New ADSs subscribed for as soon as practicable thereafter, provided that you have paid the ADS Rights Agent any shortfall arising from the conversion of the US dollar payment and your payment of the ADS Subscription Price has cleared.

ADS Information Agent

Georgeson is acting as information agent for the Rights Offering for holders of ADS Rights. If you have any questions on the offering of ADS Rights or would like a copy of this prospectus supplement, please telephone (888) 877-5426 (from 9:00 a.m. to 9:00 p.m. (New York time) Monday to Friday), or, if you are a bank or broker, (212) 440-9800 (from 9:00 a.m. to 9:00 p.m. (New York time) Monday to Friday). If you lose your subscription form, please telephone JPMorgan Chase Bank, N.A. at (800) 990-1135.

Please note that, for legal reasons, the helpline will only be able to provide you with information contained in or incorporated by reference into the prospectus supplement, and will not be able to give advice on the merits of the Rights Offering or to provide financial advice.

Tradable Rights

Timetable

We may adjust the dates, times and periods set out in the timetable and throughout this prospectus supplement. If we should decide to adjust the dates, times and/or periods, we will notify Euronext Amsterdam N.V. and the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) (the “AFM”) and issue a press release accordingly.

The below relates to the offering of Tradable Rights to acquire New BDRs. For information relating to ADS Rights, see “— ADS Rights” above.

Subject to acceleration or extension of the timetable for the offering of Tradable Rights is envisaged as follows:

November 27, 2009	Notice published via press release and on the Company’s website regarding the publication of the prospectus supplement

November 27, 2009	Publication of the terms of the Rights Offering via press release and on the Company’s website

November 27, 2009	Filing of prospectus supplement with the US Securities & Exchange Commission

November 27, 2009	BDR Record Date for ING shares receiving Tradable Rights (after close of business)

November 27, 2009	Book entry of the Tradable Rights of the shareholders based on their holdings as of the Record Date (before start of trading in Tradable Rights)

November 30, 2009	Ex-right trading of bearer depositary receipts

November 30, 2009	Commencement of the Tradable Rights Exercise Period

December 15, 2009	End of the Tradable Rights Exercise Period (3:00 p.m. Amsterdam time)

On or about December 16, 2009	Placement of Rump Shares, if any, in the Global Offering

December 16, 2009	Publication of the Global Offering Price, if applicable

December 21, 2009	Listing of New BDRs on Euronext Amsterdam and Euronext Brussels

December 21, 2009	First day of trading of the New BDRs on Euronext Amsterdam and Euronext Brussels

December 21, 2009	Closing Date: Payment for and delivery of the subscribed New BDRs (and the New Ordinary Shares) against payment of the BDR Subscription Price into collective custody

The last date and/or time before which notification of exercise instructions may be validly given by you may be earlier than the date and/or time specified above as the end of the Tradable Rights Exercise Period, depending on the financial intermediary through which your Tradable Rights are held.

New BDRs

The New BDRs will be 1,768,412,544 bearer depositary receipts representing an equal number of New Ordinary Shares, which are ordinary shares of ING Groep N.V. with a par value of EUR 0.24 each. The New Ordinary Shares will be fully fungible and rank pari passu in all respects with the other Existing Ordinary Shares. The New BDRs may be represented by New ADSs.

The New Ordinary Shares (to be issued in the Offering) will represent approximately 46.2% of the total issued share capital of the Company immediately after completion of the Offering.

BDR Subscription Price

The BDR Subscription Price will be EUR 4.24 per New BDR. The BDR Subscription Price was established on November 26, 2009, together with the subscription ratio. On November 26, 2009, the closing price of the ING shares was EUR 8.92 per share on Euronext Amsterdam and on Euronext Brussels. The BDR Subscription Price is to be paid to the Company on the Closing Date, which is expected to be on or about December 21, 2009.

Allocation of Tradable Rights

On November 30, 2009, before commencement of trading of the Existing BDRs or Existing Ordinary Shares on Euronext Amsterdam, holders of Existing BDRs or Existing Ordinary Shares (other than the Trust) will be granted by the Company one Tradable Right per Existing BDR or Existing Ordinary Share held as of the Record Date (i.e., November 27, 2009 after close of business). 7 Tradable Rights will grant the holder thereof the right to subscribe for 6 New BDRs at the Subscription Price of EUR 4.24 per New BDR.

Tradable Rights will be allotted to holders of Existing BDRs or Existing Ordinary Shares (other than the Trust) as follows:

•	Existing BDRs held in the Euroclear system through custody accounts with custodian banks or brokers, or with the custodian for the Depositary: Every Existing BDR or Existing Ordinary Share will be allocated one Tradable Right on the first day of the BDR Rights Exercise Period before start of trading in Tradable Rights.

Allocation and notification to holders of Existing BDRs or Existing Ordinary Shares, other than the custodian for the Depositary, will be made by their respective custodian bank or broker.

•	Ordinary shares held in registered form: Each ordinary share (except the ordinary shares held by the Trust) registered in the Company’s shareholders’ register will be allocated one Tradable Right on the first day of the BDR Rights Trading Period before start of trading in Tradable Rights. The Company will send you a letter informing you of the number of Tradable Rights allocated to you and of the procedures you must follow to exercise or trade your Tradable Rights. You can also contact the Company at ING Wholesale Banking Securities Services, Location BV 07.18 Van Heenvlietlaan 220 1083CN Amsterdam, The Netherlands, or by telephone at +31 20 797 9389 if you have any questions.

Trading and Sale of Tradable Rights

From November 30, 2009, the Existing BDRs will be traded on Euronext Amsterdam and Euronext Brussels “ex subscription right”, at which time the Tradable Rights will start trading on Euronext Amsterdam and Euronext Brussels.

In connection with the Offering of the New Shares, the Tradable Rights (ISIN NL0009307941) will be traded on Euronext Amsterdam and Euronext Brussels during the period from November 30, 2009 (inclusive) to 1:15 p.m. (Amsterdam time) on December 15, 2009 (inclusive). Trades in the Tradable Rights on Euronext Amsterdam and Euronext Brussels are expected to be settled three trading days after execution (T+3).

During the period during which Tradable Rights are to be traded, shareholders who hold their ING shares in the Euroclear system will have the opportunity (but are under no obligation) to trade their Tradable Rights and, accordingly, may instruct their custodian bank or broker to sell part or all of their Tradable Rights or buy additional Tradable Rights on Euronext Amsterdam or Euronext Brussels.

The Underwriters may take suitable measures in order to create the liquidity required for orderly trading in the Tradable Rights, such as buying and selling Tradable Rights. In so doing, the Underwriters reserve the right to carry out hedging transactions in ING shares or corresponding derivatives. See “— General — Market-making and other trading activities”.

Exercise of Tradable Rights

In accordance with the subscription rights ratio of 7:6, the exercise of 7 Tradable Rights entitles the exercising holder to subscribe for 6 New BDRs against payment of the BDR Subscription Price.

In order to avoid being excluded from being exercised, Tradable Rights must be validly exercised vis-à-vis the Company during the Tradable Rights Exercise Period that runs from November 30, 2009 to 3:00 pm (Amsterdam time) on December 15, 2009.

The exercise of Tradable Rights is irrevocable and may not be withdrawn, cancelled or modified, except in circumstances where permitted under applicable law and the Underwriting Agreement.

Tradable Rights may only be exercised in multiples of 7. The instructions for exercising Tradable Rights are as follows:

•	Existing BDRs held in the Euroclear system through custody accounts with custodian banks or brokers: Instructions for exercising Tradable Rights need to be directed to the respective custodian bank or broker, as the case may be, within the time period set by such custodian bank or broker and will be subject to the shareholder’s respective arrangements with it. Shareholders are asked to follow the instructions of their custodian bank or broker. In the event that shareholders have not been so informed by the start of the Rights Exercise Period, they should contact their custodian bank or broker. Tradable Rights not exercised as described above, including Tradable Rights in excess of the nearest integral multiple of the subscription ratio, will continue to be reflected in the securities account of each holder of unexercised Tradable Rights solely for the purpose of the payment of the Excess Amount (as defined below), if any.

•	Ordinary shares held in registered form: Instructions for exercising Tradable Rights need to be directed to the respective custodian bank or broker, as the case may be, within the time period set by such custodian bank or broker and will be subject to the shareholder’s respective arrangements with it. Shareholders are asked to follow the instructions of their custodian bank or broker. In the event that shareholders have not been so informed by the start of the Tradable Rights Exercise Period, they should contact the Company. Tradable Rights not exercised as described above, including Tradable Rights in excess of the nearest integral multiple of the subscription ratio, will continue to be reflected in the securities account of each holder of unexercised Tradable Rights solely for the purpose of the payment of the Excess Amount (as defined below), if any.

ING Bank N.V. is acting as principal subscription agent.

ING Bank N.V. reserves the right to treat as invalid any acceptance or purported exercise of Tradable Rights or acceptance of the offer of New Shares which appears to ING Bank N.V. or its agents to have been executed, effected or dispatched in a manner which may involve a breach of the securities laws or regulations of any jurisdiction or if ING Bank N.V. or its agents believe that the same may violate applicable legal or regulatory requirements.

Persons holding Tradable Rights wishing to exercise statutory withdrawal rights in accordance with Dutch law, must do so by lodging a written notice of withdrawal (which shall not include a notice sent by facsimile or any other form of electronic communication) with its depositary bank for immediate transmittal to ING Groep N.V. so as to be received by ING Groep N.V. no later than two business days after the date on which the prospectus supplement is published. Notices of withdrawal given by any other means or which are deposited with or received by ING Groep N.V. after the expiry of such period will not constitute a valid withdrawal.

After the Tradable Rights Exercise Period has ended, we will announce the results of the Rights Offering and the commencement of the Global Offering, if any, by means of a press release. Such announcement is currently intended to take place on December 16, 2009. After the Global Offering has ended, and the placement of Rump Shares, if any, has taken place, we will announce the results of the Global Offering by means of a press release, including the aggregate number of Rump Shares validly subscribed and paid for, and any Excess Amount to be distributed. Such announcement is currently intended to take place on December 16, 2009.

Payment, Delivery, Clearing and Settlement of the New BDRs

The New BDRs have been accepted for clearance through Euroclear Netherlands, Clearstream and Euroclear. Delivery of the New BDRs against payment of the BDR Subscription Price or the Global Offering Price, as the case may be, is expected to take place on or about December 21, 2009, or on such other date as ING Groep N.V. may determine. Delivery of the New BDRs against payment will take place through the book-entry systems of Euroclear Netherlands, Euroclear and Clearstream Luxembourg.

General

Unexercised Tradable Rights and the Global Offering

Tradable Rights can no longer be exercised after the expiration of the Tradable Rights Exercise Period. At that time, any unexercised Tradable Rights (including any Tradable Rights received by ADS Rights holders upon exchange of their ADS Rights) will continue to be reflected in your securities account, or, in the case of ADS Rights holders that have not exchanged their ADS Rights for Tradable Rights, the account of the Depositary or its custodian, solely for the purpose of the distribution of the Excess Amount, if any. New BDRs for which Tradable Rights have not been validly exercised prior to the end of the Tradable Rights Exercise Period (i.e., the Rump Shares) may be sold by the Joint Global Coordinators and Joint Bookrunners, acting on behalf of the Underwriters, in their sole discretion, in the Global Offering by way of (1) private placements to certain institutional investors outside the United States in reliance on Regulation S under the Securities Act and in accordance with applicable securities laws and (2) a public offering in the United States under the Securities Act.

Global Offering Price

The Global Offering Price, if applicable, is expected to be determined following an institutional bookbuilding procedure commencing on or about December 16, 2009 and is expected to be published in the electronic media on or about December 16, 2009. The Global Offering Price, if any, will be denominated in Euro.

In any event, including in the case of a Global Offering, the issue price for the New Shares and New ADSs will be the BDR Subscription Price and as described under “— Excess Amount” below, the Company will not be entitled to receive any part of the Excess Amount, if any.

Excess Amount

Upon the completion of the Offering, if the aggregate proceeds for the Rump Shares offered and sold in the Global Offering, after deduction of selling expenses (including any value added tax) exceed the aggregate BDR Subscription Price for such Rump Shares, this Excess Amount will be paid in the following manner:

Each holder of a Tradable Right (including any Tradable Rights received by ADS Rights holders upon exchange of their ADS Rights) that is not exercised at the end of the Tradable Rights Exercise Period will be entitled to receive a part of the Excess Amount in cash proportional to the number of unexercised Tradable Rights reflected in such holder’s securities account, but only if that amount exceeds €0.01 per unexercised Tradable Right. In respect of Tradable Rights underlying ADS Rights that have not been exercised, the Depositary will convert these proceeds to US dollars and remit the proceeds pro rata to the holders of such ADS Rights. Payments will be made following the withholding of any applicable taxes.

If it has been announced that an Excess Amount is available for payment to holders of unexercised Tradable Rights and you have not received payment thereof within a reasonable time following the closing of the Global Offering, you should contact the financial intermediary through which you hold unexercised Tradable Rights.

We cannot guarantee that the Global Offering will be successfully completed. None of us, the Joint Global Coordinators and Joint Bookrunners, the Underwriters, the Subscription Agent or any person procuring subscriptions for Rump Shares will be responsible for any lack of Excess Amount arising from any placement of the Rump Shares in the Global Offering. The Excess Amount, if any, will only be available if the Rump Shares are placed within two business days of the end of the Tradable Rights Exercise Period.

ING Group will not be entitled to receive any part of the Excess Amount.

Pre-emptive Rights

The statutory pre-emptive rights (wettelijke voorkeursrechten) in respect of the Rights Offering have been excluded for the purpose of the Rights Offering. Both the New BDRs and New Ordinary Shares and the Tradable Rights will be created and issued under Dutch law.

Existing Shares held in Treasury

As of October 31, 2009, the Company directly or indirectly held a total of 35,041,271 Existing Shares. Such shares are held, inter alia, to hedge awards granted under employee equity compensation plans, including employee options. Additionally, ING shares are used for market making and hedging purposes. Existing Shares held in treasury will be allocated Tradable Rights in the Rights Offering. The Company will sell the Tradable Rights allocated to such shares.

Voting Rights

The New Ordinary Shares will carry the same voting rights as the Existing Ordinary Shares.

The New BDRs will carry the same entitlement to a voting proxy as the Existing BDRs.

The New ADSs will carry the same entitlement as the Existing ADSs to instruct the Depositary as to the exercise of a voting proxy associated with the ADSs.

Distributions

The New Ordinary Shares underlying the New BDRs and the New ADSs will be fully fungible and rank pari passu with the Existing Ordinary Shares. As such, they will be entitled to any distributions declared after the closing of the Offering.

Dilution

We expect to issue 1,768,412,544 New Ordinary Shares (and an equal number of New BDRs, including New ADSs underlying New BDRs) pursuant to the Offering. A holder of Rights that has not exercised such Rights at the end of the ADS Rights Exercise Period or Tradable Rights Exercise Period, as applicable, will experience dilution of approximately 46.2% to its interest in the Company as a result of the issue of the New Shares (including New ADSs underlying New BDRs) pursuant to the Offering. A holder who exercises the total number of Rights granted to it with respect to the New Shares or New ADSs, as applicable, and, accordingly, subscribes to the number of New Shares or New ADSs offered to it in the Offering, will not experience dilution to its interests in the Company as a result of the Offering upon its completion.

Lock-Up

The Company has agreed with the Underwriters that, except for the issue of ING shares in the Offering, for a period ending 90 days after the Closing Date, it will not directly or indirectly issue, sell, offer or otherwise dispose of any ING shares or other securities convertible or exchangeable into ING shares or representing rights to subscribe for ING shares or enter into a transaction with similar economic effect, subject to certain exceptions including (1) the issuance by the Company of bearer depositary receipts or ordinary shares upon the exercise of an option, right, warrant or the conversion of a security outstanding on the date of the Underwriting Agreement, (2) transactions by any person other than the Company relating to bearer depositary receipts or ordinary shares of ING Groep N.V. or other securities acquired in open market transactions after the completion of the offering of the New Shares to be sold in the Offering, (3) sales of treasury shares (or derivative transactions directly related thereto) carried out in a manner consistent with the Company’s normal treasury activity, (4) market making, hedging, brokerage and asset management activities in the ordinary course of trading, and (5) hedging by the Company of its exposures under existing employee option and long-term incentive programs.

Stock Exchange Listing, ISINs, Common Codes, Ticker Symbols

Applications have been or will be made for listing the New BDRs on Euronext Amsterdam and Euronext Brussels and for listing of the New ADSs representing the New BDRs on the NYSE. The listings are expected to become effective on December 21, 2009. The first trading day for the New BDRs is scheduled to be December 21, 2009. Upon commencement of trading, the New BDRs will be included in the existing listing of ING shares and the New ADSs will be included in the existing listing of ADSs. All dealings in Rights, New Shares and New ADSs are at the sole risk of the parties concerned. Euronext Amsterdam N.V., the Company, the Joint Global Coordinators and Joint

Bookrunners, the Underwriters, the Listing Agent, the ADS Rights Agent and the Subscription Agent do not accept any responsibility or liability by any person as a result of the withdrawal of the Offering or (the related) annulment of any transactions in Rights, New Shares or New ADSs.

The securities identification numbers for the Tradable Rights and the New BDRs are as follows:

International Securities Identification Numbers (ISIN):	Existing BDRs: NL0000303600 (Euronext Amsterdam and Euronext Brussels) Existing ADSs: US4568371037 (NYSE)

Tradable Rights: NL0009307941 (Euronext Amsterdam and Euronext Brussels)

CUSIPs:	Existing BDRs: N4578E413 (Euronext Amsterdam and Euronext Brussels) Existing ADSs: 456837103 (NYSE)

SEDOL:	Existing BDRs: 7154182 (Euronext Amsterdam and Euronext Brussels)

Existing ADSs: 2452643 (NYSE)

Common Codes:	Existing BDRs: 013208344 (Euronext Amsterdam and Euronext Brussels)

Existing ADSs: 010377293 (NYSE)

Tradable Rights: 047074070 (Euronext Amsterdam and Euronext Brussels)

Ticker Symbols:	Existing BDRs: “INGA” (Euronext Amsterdam and Euronext Brussels) Existing ADSs: “ING” (NYSE)

Tradable Rights: “INGRI” (Euronext Amsterdam and Euronext Brussels)

Withdrawal of the Offering

The Offering is underwritten by the Underwriters based on an underwriting agreement from which the Underwriters can withdraw under certain circumstances. If the underwriting agreement is terminated, the Offering will be cancelled, and the Company will not receive the proceeds expected to be generated by the Offering. See “Underwriting”.

If the Offering is withdrawn, both the exercised and unexercised Rights will be forfeited without compensation to their holders and subscription for and allotments of New ADSs and New BDRs that have been made will be disregarded. Any subscription payments received by ING Groep N.V., the Subscription Agent, the ADS Rights Agent, the Paying Agent or the Underwriters will be returned without interest. Any such forfeiture of Rights will be without prejudice to the validity of any settled trades in the Rights. There will be no refund of any Rights purchased in the market. All trades in Rights, New Shares and New ADSs are at the sole risk of the parties concerned. The Underwriters, the Company, the Subscription Agent, the ADS Rights Agent, the Listing Agent, the Paying Agent and Euronext Amsterdam N.V. do not accept any responsibility or liability with respect to any person as a result of the withdrawal of the Offering or (the related) annulment of any transactions in Rights, New BDRs or New ADSs on Euronext Amsterdam, Euronext Brussels or on the NYSE, as applicable. See “Risk Factors — Risks Related to the Offering — If the Offering does not take place, the credit ratings and funding costs could be adversely affected, and the price of ING shares could drop sharply. In either case, the Rights could become worthless”.

Resolutions

The Offering was authorized by resolutions of the Executive Board and the Supervisory Board prior to the date hereof. On November 25, 2009, the General Meeting granted the authority to the Executive Board to issue the new Ordinary Shares and to limit or exclude the statutory pre-emptive rights in respect of the Offering.

Paying Agent

ING Bank N.V. is the global paying agent with respect to the bearer depository receipts.

Listing Agent

ING Bank N.V. is the listing agent with respect to the Tradable Rights and the New BDRs.

Fees and Expenses

In connection with the Offering, we anticipate that we will receive total gross proceeds of EUR 7.5 billion. After deducting fees and expenses of EUR 235,206,000, we anticipate that we will receive net proceeds of EUR 7,262,863,187. See ‘‘— Expenses of the Offering”.

Information Agent

ING has appointed Georgeson as its information agent for the Offering. Georgeson will receive inquiries regarding the Offering, prospectus supplement and accompany prospectus requests via telephone as of November 27, 2009 at (888) 877-5426 or (212) 440-9800 (if you are a bank or broker) from 9:00 a.m. to 9:00 p.m. (New York City time) Monday to Friday.

Market-making and other trading activities

Certain of the underwriters have advised the Company that they are currently making a market for the Existing Shares and they intend to make a market in the Rights inside and outside of the United States. The Underwriters may also engage in transactions for the accounts of others in the Existing Shares and the Rights and certain derivatives linked to the Existing Shares of the Company.

In addition, in connection with the Offering, the Underwriters may engage in trading activity with respect to the Rights and the Existing Shares during the applicable Rights Exercise Period for the sole purpose of hedging their commitments under the Underwriting Agreement. Such activity may include purchases and sales of the Rights and the Existing Shares and related or other securities and instruments. These transactions may include short sales of the Existing Shares and purchases of the Rights which cover the positions created by short sales.

If these market-making and other activities are commenced, they may be discontinued at any time at the sole discretion of the relevant Underwriter and without notice. These activities may occur on Euronext Amsterdam, Euronext Brussels and the NYSE, in the over-the-counter market or elsewhere outside the United States in accordance with applicable law and regulation.

During the distribution of BDRs representing ING shares (including in the form of ADSs) in the Rights Offering and the Global Offering, if applicable, ING and certain of its affiliates intend to engage in various dealing and brokerage activities involving BDRs representing ING shares (including in the form of ADSs) when and to the extent permitted by applicable law. Among other things, ING and certain of its affiliates, as the case may be, intend (1) to make a market in BDRs representing ING shares by purchasing and selling BDRs representing ING shares for their own account or to facilitate customer transactions; (2) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to BDRs representing ING shares for their own account and the accounts of their customers; (3) to engage in trades in BDRs representing ING shares for their own account and the accounts of their customers for the purpose of hedging their positions established in connection with the derivatives market making described above; (4) to market and sell to customers funds which include BDRs representing ING shares; (5) to provide to customers investment advice and financial planning guidance which may include information about BDRs representing ING shares, (6) to engage in unsolicited brokerage transactions in BDRs representing ING shares and derivatives thereon with their customers; (7) to trade in BDRs representing ING shares and derivatives thereon as part of their asset management activities for the accounts of their customers; (8) to lend BDRs representing ING shares, as well as accept BDRs representing ING shares as collateral for loans; and (9) to trade in ING BDRs representing ING shares in connection with employee incentive and pension plans. These activities may occur on Euronext Amsterdam, Euronext Brussels, Chi-X, Turquoise, in the over-the-counter market in The Netherlands or elsewhere outside the United States.

In addition, certain ING affiliates intend (1) to engage in unsolicited brokerage transactions in BDRs representing ING shares (including in the form of ADSs) and derivatives thereon with their customers; (2) to trade in BDRs representing ING shares (including in the form of ADSs) and derivatives thereon as part of their asset management activities for the accounts of their customers; (3) to lend BDRs representing ING shares (including in the form of ADSs), as well as accept BDRs representing ING shares (including in the form of ADSs) as collateral for loans; and (4) to trade in ING BDRs representing ING shares (including in the form of ADSs) in connection with employee incentive plans, in each case in the United States.

ING and its affiliates are not obliged to make a market in or otherwise purchase BDRs representing ING shares (including in the form of ADSs) or derivatives on BDRs representing ING shares (including in the form of ADSs) and any such market making or other purchases may be discontinued at any time. These activities could have the effect of preventing or retarding a decline in the market price of BDRs representing ING shares.

Expenses of the Offering

The following are the expenses, other than fees payable to the Underwriters, expected to be incurred by ING in connection with the issuance and distribution of the Rights, the New Shares and the New ADSs.

Euronext Amsterdam and Euronext Brussels Exchange listing fees	EUR 770,500

AFM fee	EUR 10,500

SEC registration fee	EUR 200,000

Printing expenses	EUR 400,000

Legal fees and expenses	EUR 3,100,000

Accounting fees and expenses	EUR 325,000

Transfer agents fees	EUR 2,100,000

Miscellaneous	EUR 3,300,000

Total	EUR 10,206,000

All amounts other than the SEC registration fee and the NYSE, Euronext Amsterdam and Euronext Brussels listing fees are estimates.

Adjustments to Employee Benefit Plans

ING intends to amend the strike price of options and/or the number of options or shares or to otherwise adjust the parameters of the various outstanding employee compensation and benefit plans, in each case as allowed under such plans or instruments, to adjust for the effects of the Offering.

UNITED STATES FEDERAL INCOME TAXATION

This section describes the material US federal income tax consequences of the acquisition, ownership and disposition of the Rights, the New Shares and the New ADSs. This section applies to you only if you are a US Holder (as defined below), receive the Rights, the New Shares or the New ADSs pursuant to the Offering, and hold those Rights, New Shares or New ADSs as capital assets for US federal income tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of the Company’s voting stock;

•	a person that holds the Rights, the New Shares or the New ADSs as part of a straddle or a hedging or conversion transaction;

•	a person deemed to sell the Rights, the New Shares or the New ADSs in a constructive sale transaction;

•	a person owning the Rights, the New Shares or the New ADSs through a partnership or other pass-through entity; or

•	a person whose functional currency is not the US dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings, court decision, and the income tax convention between the United States and the Netherlands (“the Treaty”), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the Depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

You are a US Holder if you are a beneficial owner of the Rights, the New Shares or the New ADSs, and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to US federal income tax regardless of its source; or

•	a trust if a US court can exercise primary supervision over the trust’s administration and one or more US persons are authorized to control all substantial decisions of the trust.

You should consult your own tax advisor regarding the US federal, state, local and other tax consequences of receiving, owning and disposing of the Rights, the New Shares or the New ADSs in your particular circumstances.

In general, for US federal income tax purposes, (i) holders of the New BDRs or the New ADSs will be treated as the owners of the New Ordinary Shares represented by those New BDRs or New ADSs, and (ii) exchanges of the New Ordinary Shares for the New BDRs and then for the New ADSs, and exchanges of the New ADSs for the New BDRs and then for the New Ordinary Shares, will not be subject to US federal income tax.

Taxation of the Rights

1.	Distribution of the Rights

The distribution of the Rights to a US Holder should not constitute a taxable event to the US Holder for US federal income tax purposes. The remainder of this US federal income tax discussion assumes the distribution of the Rights will not constitute a taxable event to the US Holder for US federal income tax purposes.

2.	Basis and holding period in the Rights

The tax basis of the Rights received by a US Holder will be zero, unless either (i) the fair market value of the Rights on the date the Rights are distributed is 15% or more of the value of the underlying Existing Shares with respect to which the Rights are distributed, or (ii) the US Holder elects to allocate to the Rights a portion of its basis in the underlying Existing Shares with respect to which the Rights were distributed. If either of these applies, basis will be allocated in proportion to the relative fair market values of the Existing Shares and the Rights on the date the Rights are distributed. A US Holder who wishes to make the election to allocate a portion of its basis to the Rights must attach a statement to this effect to its US federal income tax return for the taxable year in which the Rights are received. The election will apply to all of the Rights received by the US Holder pursuant to the Offering and, once made, will be irrevocable. In the event that the value of the Rights is less than 15% of the value of the underlying Existing Shares, US Holders should consult their own tax advisors regarding the advisability of making such an election and the specific procedures for doing so.

A US Holder’s holding period for the Rights will include the US Holder’s holding period in the underlying Existing Shares with respect to which the Rights were distributed (whether or not basis is allocated to the Rights).

3.	Sale, exchange or expiration of the Rights

Subject to the passive foreign investment company rules (the “PFIC rules”) described below, a US Holder will recognize capital gain or loss on the sale or other disposition of the Rights in an amount equal to the US dollar value of the difference between the amount realized on the disposition and the US Holder’s tax basis in the Rights. A US Holder generally will not recognize taxable income upon the receipt of the Tradable Rights through a surrender of ADS Rights.

Subject to the PFIC rules described below, if a US Holder does not dispose of or exercise the Rights and, as a result, receives a part of the Excess Amount, the US Holder should recognize capital gain or loss in an amount equal to the US dollar value of the difference between the amount the US Holder receives and the US Holder’s tax basis in the Rights. If a US Holder does not dispose of or exercise the Rights but does not receive any amount as a part of the Excess Amount, the US Holder should not recognize a loss for US federal income tax purposes. Instead, if the US Holder previously allocated to those Rights a portion of its tax basis in the underlying Existing Shares, that basis will be re-allocated to the Existing Shares.

Capital gain of a non-corporate US Holder that is recognized in taxable years beginning before January 1, 2011 generally will be taxed at a maximum rate of 15% if the US Holder has a holding period greater than one year, or at the same rates as ordinary income if the US Holder has a holding period of one year or less. A US Holder’s ability to deduct any capital losses may be subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

4.	Exercise of the Rights

A US Holder will not recognize taxable income upon the receipt of the New Shares or the New ADSs through an exercise of the Rights.

Taxation of the New Shares and the New ADSs

1.	Basis and holding period in the New Shares and the New ADSs

A US Holder’s tax basis in the New Shares or the New ADSs received through an exercise of the Rights will equal the US dollar value of the sum of (i) the ADS Subscription Price or the BDR Subscription Price, as applicable, determined at the spot rate on the date of exercise and (ii) the US Holder’s basis in the Rights exercised to obtain the New Shares or the New ADSs.

A US Holder’s holding period for the New Shares or the New ADSs received through an exercise of the Rights will not include the US Holder’s holding period for the underlying Rights.

2.	Dividends

Subject to the PFIC rules described below, a US Holder will include in gross income the gross amount of any distribution (other than certain stock distributions) paid by the Company out of its current or accumulated earnings and profits (as determined for US federal income tax purposes) as dividend income when the distribution is actually or constructively received by the US Holder (or, in the case of the New ADSs, the Depositary). Any distribution paid by the Company in excess of its current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the US Holder’s tax basis in the New Shares or the New ADSs and thereafter as a capital gain. Because the Company does not keep account of its earnings and profits (as determined for US federal income tax purposes), any distribution should generally be treated as dividend income for US federal income tax purposes.

The gross amount of the distribution includes any Dutch tax withheld from the distribution even if the US Holder does not in fact receive the withheld amount.

Subject to certain limitations, the Dutch tax withheld in accordance with the Treaty and paid over to the Netherlands will be creditable or deductible against the US Holder’s US federal income tax liability. However, any Dutch tax withheld from distributions will not be eligible for a foreign tax credit to the extent a refund of the tax withheld is available to the US Holder. Further, any Dutch tax withheld may not be eligible for a foreign tax credit to the extent that the Company reduces the amount of dividend withholding tax paid over to the Dutch tax administration by crediting withholding tax imposed on certain dividends paid to the Company. Currently, the Company may, with respect to certain dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against Dutch withholding tax imposed on dividends paid by the Company, up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the dividends paid by the Company that is subject to Dutch withholding tax; and (ii) 3% of the gross amount of certain dividends received from qualifying non-Dutch subsidiaries during a certain period. The credit reduces the amount of dividend withholding tax that the Company is required to pay to the Dutch tax administration but does not reduce the amount of tax the Company is required to withhold from dividends paid by the Company.

Dividends paid to a non-corporate US Holder in taxable years beginning before January 1, 2011 that constitute qualified dividend income generally will be subject to a maximum tax rate of 15% provided certain holding period requirements are met. Dividends the Company pays with respect to the New Shares or the New ADSs generally will be qualified dividend income. Dividends paid to a corporate US Holder will not be eligible for the dividends-received deduction generally allowed to US corporations in respect of dividends received from other US corporations.

For foreign tax credit limitation purposes, distributions that are dividends for US federal income tax purposes will generally be income from sources outside the United States and will, depending on the US Holder’s circumstances, be “passive category income” or “general category income”.

The amount of the dividend includible in the income of a US Holder will be the US dollar value of the payment made, determined at the spot rate on the date the dividend is includible in the income of the US Holder, regardless of whether the payment is in fact converted to US dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is includible in income to the date the payment is converted into US dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

3.	Sale or exchange of the New Shares and the New ADSs

Subject to the PFIC rules described below, a US Holder will recognize capital gain or loss on the sale or other disposition of the New Shares or the New ADSs in an amount equal to the US dollar value of the difference between the amount realized on the disposition and the US Holder’s tax basis in the New Shares or the New ADSs.

Capital gain of a non-corporate US Holder that is recognized in taxable years beginning before January 1, 2011 generally will be taxed at a maximum rate of 15% if the US Holder has a holding period greater than one year, or at the same rates as ordinary income if the US Holder has a holding period of one year or less. A US Holder’s ability to deduct any capital loss may be subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive foreign investment company rules

The Company believes that it should not be a “passive foreign investment company” (a “PFIC”) for US federal income tax purposes, but this conclusion is made annually and thus may be subject to change. If the Company is treated as a PFIC and you are a US Holder that did not make a mark-to-market election, you will be subject to special rules with respect to (i) any gain you realize on the disposition of your Rights (under proposed regulations), New Shares or New ADSs, and (ii) any excess distribution that the Company makes to you. With certain exceptions, your Rights (under proposed regulations), New Shares or New ADSs will be treated as stock in a PFIC if the Company was a PFIC at any time during your holding period in the Rights, New Shares or New ADSs. In addition, dividends that you receive from the Company will not constitute qualified dividend income to you if the Company is deemed to be a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

US information reporting and backup withholding

For a non-corporate US Holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to dividends or other taxable distributions made to the US Holder within the United States or through certain US-related financial intermediaries, and to the payment of proceeds to the US Holder from the sale of the Rights, the New Shares or the New ADSs effected at a US office of a broker. Additionally, backup withholding may apply to such payments if the non-corporate US Holder fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that the US Holder has failed to report all interest and dividends required to be shown on the US Holder’s US federal income tax returns, or in certain circumstances, fails to comply with applicable certification requirements.

A US Holder subject to backup withholding generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the US Holder’s US federal income tax liability by filing a refund claim with the Internal Revenue Service.

THE NETHERLANDS TAXATION

General

The information set out below is a general summary of certain Dutch tax consequences in connection with the acquisition, ownership and transfer of New Shares, New ADSs and/or Rights and the exercise of Rights. The summary does not purport to be a comprehensive description of all the Dutch tax considerations that may be relevant for a particular holder of New Shares, New ADSs and/or Rights. Such holders may be subject to special tax treatment under any applicable law and this summary is not intended to be applicable in respect of all categories of holders of New Shares, New ADSs and/or Rights. The summary is based upon the tax laws of the Netherlands as in effect on the date of the date hereof, including official regulations, rulings and decisions of the Netherlands and its taxing and other authorities available in printed form on or before such date and now in effect. These tax laws are subject to change, which could apply retroactively and could affect the continuing validity of this summary. As this is a general summary, we recommend investors and shareholders to consult their own tax advisors as to the Dutch or other tax consequences of the acquisition, ownership and transfer of New Shares, New ADSs and/or Rights and the exercise of Rights, including, in particular, the application of their particular situations of the tax considerations discussed below.

The Company is of the opinion that the ultimate beneficial owners of the New BDRs and the New ADSs will be treated for Dutch tax purposes as the absolute beneficial owners of the New Ordinary Shares represented by the New BDRs and the New ADSs and any references to New Shares and New ADSs should be read accordingly. In addition, it is anticipated by the Company that the ultimate beneficial owners of the ADS Rights will be treated for Dutch tax purposes as the absolute beneficial owners of the Tradable Rights represented by the ADS Rights and any references to Rights should be read accordingly.

The following summary does not address the tax consequences arising in any jurisdiction other than the Netherlands in connection with the acquisition, ownership and transfer of New Shares, New ADSs and/or Rights and the exercise of Rights.

Dividend Withholding Tax

Dividends paid on New Shares and/or New ADSs to a holder of such New Shares and/or New ADSs are generally subject to withholding tax of 15% imposed by the Netherlands. Generally, the dividend withholding tax will not be borne by us, but will be withheld by us from the gross dividends paid on the New Shares and/or New ADSs. The term “dividends” for this purpose includes, but is not limited to:

•	distributions in cash or in kind, deemed and constructive distributions, and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•	liquidation proceeds, proceeds of redemption of shares or, generally, consideration for the repurchase of shares in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

•	the nominal value of shares issued to a shareholder or an increase of the nominal value of shares, as the case may be, to the extent that it does not appear that a contribution to the capital recognized for Dutch dividend withholding tax purposes was made or will be made; and

•	partial repayment of paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), within the meaning of the Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965), unless the General Meeting has resolved in advance to make such a repayment and provided that the nominal value of the shares concerned has been reduced by a corresponding amount by way of an amendment of our Articles of Association.

A holder of New Shares and/or New ADSs who is, or who is deemed to be, a resident of the Netherlands can generally credit the withholding tax against his Dutch income tax or Dutch corporate income tax liability and is generally entitled to a refund of dividend withholding taxes exceeding his aggregate Dutch income tax or Dutch corporate income tax liability, provided certain conditions are met, unless such holder of New Shares and/or New ADSs is not considered to be the beneficial owner of the dividends.

A holder of New Shares and/or New ADSs, who is the recipient of dividends (the “Recipient”) will not be considered the beneficial owner of the dividends for this purpose if:

•	as a consequence of a combination of transactions, a person other than the Recipient wholly or partly benefits from the dividends;

•	whereby such other person retains, directly or indirectly, an interest similar to that in the New Shares and/or New ADSs on which the dividends were paid; and

•	that other person is entitled to a credit, reduction or refund of dividend withholding tax that is less than that of the Recipient (“Dividend Stripping”).

If dividends are distributed to a corporate holder of the New Shares and/or New ADSs that qualifies in respect of the New Shares and/or New ADSs for the participation exemption, as defined in the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969), and if such New Shares and/or New ADSs are attributable to an enterprise carried out in the Netherlands, such dividends are exempt from Dutch dividend withholding tax provided that the recipient of the dividends can be considered the beneficial owner of the dividends. In addition, subject to certain conditions, a legal entity resident in the Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

With respect to a holder of New Shares and/or New ADSs , who is not and is not deemed to be a resident of the Netherlands for purposes of Dutch taxation (including, if he is an individual, a holder who opts to be taxed as a resident of the Netherlands for purposes of Dutch taxation) and who is considered to be a resident of the Netherlands Antilles or Aruba under the provisions of the Tax Arrangement for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), or who is considered to be a resident of a country other than the Netherlands under the provisions of a double taxation convention the Netherlands has concluded with such country, the following may apply. Such holder of New Shares and/or New ADSs may, depending on the terms of and subject to compliance with the procedures for claiming benefits under the Tax Arrangement for the Kingdom of the Netherlands or such double taxation convention, be eligible for a full or partial exemption from or a reduction or refund of Dutch dividend withholding tax.

In addition, subject to certain conditions and based on Dutch legislation implementing the Parent Subsidiary Directive (Directive 90/435/EEC, as amended) an exemption from Dutch dividend withholding tax will generally apply to dividends distributed to certain qualifying entities (that have a legal form mentioned in the annex to the Parent Subsidiary Directive and that are subject to a profit-based tax as mentioned in the relevant provision in the Parent-Subsidiary Directive — the “Legal Form Requirement” and “Subject to Tax Requirement”, respectively) that are residents in another EU Member State and that hold an interest of at least 5% of the nominal paid-in capital or, in relation to certain jurisdictions, of the voting power of the distributing entity. Furthermore, certain entities resident in an EU Member State and not subject to tax on their profits in such EU Member State might be entitled to obtain a full refund of Dutch dividend withholding tax provided they would not have been subject to Dutch corporate income tax had they been resident in the Netherlands. Following recent case law by the Court of Justice of the European Communities, a law proposal has been published on September 15, 2009, which is intended to be effective as per January 1, 2010 and which purports to make an exemption from or refund of Dutch dividend withholding tax also available to certain qualifying entities tax resident within the European Economic Area under the same conditions that apply to entities that are tax resident within the EU. In the same law proposal, it is proposed to abolish both the Legal Form Requirement and Subject to Tax Requirement for the above exemption. It should be noted that, notwithstanding the proposed abolishment of the Subject to Tax Requirement, the exemption of dividend withholding tax will remain inapplicable for cross border dividend payments to entities that perform a similar function to Dutch fiscal investment institutions and exempt investment institutions, as domestic dividend payments to these institutions will also not benefit from the exemption.

The concept of Dividend Stripping, described above, is applicable to determine whether a holder of New Shares and/or New ADSs may be eligible for a full or partial exemption from, reduction or refund of Dutch dividend withholding tax, as described in the preceding paragraphs.

Rights issued by the Company and payments in cash of the Excess Amount, if any, made by the Joint Global Coordinator(s) to holders of Rights that were not exercised at the end of the Rights Exercise Period, should not be subject to Dutch dividend withholding tax.

Taxes on Income and Capital Gains

General

The description of taxation set out in this section of this prospectus supplement is not intended for any holder of New Shares, New ADSs and/or Rights, who:

•	is an individual and for whom the income or capital gains derived from New Shares, New ADSs and/or Rights are attributable to employment activities, the income from which is taxable in the Netherlands;

•	holds a Substantial Interest, or a deemed Substantial Interest in us (as defined below);

•	is an entity that is a resident or deemed to be a resident of the Netherlands and that, in whole or in part, is not subject to or is exempt from Dutch corporate income tax;

•	is an entity for which the income and/or capital gains derived in respect of New Shares, New ADSs and/or Rights are exempt under the participation exemption (deelnemingsvrijstelling) as set out in the Dutch Corporate Income Tax Act 1969; or

•	is a fiscal investment institution (fiscale beleggingsinstelling) or an exempt investment institution (vrijgestelde beleggingsinstelling) as defined in the Dutch Corporate Income Tax Act 1969.

Generally a holder of New Shares, New ADSs and/or Rights will have a substantial interest in us (a “Substantial Interest”) if he holds, alone or together with his partner (statutorily defined term), whether directly or indirectly, the ownership of, or certain other rights (including the New Shares and/or New ADSs) over, shares representing 5% or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of shares), or rights to acquire shares, whether or not already issued, that represent at any time 5% or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of shares) or the ownership of certain profit participating certificates that relate to 5% or more of the annual profit and/or to 5% or more of our liquidation proceeds. A holder of New Shares, New ADSs and/or Rights will also have a Substantial Interest in us if one of certain relatives of that holder or of his partner has a Substantial Interest in us. If a holder of New Shares, New ADSs and/or Rights does not have a Substantial Interest, a deemed Substantial Interest will be present if (part of) a Substantial Interest has been disposed of, or is deemed to have been disposed of, without recognizing taxable gain.

Residents of the Netherlands

Individuals

An individual who is resident or deemed to be resident in the Netherlands, or who opts to be taxed as a resident of the Netherlands for purposes of Dutch taxation (a “Dutch Resident Individual”) and who holds New Shares, New ADSs and/or Rights is subject to Dutch income tax on income and/or capital gains derived from the New Shares, New ADSs and/or Rights at the progressive rate (up to 52%; rate for 2009) if:

(i)	the holder has an enterprise (onderneming) or an interest in an enterprise (whether pursuant to a co-entitlement to the net worth of such enterprise or otherwise) to which enterprise the New Shares, New ADSs and/or Rights are attributable; or

(ii)	the holder derives income or capital gains from the New Shares, New ADSs and/or Rights that are taxable as benefits from “miscellaneous activities” (resultaat uit overige werkzaamheden, as defined in the Dutch Income Tax Act 2001; Wet inkomstenbelasting 2001), which include the performance of activities with respect to the New Shares, New ADSs and/or Rights that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

If neither condition (i) nor condition (ii) applies to the holder of New Shares, New ADSs and/or Rights, taxable income with regard to the New Shares, New ADSs and/or Rights must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. At present, this deemed return on income from savings and investments has been fixed at a rate of 4% (rate for 2009) of the average of the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year and the individual’s yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The average of the individual’s yield basis is determined as the fair market value of certain qualifying assets held by the holder of the New Shares, New ADSs and/or Rights less the fair market value of certain qualifying liabilities on January 1 and December 31, divided by two. The fair market value of the New Shares, New ADSs and/or Rights will be included as an asset in the individual’s yield basis. The deemed return on income from savings and investments of 4% (rate for 2009) will be taxed at a rate of 30% (rate for 2009).

Entities

An entity that is resident or deemed to be resident in the Netherlands (a “Dutch Resident Entity”) will generally be subject to Dutch corporate income tax with respect to income and capital gains derived from the New Shares, New ADSs and/or Rights. The Dutch corporate income tax rate is 20% for the first €200,000 of taxable income and 25.5% for taxable income exceeding €200,000 (rates applicable for 2009 and 2010).

Non-Residents of the Netherlands

A person that is not a Dutch Resident Individual or Dutch Resident Entity (a “Non-Dutch Resident”) and that holds New Shares, New ADSs and/or Rights is generally not subject to Dutch income or corporate income tax (other than dividend withholding tax described above) on the income and capital gains derived from the New Shares, New ADSs and/or Rights, provided that:

•	such Non-Dutch Resident does not derive profits from an enterprise or deemed enterprise, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder) which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the New Shares, New ADSs and/or Rights are attributable or deemed attributable;

•	in the case of a Non-Dutch Resident who is an individual, such individual does not derive income or capital gains from the New Shares, New ADSs and/or Rights that are taxable as benefits from “miscellaneous activities” in the Netherlands (resultaat uit overige werkzaamheden, as defined the Dutch Income Tax Act 2001) , which include the performance of activities with respect to the New Shares, New ADSs and/or Rights that exceed regular, active portfolio management (normaal, actief vermogensbeheer).; and

•	such Non-Dutch Resident is neither entitled to a share in the profits of an enterprise nor co-entitled to the net worth of such enterprise effectively managed in the Netherlands, other than by way of the holding of securities or, in the case of an individual, through an employment contract, to which enterprise the New Shares, New ADSs and/or Rights or payments in respect of the New Shares, New ADSs and/or Rights are attributable.

Gift, Estate or Inheritance Taxes

Residents of the Netherlands

Generally, gift, estate and inheritance tax will be due in the Netherlands in respect of the acquisition of the New Shares, New ADSs and/or Rights by way of a gift by, or on the death of, a holder who is a resident or deemed to be a resident of the Netherlands for the purposes of Dutch gift, estate and inheritance tax at the date of the gift or his or her death.

Non Residents of the Netherlands

No Dutch gift, estate or inheritance taxes will be levied on the transfer of New Shares, New ADSs and/or Rights by way of gift by or on the death of a holder, who is neither a resident nor is deemed — including based upon request — to be a resident of the Netherlands for the purpose of the relevant provisions (“Non-Dutch Resident for Purposes of Gift, Estate or Inheritance Tax”), unless:

•	the transfer is construed as an inheritance or bequest or as a gift made by or on behalf of a person who, at the time of the gift or death, is or is deemed to be a resident of the Netherlands for the purpose of the relevant provisions; or

•	the New Shares, New ADSs and/or Rights qualify as domestic assets (binnenlandse bezittingen) as defined in the Inheritance Tax Act 1956 (Successiewet 1956). New Shares, New ADSs and/or Rights will generally qualify as domestic assets (i) if they are attributable to an enterprise or part of an enterprise which is carried on through a permanent establishment or a permanent representative in the Netherlands, or (ii) if the holder of such New Shares, New ADSs and/or Rights is entitled to a share in the profits of an enterprise effectively managed in the Netherlands, other than by way of the holding of securities or through an employment contract, to which enterprise such New Shares, New ADSs and/or Rights are attributable.

For purposes of Dutch gift, estate and inheritance tax, an individual who is of Dutch nationality will be deemed to be a resident of the Netherlands if he has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his death. In addition, for purposes of Dutch gift tax, an individual will, regardless of his nationality, be deemed to be resident of the Netherlands if he has been a resident in the Netherlands at any time during the 12 months preceding the date of the gift.

For purposes of Dutch gift, estate and inheritance tax, if an individual transfers the New Shares, New ADSs and/or Rights by way of a gift while he is not and is not deemed to be a resident of the Netherlands and dies within 180 days after the date of such gift, while being resident or deemed to be resident in the Netherlands, such New Shares, New ADSs and/or Rights are construed as an inheritance or bequest at the time of the death of such holder.

At present, a law proposal to amend the Inheritance Tax Act 1956, published on April 28, 2009 and intended to be effective as per January 1, 2010, is pending before Dutch parliament, which proposal intends to abolish the levy of Dutch gift, estate and inheritance tax in respect of domestic assets of Non-Dutch Residents for Purposes of Gift, Estate or Inheritance Tax. In addition, this law proposal contains an amendment to the effect that for purposes of the Inheritance Tax Act a gift that is completed after the death of an individual making such gift, will be construed as an inheritance or bequest at the time of the death of the giver.

Value-Added Tax

There is no Dutch value-added tax payable by a holder of New Shares, New ADSs and/or Rights in respect of payments in consideration for the Offer of the New Shares, New ADSs and/or Rights (other than value-added tax payable in respect of services not exempt from Dutch value-added tax).

Other Taxes and Duties

There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty other than court fees payable in the Netherlands by a holder of New Shares, New ADSs and/or Rights in respect of or in connection with the execution, delivery and enforcement by legal proceedings (including any foreign judgment in the courts of the Netherlands) of the New Shares, New ADSs and/or Rights.

Residence

A holder of New Shares, New ADSs and/or Rights will not become or be deemed to become a resident of the Netherlands solely by reason of holding these New Shares, New ADSs and/or Rights.

UNDERWRITING

Underwriters; Underwriting Agreement

The Underwriters for the Offering are listed in the table below. The Company, ING Bank N.V. and the Underwriters have entered into the Underwriting Agreement. In the Underwriting Agreement, the Underwriters have, severally and not jointly, agreed, subject to certain terms and conditions, to underwrite the New Shares (the “Underwritten Shares”) at the Subscription Price (the “Underwriting Commitment”). With respect to purchases under the Underwriting Agreement, the Underwriters will subscribe for the Underwritten Shares in the percentages and amounts indicated in the table below.

			Underwriting	Underwriting
			Commitment in	Commitment in
	Number of	Percentage of	% of Share Capital	% of Share Capital
	Underwritten	Underwritten	Prior to the	after the
Underwriters	Shares	Shares	Offering	Offering

Goldman Sachs International	265,261,887	15.00%	12.86%	6.92%
Peterborough Court
133 Fleet Street
London EC4A 2BB
United Kingdom

J.P. Morgan Securities Ltd.	265,261,887	15.00%	12.86%	6.92%
125 London Wall
London EC2Y 5AJ
United Kingdom

Credit Suisse Securities (Europe) Limited	159,157,128	9.00%	7.71%	4.15%
One Cabot Square
London E14 4QJ
United Kingdom

Morgan Stanley & Co. International plc	159,157,128	9.00%	7.71%	4.15%
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Deutsche Bank AG	159,157,128	9.00%	7.71%	4.15%
1 Great Winchester Street
London EC2N 2DB
United Kingdom

HSBC Bank Plc	141,473,003	8.00%	6.86%	3.69%
8 Canada Square
London E14 5HQ
United Kingdom

Citigroup Global Markets Limited	106,104,752	6.00%	5.14%	2.77%
Citigroup Centre, Canada Square
London E14 5LB
United Kingdom

			Underwriting	Underwriting
			Commitment in	Commitment in
	Number of	Percentage of	% of Share Capital	% of Share Capital
	Underwritten	Underwritten	Prior to the	after the
Underwriters	Shares	Shares	Offering	Offering

ABN AMRO Bank N.V.	106,104,752	6.00%	5.14%	2.77%
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

UBS Limited	106,104,752	6.00%	5.14%	2.77%
1 Finsbury Avenue
EC2M 2PP London
United Kingdom

Fortis Bank (Nederland) N.V.	44,210,313	2.50%	2.14%	1.15%
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands

Lloyds TSB Bank Plc	44,210,313	2.50%	2.14%	1.15%
25 Gresham Street
London EC2V 7HN
United Kingdom

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.	44,210,313	2.50%	2.14%	1.15%
Amstelplein 1
1096 HA Amsterdam
The Netherlands

Banco Santander S.A.	44,210,313	2.50%	2.14%	1.15%
Paseo de Pereda 9-12
39004 Santander
Spain

Banca IMI S.p.A	35,368,250	2.00%	1.71%	0.92%
Piazzetta Giordano dell’Amore, 3
20121 Milano
Italy

UniCredit Group (Bayerische Hypo- und Vereinsbank AG)	35,368,250	2.00%	1.71%	0.92%
Kardinal-Faulhaber-Street 1
80333 Munich
Germany

BNP PARIBAS	17,684,125	1.00%	0.86%	0.46%
16, Boulevard des Italiens
75009 Paris
France

			Underwriting	Underwriting
			Commitment in	Commitment in
	Number of	Percentage of	% of Share Capital	% of Share Capital
	Underwritten	Underwritten	Prior to the	after the
Underwriters	Shares	Shares	Offering	Offering

COMMERZBANK Aktiengesellschaft	17,684,125	1.00%	0.86%	0.46%
Kaiserstrasse 16 (Kaiserplatz)
60311 Frankfurt am Main
Germany

Société Générale	17,684,125	1.00%	0.86%	0.46%
29 Boulevard Haussmann
75009 Paris
France

Total	1,768,412,544	100%

According to the Underwriting Agreement, the Underwriters will pay the Company the BDR Subscription Price for the New BDRs with respect to which Tradable Rights are not exercised. Such New BDRs may include New BDRs underlying New ADSs with respect to which Tradable Rights underlying ADS Rights are not exercised. Subject to certain conditions, the Underwriters will also pay to each holder of a Tradable Right that was not exercised at the end of the Tradable Rights Exercise Period a part of the Excess Amount in cash proportional to the number of unexercised Tradable Rights reflected in such holder’s securities account, but only if that amount exceeds €0.01 per unexercised Tradable Right. See “The Offering — Excess Amount”.

According to the Underwriting Agreement, the Company has agreed to pay certain commissions as follows: (1) to the Joint Global Coordinators and Joint Bookrunners a management fee of 0.60% of the gross proceeds of the Offering payable at the closing date, (2) to the Representatives for distribution to the Underwriters, an underwriting commission of 1.90% of the gross proceeds of the Offering, payable at the closing date, and (3) to the Joint Global Coordinators and Joint Bookrunners and/or the Underwriters at the Company’s absolute discretion, after consultation with ING Bank N.V., payable up to six months after the closing date an incentive fee of up to 0.50% of the gross proceeds of the Offering, including any amount of VAT. The Company also agreed in the Underwriting Agreement to indemnify the Underwriters against certain liability obligations, including liabilities under applicable securities laws.

The Underwriting Agreement also provides that the obligations of the Underwriters to consummate the Offering are subject to the reservation that certain conditions are satisfied, including, among others, (1) the absence of a downgrading, or notice of a potential downgrading or review, of the rating assigned to the Company’s securities (other than any “perpetual” or “hybrid” securities) to below BBB+ or equivalent, (2) a material adverse change in the results of operations, financial condition, shareholders’ equity, management or business of ING (excluding the effects of the Restructuring Plan), (3) the receipt of customary confirmations and legal opinions meeting the Underwriters’ requirements, and (4) the making of necessary filings and the receipt of necessary approvals in connection with the Offering.

The Underwriting Agreement may also be terminated by the Representatives on behalf of the Underwriters, by giving notice to the Company at any time prior to the closing date if certain events occur, including customary termination events such as, among others, a material adverse change in the results of operations, financial condition, shareholders’ equity, management or business of ING (excluding the effects of the Restructuring Plan), a material adverse change in the financial markets, suspension of trading of the Company’s securities and material disruptions in trading and settlement more generally or if the closing has not occurred before March 31, 2010.

One or more of the Underwriters may be unable to make offers or sales of New Shares otherwise than through an agent, which may be an affiliate of such Underwriter, that is a broker-dealer registered as such under the US Securities Exchange Act of 1934.

Other Relations Between the Underwriters and the Company

Certain of the Underwriters and their respective affiliates have performed, and may in the future perform, various financial advisory, investment banking, commercial banking or other services for, or together with, the Company or its affiliates, for which they have received and are likely to continue to receive customary fees and expenses. The Company or its affiliates have performed, and may also in the future perform, various financial advisory, investment banking, commercial banking or other services for, or together with, certain of the Underwriters or their respective affiliates, for which they have received and are likely to continue to receive customary fees and expenses.

In connection with the Offering, each of the Underwriters and any affiliate acting as an investor for its own account may receive Rights (if they are current shareholders of the Company) in connection with the Rights Offering, and may exercise its right to take up such Rights and acquire New Shares, or may take up Rump Shares, if any, as part of the Global Offering and in that capacity, may retain, purchase or sell Rights, New Shares or Rump Shares and any other securities of the Company or other investments for its own account and may offer or sell such securities (or other investments) otherwise than in connection with the Offering. References in this prospectus supplement to the Rump Shares being offered or placed should be read as including any offering or placement of New Shares to any of the Underwriters and any affiliate acting in such capacity. The Underwriters do not intend to disclose the extent of any such investments or transactions otherwise than in accordance with any legal or regulatory obligation to do so.

During the distribution of BDRs representing ING shares (including in the form of ADSs) in the Rights Offering and the Global Offering, if applicable, ING and certain of its affiliates intend to engage in various dealing and brokerage activities involving BDRs representing ING shares (including in the form of ADSs) when and to the extent permitted by applicable law. Among other things, ING and certain of its affiliates, as the case may be, intend (1) to make a market in BDRs representing ING shares by purchasing and selling BDRs representing ING shares for their own account or to facilitate customer transactions; (2) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to BDRs representing ING shares for their own account and the accounts of their customers; (3) to engage in trades in BDRs representing ING shares for their own account and the accounts of their customers for the purpose of hedging their positions established in connection with the derivatives market making described above; (4) to market and sell to customers funds which include BDRs representing ING shares; (5) to provide to customers investment advice and financial planning guidance which may include information about BDRs representing ING shares, (6) to engage in unsolicited brokerage transactions in BDRs representing ING shares and derivatives thereon with their customers; (7) to trade in BDRs representing ING shares and derivatives thereon as part of their asset management activities for the accounts of their customers; (8) to lend BDRs representing ING shares, as well as accept BDRs representing ING shares as collateral for loans; and (9) to trade in ING BDRs representing ING shares in connection with employee incentive and pension plans. These activities may occur on Euronext Amsterdam, Euronext Brussels, Chi-X, Turquoise, in the over-the-counter market in The Netherlands or elsewhere outside the United States.

In addition, certain ING affiliates intend (1) to engage in unsolicited brokerage transactions in BDRs representing ING shares (including in the form of ADSs) and derivatives thereon with their customers; (2) to trade in BDRs representing ING shares (including in the form of ADSs) and derivatives thereon as part of their asset management activities for the accounts of their customers; (3) to lend BDRs representing ING shares (including in the form of ADSs), as well as accept BDRs representing ING shares (including in the form of ADSs) as collateral for loans; and (4) to trade in ING BDRs representing ING shares (including in the form of ADSs) in connection with employee incentive plans, in each case in the United States.

ING and its affiliates are not obliged to make a market in or otherwise purchase BDRs representing ING shares (including in the form of ADSs) or derivatives on BDRs representing ING shares (including in the form of ADSs) and any such market making or other purchases may be discontinued at any time. These activities could have the effect of preventing or retarding a decline in the market price of BDRs representing ING shares.

VALIDITY OF THE SECURITIES

Sullivan & Cromwell LLP, our US counsel, and Davis Polk & Wardwell, US counsel for the underwriters, will pass on certain matters relating to the securities with respect to New York law. Stibbe N.V., Amsterdam, The Netherlands, and Allen & Overy LLP, The Netherlands, will pass on certain matters relating to the securities under Dutch law. Sullivan & Cromwell LLP and Davis Polk & Wardwell LLP may rely upon the opinion of Stibbe N.V. and Allen & Overy LLP, as applicable, with respect to all matters of Dutch law.

EXPERTS

The consolidated financial statements of ING Groep N.V., appearing in ING Groep N.V.’s Report of Foreign Private Issuer (Form 6-K) filed with the Securities and Exchange Commission on October 23, 2009 (including schedules appearing therein), have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. The report of Ernst & Young Accountants LLP for the years 2007 and 2006 is based in part on the report of KPMG Accountants N.V., independent registered public accounting firm, whose report, in turn, is based upon the report of Ernst & Young Réviseurs d’Entreprises SCCRL, independent registered public accounting firm. The reports of KPMG Accountants N.V. and Ernst & Young Réviseurs d’Entreprises SCCRL are also included in the above referenced Form 6-K, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

PROSPECTUS

ING GROEP N.V.
(Amsterdam, The Netherlands)

Debt Securities
Ordinary Shares
American Depositary Shares
Rights to Purchase Bearer Depositary Receipts

ING Groep N.V. from time to time may offer to sell debt securities, bearer depositary receipts of Stichting ING Aandelen in respect of ordinary shares, par value EUR 0.24 per share, American depositary shares (“ADSs”), and rights to purchase bearer depositary receipts of Stichting ING Aandelen in respect of ordinary shares. Bearer depositary receipts representing our ordinary shares are traded on Euronext Amsterdam by NYSE Euronext, which we refer to as Euronext Amsterdam. Euronext Amsterdam is the principal trading market for the bearer depositary receipts representing our ordinary shares. The bearer depositary receipts representing our ordinary shares are also listed on Euronext Brussels. ADSs, representing bearer depositary receipts representing our ordinary shares, are listed on the New York Stock Exchange under the symbol “ING.”

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issues of securities including the offering price of the securities and the specific manner in which they may be offered. You should read this prospectus and the accompanying supplement carefully before you invest. We may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including ING Financial Markets LLC, one of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

Investing in the securities involves risks. Please see the risk factors set forth in our Annual Report on Form 20-F for the year ended December 31, 2008, and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors”.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sale of these securities. In addition, one or more of our subsidiaries may use this prospectus in a market-making transaction involving any of these securities after our initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

ING WHOLESALE

Prospectus dated October 27, 2009

(i)

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Available Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

ING Groep N.V.

ING Groep N.V. is a holding company, which was incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group is one of the world’s largest financial service providers, offering a comprehensive range of life and non-life insurance, commercial and investment banking, asset management and related products and services in over 50 countries worldwide through its various subsidiary operations. ING Groep N.V.’s headquarters are located at Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, telephone 011-31-20-541-54-11. For further information about ING Groep N.V., please refer to the section entitled “Available Information.”

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

•	bearer depositary receipts in respect of ordinary shares;

•	American depositary shares; and

•	rights, entitling the holder to purchase bearer depositary receipts in respect of ordinary shares.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Debt Securities

Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, your prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity, if any; the redemption terms, if any; the rate, or manner of calculating the rate, and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity; and any other specific terms.

We will issue the senior and subordinated debt securities, if any, under separate indentures between us and The Bank of New York Mellon, as trustee.

American Depositary Shares and Ordinary Shares

We may offer bearer depositary receipts representing our ordinary shares, which will be held in the form of ADSs, as evidenced by ADRs. ADRs are American depositary receipts, which usually make owning foreign shares easier. Each ADR will represent one bearer depositary receipt representing one ordinary share. The ADRs will be issued by JPMorgan Chase Bank, as depositary. See “Description of Ordinary Shares” and “Description of the Trust and the Bearer Depositary Receipts” for a description of the ordinary shares and the bearer depositary receipts that the ADRs represent.

Rights to Purchase Bearer Depositary Receipts in Respect of Ordinary Shares

We may also offer the rights to purchase bearer depositary receipts of Stichting ING Aandelen in respect of ordinary shares, and the terms of such offer would be described in the relevant prospectus supplement.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, which we refer to as DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, which we refer to as Euroclear, or Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, named in your prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will generally issue debt securities only in registered form, without coupons, although we may issue debt securities in bearer form if so specified in your prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, (other than bearer depositary receipts representing our ordinary shares), including the purchase price, will be payable in U.S. dollars, unless your prospectus supplement says otherwise.

Listing

If any securities are to be listed on a securities exchange or quoted on a quotation system, your prospectus supplement will say so.

Use of Proceeds

Unless we indicate otherwise in your prospectus supplement, we intend to use the net proceeds from the initial sales of securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that will only be issued after the date of this prospectus, as well as debt securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the Securities and Exchange Commission, or the SEC. You may also read and copy any document we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. Our filings with the SEC are also available through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005, on which our ADSs are listed.

We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC covering the securities. For further information on the securities of ING Groep N.V., you should review our registration statement and its exhibits. This prospectus is a part of the registration statement and summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information which we filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the year ended December 31, 2008, filed on March 19, 2009;

•	current reports on Form 6-K filed on September 10, 2009 (related to our six-month results, except for references therein to “Underlying Profit Before Tax” and any other non-GAAP financial measure as such term is defined in Regulation G under the Securities Exchange Act of 1934, as amended), on September 29, 2009, on October 7, 2009, on October 15, 2009, on October 19, 2009 and on October 23, 2009.

•	our registration statement on Form 8-A filed on May 20, 1997, describing the ordinary shares, bearer depositary receipts and ADSs, including any further amendments or reports filed for the purpose of updating those descriptions; and

•	any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: ING Groep N.V., Attention: Investor Relations, Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, telephone: 011-31-20-541-54-11.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement(s). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus or any applicable prospectus supplement(s), as well as information we previously filed with, or furnished to, the SEC and incorporated by reference, is accurate as of the date on the front cover of such documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Although we have based these forward-looking statements on our expectations and projections about future events, it is possible that actual results may differ materially from our expectations. In many cases, we include a discussion of the factors that are most likely to cause forward-looking statements to differ from actual results together with the forward-looking statements themselves.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained under “Cautionary Statement with Respect to Forward-Looking Statements” in our Annual Report on Form 20-F for 2008, which is incorporated in this prospectus by reference (and will be contained in our annual reports for any subsequent year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

In light of the factors described in the applicable Annual Report on Form 20-F and the other factors described in this prospectus or any applicable prospectus supplement(s), events which are described might not occur at all or may occur differently than as described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

ABOUT THIS PROSPECTUS

Unless otherwise specified, in this prospectus “ING Groep N.V.,” refers to ING Groep N.V., the holding company incorporated under the laws of The Netherlands; and “we,” “our” and “us”, as well as “ING,” “ING Group,” or the “Group” refers to ING Groep N.V. and its consolidated subsidiaries. ING Groep N.V.’s primary insurance and banking subholdings are ING Verzekeringen N.V. and ING Bank N.V., respectively. When we refer to “ING Bank,” we mean ING Bank N.V., together with its consolidated subsidiaries. The “Trust” refers to the Stichting ING Aandelen, an administrative trust that holds approximately 99.9% of the outstanding ordinary shares of ING Groep N.V. and that issues bearer depositary receipts for such shares.

USE OF PROCEEDS

Except as may be described in your prospectus supplement, we will use the net proceeds from the initial sales of the securities offered under this prospectus and your prospectus supplement to provide additional funds for our operations and for other general corporate purposes. Our general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “ING Groep N.V.,” “we,” “our” and “us” refer only to ING Groep N.V. and not to ING’s consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of each indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security. The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the indentures with the SEC as exhibits to our registration statement. See “Available Information” above for information on how to obtain a copy.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or The Netherlands.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. Since we also guarantee certain obligations of some of our subsidiaries, any liability we may incur for our subsidiaries’ obligations could reduce the assets that are available to satisfy claims of our direct creditors, including investors in the debt securities. Additionally, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators.

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of debt securities;

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity or maturities, if any;

•	the price at which we will originally issue your debt security, expressed as a percentage of the principal amount of the debt securities of the same series, and the original issue date;

•	any provisions for “reopening” the offering at a later time to offer additional debt securities having the same terms as your debt security;

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security and also whether it is an original issue discount debt security or a perpetual debt security;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and other relevant terms, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the date or dates on which any interest on the debt securities of the series will be payable, the regular record date or dates we will use to determine who is entitled to receive interest payments and any right to extend or defer the interest payment periods and the duration of the extension;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable and where any transfer, conversion or exchange, if applicable, will occur;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if the debt securities may be converted into or exercised or exchanged for our ordinary shares, American depositary receipts, or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of ordinary shares, American depositary receipts, or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt securities will be listed on the New York Stock Exchange or any other securities exchange or whether the debt securities will not be listed;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if applicable, any additional investment considerations relating to the debt securities;

•	if your debt security is subject to mandatory or optional remarketing or other mandatory or optional resale provisions, the date or period during which such resale may occur, any conditions to such resale and any right of the holder to substitute securities for the securities subject to resale;

•	any conditions or limitations to defeasance of the debt securities, to the extent different from those described under “— Defeasance” in this prospectus;

•	any changes or additions to the events of default or covenants contained in the relevant indenture;

•	if applicable, any subordination provisions that will apply, to the extent different from those described in this prospectus;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for your debt security;

•	any specific Dutch or U.S. federal income tax considerations relating to the debt securities not addressed in this prospectus; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

If your debt security is a fixed rate debt security, the prospectus supplement will also describe:

•	the annual rate or rates at which your debt security will bear interest, if any;

•	the date or dates from which that interest, if any, will accrue; and

•	the interest payment dates to the extent different from those described herein.

If your debt security is a floating rate debt security, the prospectus supplement will also describe:

•	the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

•	the interest reset, determination, calculation and payment dates;

•	the day count used to calculate interest payments for any period; and

•	the calculation agent.

If your debt security is an indexed debt security, the prospectus supplement will also describe:

•	the principal amount, if any, we will pay you at maturity;

•	the index that your security is based upon;

•	the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any; and

•	the terms on which your debt security will be exchangeable for or payable in cash, securities or other property.

If your debt security is a perpetual debt security, the prospectus supplement will also describe:

•	the circumstances under which we have a right to defer interest payments; and

•	if applicable, our ability to satisfy our payment through the issuance of ordinary shares or cumulative preference shares.

While this prospectus describes terms that apply generally to all the debt securities, the prospectus supplement applicable to your debt security will summarize specific financial and other terms of your debt security. Consequently, as you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Market-Making Transactions

If you purchase your debt security — or any of our other securities we describe in this prospectus — in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which ING Financial Markets LLC or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of that security.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Group. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank on a parity with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and, except as otherwise described in your prospectus supplement, will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness, including additional senior indebtedness.

The trustee under each indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your debt security, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture.

Except as otherwise modified with respect to a particular issuance of debt securities, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. We will describe any such modification in your prospectus supplement. Some of the modifications applicable to perpetual debt securities are described below in this subsection.

The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture, and the holders of that series, can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness are fully satisfied.

The subordinated debt indenture allows the holder of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

In the case of perpetual debt securities, which are described in more detail below under “— Types of Debt Securities — Perpetual Debt Securities,” the definition of senior debt will be different than the definition of senior debt described above and will be specified in your prospectus supplement. Unless otherwise specified in your prospectus supplement, we will also enter into a supplemental indenture that sets out the specific terms of the perpetual debt securities, including our covenant that so long as any of the perpetual debt securities are outstanding, we will not issue any preference shares (or other securities which are akin to preference shares as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) or give any guarantee or contractual support arrangement in respect of any of our preference shares or such other securities or in respect of any other entity if such preference shares, such other securities akin to preference shares, guarantees or contractual support arrangements would rank (as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) senior to the perpetual debt securities, unless we alter the terms of the perpetual debt securities such that the perpetual debt securities effectively rank pari passu from a financial point of view with any such preference shares, such other securities akin to preference shares or such guarantee or support undertaking.

We are a Holding Company

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of debt securities to be issued under each indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Each indenture and the debt securities will be governed by New York law, unless otherwise specified in your prospectus supplement.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will only reopen an issuance if such reopening will be a “qualified reopening” for U.S. federal income tax purposes. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

Neither the indentures nor the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless described in your prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. We may also issue debt securities that do not have a stated maturity and are perpetual in nature.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to ING Groep N.V. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in ‘— Payment Mechanics for Debt Securities in Registered Form.” See “— Considerations Relating to Securities Linked to a Foreign Currency” below for more information about risks of investing in debt securities of this kind.

Debt Securities Not Secured by Assets

No series of debt securities will be secured by any property or assets of ING Group.

Types of Debt Securities

We may issue any of the following three types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Unless otherwise specified in your prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in your prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment to but excluding the interest payment date or the date of maturity. Unless otherwise specified in your prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Unless otherwise specified in your prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in your prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Calculation of Interest.  Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in your prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in your prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in your prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of ING.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security, depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than ING Groep N.V.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “— Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Perpetual Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be a perpetual debt security.

A debt security of this type has no fixed maturity or mandatory redemption date and may be subject to our right to defer interest payments as described in your prospectus supplement. A perpetual debt security is not redeemable at the option of the holder of a perpetual debt security at any time and is not redeemable at our option except as described in your prospectus supplement. A perpetual debt security may be convertible, at our option, into cumulative preference shares or ordinary shares under certain circumstances described in your prospectus supplement. Unless otherwise specified in your prospectus supplement, we will compute interest on perpetual debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at redemption as described below under “— Payment Mechanics for Debt Securities in Registered Form — How We May Make Payments on Perpetual Debt Securities.”

Interest payments and any other payments in respect of the perpetual debt securities may be subject to deferral in certain circumstances. These circumstances, along with the circumstances under which we cannot defer payment, will be described in your prospectus supplement.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation — Material Tax Consequences of Owning Our Debt Securities — U.S. Taxation — U.S. Holders — Original Issue Discount” below for a description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or on specific dates after such date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date, except in the event of an optional tax redemption as described below. We will give the notice in the manner described below in “Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect owners who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that such banks or brokers notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

We urge street name and other indirect owners to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in your prospectus supplement, we may redeem each series of debt securities in whole, but not in part, at our option at any time upon not more than 60 nor less than 10 days’ notice to the trustee, at a redemption price equal to the principal amount of such debt securities (or if the debt securities are original issue discount securities, such amount as determined pursuant to the formula set forth in the applicable prospectus supplement) plus any additional amounts due as a result of any withheld tax, if:

•	we would be required to pay additional amounts as a result of any change in or amendment to the tax laws (or any regulations or rulings promulgated thereunder) of The Netherlands, or of a jurisdiction in which a successor of ING Groep N.V. is organized, which becomes effective on or after the date of issuance of that series, as explained below under “— Payment of Additional Amounts with Respect to the Debt Securities”; or

•	a person located outside The Netherlands, or a jurisdiction in which a successor of ING Groep N.V. is organized, to which we have conveyed, transferred or leased property, would be required to pay additional amounts. We are not required, however, to use reasonable measures to avoid the obligation to pay additional amounts in such an event.

If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.

Conversion

Your debt securities may be convertible into or exchangeable for ordinary shares, cumulative preference shares, ADSs or other securities of ING Groep N.V. or another issuer if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of ordinary shares, cumulative preference shares, ADSs or other securities of ING Groep N.V. or another issuer to be received by you upon conversion or exchange.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•	if we are not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction; and

•	the merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default Remedies and Waiver of Default — Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Defeasance

Defeasance and Covenant Defeasance

Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of senior or subordinated debt securities. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate, indexed debt security or perpetual debt security.

Full Defeasance.  If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•	We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above.

•	In the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “— The Senior Debt Indenture and the Subordinated Debt Indenture — Subordination Provisions,” would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness; and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance.  Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•	we must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt security on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, the conditions described in the last two bullet points under “— Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless your prospectus supplement specifically provides that they do.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	the events of default resulting from a breach of covenants, described below in the third item under “— Default, Remedies and Waiver of Default — Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurs, like our bankruptcy, and your debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

Events of Default

Unless otherwise indicated in your prospectus supplement, with respect to any series of debt securities, when we refer to an event of default, we mean any of the following:

•	we do not pay the principal of, or any premium on, any debt security of that series on its due date;

•	we do not pay interest on any debt security of that series within 30 days of its due date;

•	we remain in breach of any covenant or warranty we make in the applicable indenture which is applicable to the debt security of that series for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series;

•	we file for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to ING Groep N.V. occur, under any applicable Dutch law;

•	we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in your prospectus supplement; or

•	if your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— The Senior Debt Indenture and the Subordinated Debt Indenture — Subordination Provisions.”

Except as specified in your prospectus supplement, if an event of default has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all debt securities of the affected series may declare the entire principal amount of all such debt securities to be due immediately. Except as specified in your prospectus supplement, if an event of default occurs because of events in bankruptcy, insolvency or reorganization relating to ING Groep N.V., the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use its rights and powers under the applicable indenture, and in doing so, to use the same degree of care and skill that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct, from time to time, the method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the relevant series of debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:

•	the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the relevant series of debt securities, and the event of default must not have been cured or waived;

•	the holders of 25% or more in principal amount of the relevant series of debt securities must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the relevant series of debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the relevant series of debt securities.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or about its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without your approval.

We Will Give the Trustee Information About Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

We urge book-entry and other indirect owners to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare a cancellation of an acceleration of maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance.”

Modifications of the Indentures

There are four types of changes we can make to a particular indenture and the debt securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under a particular indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to holders;

•	impair any right a holder may have to require repayment or conversion of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•	change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to either indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

•	if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “Defeasance — Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one or our affiliates is the owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as a single class, and would also be entitled to vote separately, as a series only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of holders of the relevant series. For series of debt securities that have these rights, the rights will be described in your prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special rights without obtaining the consent of or giving notice to holders of outstanding securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any date as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Form

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in your prospectus supplement.

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate debt security (other than perpetual debt securities) will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. Unless we specify otherwise in your prospectus supplement, interest on any perpetual debt security will be payable quarterly each January 15, April 15, July 15 and October 15. The regular record date relating to an interest payment date for any perpetual debt security shall be January 1, April 1, July 1 and October 1, respectively. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.

Business Day

The term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, it is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in your prospectus supplement are transacted in the London interbank market;

•	if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Eurosystem-owned European Real-Time Gross Settlement (RTGS) system (“TARGET2”), or any successor system, is open for business;

•	if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We May Make Payments on Perpetual Debt Securities

Deferral of Interest Payments.  Interest payments and any other payments on perpetual debt securities may be subject to deferral in some circumstances. We may be required to defer payment if we do not satisfy solvency conditions or if, after making such a payment, we would not satisfy certain solvency conditions that will be described in your prospectus supplement. In addition, we may defer payment if we comply with a number of requirements. In either case, unless we obtain permission from our relevant regulator, we may be required to satisfy our obligation to pay in accordance with the alternative interest satisfaction mechanism described below.

Alternative Interest Satisfaction Mechanism.  We may be permitted, and under certain circumstances required, to satisfy our obligation to pay you through the issuance of our ordinary shares which, when sold, will provide a cash amount sufficient for us to make payments due to you in respect of the relevant payment. Absent certain conditions, we may elect to use this alternative interest satisfaction mechanism in order to satisfy our obligation to make any interest payment by giving not less than 16 business days’ notice to the trustee.

Our obligation to pay in accordance with the alternative interest satisfaction mechanism will be satisfied in accordance with the procedures described in your prospectus supplement.

If we elect to make any payment in accordance with the alternative interest satisfaction mechanism, the receipt of cash proceeds on the sale of our ordinary shares issued to the trustee or its agent will satisfy the relevant payment or the relevant part of such payment. The proceeds from the sale of ordinary shares pursuant to the alternative interest satisfaction mechanism will be paid to you by the trustee in respect of the relevant payment.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities.  We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities.  Unless otherwise specified in your prospectus supplement, we will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection for payment amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities.  We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What is a Global Security?”.

Indirect owners of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities.  Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.  Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payment in U.S. dollars of an amount due in another currency, whether on a global debt security or on a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount you receive in the exchange agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.  If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control — which may include the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in the manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent.  If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in your prospectus supplement. We may select ING Financial Markets LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be made in its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “— Business Day.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any debt securities will be paid by ING Groep N.V. without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, “additional amounts” will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any tax, assessment or other governmental charge which is only payable because:

•	a connection exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized);

•	the holder presented the debt security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

•	the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by withholding from a payment on or in respect of the debt securities;

•	the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the beneficial owner of the debt security failing to comply with a timely request from us to either provide information concerning the beneficial owner’s nationality, residence or identity or make any claim to satisfy any information or reporting requirement, if the completion of either would have provided an exemption from the applicable governmental charge;

•	the amount of any tax imposed on a payment to an individual that is required to be made pursuant to the Directive of the European Council of Economics and Finance Ministers, adopted on June 3, 2003 (2003/48/EC) or any law implementing or complying with, or introduced in order to conform to, that Directive; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

Whenever reference is made in any context to the principal of, and any interest on, any debt security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to debt securities.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1325 Avenue of the Americas, New York, New York, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to either indenture or any debt securities brought in any federal or state court in New York City and have submitted to the non-exclusive jurisdiction of those courts.

CONSIDERATIONS RELATING TO OUR DEBT SECURITIES

Considerations Relating to Indexed Securities

We use the term “indexed securities” to mean debt securities whose value is determined by reference to the price or value of one or more securities of one or more issuers, currencies, commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index.” Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read your prospectus supplement for a discussion of U.S. federal tax matters.

Investors in Indexed Securities Could Lose Their Investment

The principal amount of an indexed debt security payable at maturity, and/or the amount of interest payable on an indexed debt security on an interest payment date, will be determined by reference to the price or value of one or more indices. The direction and magnitude of the change in the value of the relevant index will determine the principal amount of an indexed debt security payable at maturity and/or the amount of interest payable on an indexed debt security on an interest payment date. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed security, you may lose all or a portion of the principal you invest and may receive no interest on your investment.

The Issuer of a Security or Currency that Serves as an Index Could Take Actions that May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed debt security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a debt security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “— Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency — Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed security may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a debt security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information about Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in your prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

ING Bank N.V. and our other affiliates may have conflicts of interest with respect to some indexed securities. ING Bank N.V. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments or act as financial adviser to issuers of the securities that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

ING Bank N.V. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that ING Bank N.V. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on your security.

Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency

If you intend to invest in a debt security whose principal and/or interest is payable in a currency other than U.S. dollars, you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-Dollar Security Involves Currency-Related Risks

An investment in a debt security with a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security payable solely in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the U.S. or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non- dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar-equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-Dollar Securities Will Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that if, because of circumstances beyond our control, the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “— Payment Mechanics for Debt Securities in Registered Form — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, and may even be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

Unless otherwise specified in your prospectus supplement, the debt securities under the applicable indenture will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about Exchange Rates May Not Be Indicative of Future Performance

If we issue a debt security denominated in a specified currency other than U.S. dollars, we may include in your prospectus supplement a currency supplement that provides information about historical exchange rates for the specified currency. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular debt security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in your prospectus supplement that any determination is subject to approval by ING Groep N.V.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

DESCRIPTION OF ORDINARY SHARES WE MAY OFFER

Please note that in this section entitled “Description of Ordinary Shares We May Offer,” reference to “ING Groep N.V.,” “we,” “our” and “us” refer only to ING Groep N.V. and not to ING’s consolidated subsidiaries. This section and your prospectus supplement will summarize all the material terms of our ordinary shares, including summaries of certain provisions of our articles of association and applicable Dutch law in effect on the date hereof. They do not, however, describe every aspect of the ordinary shares, the articles of association or Dutch law. References to provisions of our articles of association are qualified in their entirety by reference to the full articles of association, an English translation of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

As of September 30, 2009 our authorized share capital is divided into 4,500 million ordinary shares, with a nominal value of EUR 0.24 per ordinary share, and 4,500 million cumulative preference shares with a nominal value of EUR 0.24 per cumulative preference share. The ordinary shares and the cumulative preference shares are each in registered form. The outstanding ordinary shares are fully paid and non-assessable. Approximately 99.9% of the outstanding ordinary shares are currently held by the Trust, which has issued bearer depositary receipts in exchange therefor. As of September 30, 2009, 2,063,147,969 ordinary shares were issued and outstanding. In addition, as of September 30, 2009, no cumulative preference shares were issued and outstanding.

Dividends

Dividends, whether in cash or shares, may be payable out of our annual profits as reflected in the annual accounts adopted by the general meeting of shareholders of ING Groep N.V. The declaration of interim dividends is subject to the discretion of our Executive Board, whose decision to that effect is subject to the approval of our Supervisory Board. The Executive Board decides, subject to the approval of our Supervisory Board, which part of the annual profits (after payment of dividends on cumulative preference shares) will be added to the reserves of ING Groep N.V. The part of the annual profits that remains after this addition to the reserves and after payment of dividends on cumulative preference shares is at the disposal of the general meeting of shareholders, which may declare dividends therefrom and/or add additional amounts to the reserves of ING Groep N.V. A proposal of the Executive Board with respect thereto is submitted to the general meeting of shareholders. See “Item 8 — Financial information — Dividends” in our Annual Report on Form 20-F for a more detailed discussion of the dividend rights of holders of ordinary shares. Our Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of a country other than The Netherlands, in which the bearer depositary receipts representing our ordinary shares are trading.

Voting Rights

General Meetings of Shareholders of ING Groep N.V.

Under Dutch law, we must hold at least one annual general meeting of shareholders, not later than six months after the end of the fiscal year. Pursuant to our articles of association, general meetings of shareholders may also be held as often as the Executive Board or the Supervisory Board deems desirable. In addition, shareholders or holders of bearer depositary receipts representing at least one-tenth of the issued share capital may request the Executive Board in writing to convene a general meeting of shareholders. If the Executive Board or the Supervisory Board has not taken measures so that the meeting can be held within six weeks after such request has been made, the persons who have made the request may, upon their application, be authorized by the judge for interim provisions (voorzieningenrechter) of the competent court to convene such a meeting. Our articles of association specify the places where general meetings of shareholders may be held, all of which are located in The Netherlands. In order to attend, to address and to vote at the general meeting of shareholders, holders of ordinary shares (including those voting by proxy) must notify us in writing of their intention to attend the meeting by the date determined by the Executive Board and stated in the notice of meeting, which date shall not be earlier than the seventh day before the day of the meeting.

We do not directly solicit from or nominate proxies for our shareholders and are exempt from the SEC’s proxy rules under the Exchange Act; however, the Trust may solicit proxies. Shareholders and other persons entitled to attend general meetings of shareholders may be represented by proxies with written authority. See “Item 7 — Major shareholders and related party transactions” in our Annual Report on Form 20-F.

Resolutions are adopted at general meetings of shareholders by an absolute majority of the votes cast (except where a larger majority of votes is required by the articles of association or Dutch law) and there are generally no quorum requirements applicable to such meetings, except as described in the following paragraph. Each ordinary share and each cumulative preference share presently carries one vote.

Amendment of Articles of Association, Legal Merger, Split-Up and Winding-Up of ING Groep N.V.

Resolutions to amend our articles of association or to dissolve ING Groep N.V. may only be adopted upon a proposal by the Executive Board that is approved by the Supervisory Board. Such resolution must generally be approved by a majority of at least two-thirds of the votes cast at a general meeting of shareholders at which at least two-thirds of the issued share capital is represented. By operation of law, the same rules apply for resolutions with respect to legal merger (juridische fusie) and split-up (splitsing) as defined in the Dutch Civil Code. In addition to such resolution of the general meeting of shareholders, a prior or simultaneous resolution by shareholders of the same class whose rights are affected by the merger or split-up must approve the merger or split-up.

Adoption of Annual Accounts

As provided by Dutch law and by our articles of association, the Executive Board submits ING Groep N.V.’s annual Dutch statutory accounts, together with a certificate of the audit in respect thereof, to the general meeting of shareholders for adoption.

Liquidation Rights

In the event of the dissolution and liquidation of ING Groep N.V., the assets remaining after payment of all debts and liquidation expenses are first to be distributed to the holders of cumulative preference shares to the extent of the nominal amount paid up on the cumulative preference shares plus accrued dividends. Any remainder will be distributed to holders of the ordinary shares in proportion to their number of shares.

Pre-emptive Rights

Except in cases provided by Dutch law, each holder of ordinary shares shall have a pre-emptive right to issues of ordinary shares. Pre-emptive rights may be restricted or excluded by resolution of the general meeting of shareholders or a body thereunto duly authorized by the general meeting of shareholders, which resolution shall require a majority of at least two-thirds of the votes cast if less than half of the issued share capital is represented.

Acquisition and Cancellation of Ordinary Shares

We may acquire ordinary shares and/or bearer depositary receipts representing our ordinary shares, subject to compliance with certain Dutch law requirements (including that the aggregate nominal value of all ordinary shares, cumulative preference shares and/or bearer depositary receipts held by ING Groep N.V. and any of its subsidiaries at any one time amounts to no more than 50% of our issued share capital). Shares owned by us may not be voted or counted for quorum purposes. Any such acquisitions are subject to the decision of the Executive Board, the approval of the Supervisory Board and the authorization of shareholders at the general meeting of shareholders of ING Groep N.V. Shares and/or bearer depositary receipts representing our ordinary shares held by us may be resold without triggering preemptive rights.

The general meeting of shareholders has the power to decide to cancel any of our shares we acquire. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital.

Furthermore, the general meeting of shareholders may decide to reduce the nominal amount of the shares in our share capital. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital as well as the relevant provisions of our articles of association.

Limitations on Right to Hold or Vote the Ordinary Shares

There are no limitations imposed by Dutch law or by our articles of association on the right of non-resident owners to hold or vote the ordinary shares solely by reason of such non-residence.

DESCRIPTION OF THE TRUST AND THE BEARER DEPOSITARY RECEIPTS

The following is a description of the material provisions of the Trust Agreement and the applicable provisions of Dutch law. This description does not purport to be complete and is qualified in its entirety by reference to the Trust Agreement and the applicable provisions of Dutch law referred to in such description.

General

Bearer depositary receipts, which are negotiable instruments under Dutch law, are issuable by the Stichting ING Aandelen, which we refer to as the Trust, pursuant to the terms of the Trust’s articles of association (Statuten) and the related conditions of administration (Administratievoorwaarden) (which, when read together, are the Trust Agreement). The Trust Agreement governs the rights of the holders of bearer depositary receipts relative to the Trust. Each bearer depositary receipt underlying our ordinary shares represents an interest in one ING ordinary share, nominal value EUR 0.24, held by the Trust. As of September 30, 2009, the Trust held 2,062,220,263 ordinary shares of ING, which represents approximately 99.9% of the ING ordinary shares outstanding. The bearer depositary receipts representing our ordinary shares are traded on Euronext Amsterdam by NYSE Euronext, the principal trading market for the bearer depositary receipts representing our ordinary shares. The bearer depositary receipts representing our ordinary shares are also listed on Euronext Brussels. There are no limitations under Dutch law on the rights of non-residents or non-citizens to hold or vote the bearer depositary receipts representing ordinary shares, other than the general limitations described below.

The ING Groep N.V. articles of association and the Trust Agreement, together with English translations thereof, are incorporated by reference in the registration statement of which this prospectus forms a part.

As of September 30, 2009, no person is known to us to be the owner of more than 10% of the ordinary shares or bearer depositary receipts representing our ordinary shares (other than the Trust).

Dividends

Holders of bearer depositary receipts are entitled to receive the dividends and other distributions corresponding to the ordinary shares underlying such bearer depositary receipts within one week of the time when the Trust receives the corresponding dividends or other distributions to shareholders. The Trust will distribute cash dividends and other cash distributions received by it in respect of the ordinary shares held by the Trust to the holders of the bearer depositary receipts in proportion to their respective holdings, in each case in the same currency in which they were received. Cash dividends and other cash distributions in respect of bearer depositary receipts representing our ordinary shares and for which ADSs have been issued will be distributed in U.S. dollars in accordance with the deposit agreement.

If we declare a dividend in, or free distribution of, ordinary shares, such ordinary shares will be acquired by the Trust, and the Trust will distribute to the holders of the outstanding bearer depositary receipts, in proportion to their holdings, additional bearer depositary receipts issued for the ordinary shares received by the trust as such dividend or distribution. In the event the Trust receives any distribution with respect to ordinary shares held by the Trust other than in the form of cash or additional ordinary shares, the Trust will adopt such method as it may deem legal, equitable and practicable to effect such distribution.

If the Trust has the option to receive such distribution either in cash or shares, the Trust will give notice of such option by advertisement and give holders of bearer depositary receipts the opportunity, to the extent possible, to choose between cash and bearer depositary receipts for shares until the fourth day before the day on which the Trust must have made such choice. If no such choice by the holders of bearer depositary receipts has been timely communicated to the Trust, the Trust shall make the choice as it sees fit in the interests of the holders of the bearer depositary receipts concerned. Distributions to the shareholders in the form of bonus shares, writing-up shares, stock dividends and the like shall as far as possible be made available by the Trust to the holders of bearer depositary receipts in the form of bearer depositary receipts or by writing up the bearer depositary receipts.

Dividends, whether in cash or shares, may be payable out of our annual profits, as reflected in the annual accounts adopted by the general meeting of shareholders. At its discretion, but subject to statutory provisions, the Executive Board may, with the prior approval of the Supervisory Board, distribute one or more interim dividends, whether in cash, or shares, before the annual accounts for any financial year have been adopted by the general meeting of shareholders. The Executive Board, with the approval of the Supervisory Board, may decide that all or part of our profits after the distribution of dividends to the holders of cumulative preference shares should be retained and not be made available for distribution to holders of ordinary shares. Those profits that are not retained may be distributed to the shareholders pursuant to a resolution of the general meeting of shareholders, provided that the distribution does not occur at a moment that ING Groep N.V.’s shareholders’ equity is, and does not reduce ING Groep N.V.’s shareholders’ equity, below the issued share capital increased by the amount of reserves required by Dutch law. The Executive Board determines, with the approval of the Supervisory Board, whether the dividends on ordinary shares are payable in cash, in shares, or at the option of the holders of ordinary shares, in cash or in shares. Existing reserves that are distributable in accordance with law may be made available to the general meeting of shareholders for distribution upon proposal by the Executive Board, subject to prior approval by the Supervisory Board. See “Item 8 — Financial information — Dividends” in our Annual Report on Form 20-F for additional discussion of the dividend rights of holders of ordinary shares. The Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of the country other than The Netherlands in which the bearer depositary receipts are trading.

Voting Rights

Holders of bearer depositary receipts are entitled to attend and speak at general meetings of shareholders of ING Groep N.V. but do not have direct voting rights. However, the Trust will, subject to the restriction referred to below, grant a proxy to a holder of bearer depositary receipts to the effect that such holder may, in the name of the Trust, exercise the voting rights attached to the number of its shares that corresponds to the number of bearer depositary receipts held by such holder of bearer depositary receipts. On the basis of such a proxy, the holder of bearer depositary receipts may vote according to his own discretion. Under current law, only those holders of bearer depositary receipts representing our ordinary shares on the books of the Trust 30 calendar days prior to the meeting may vote via proxy at such meeting. The restriction under which the Trust will grant a voting proxy to holders of bearer depositary receipts is that the relevant holder of bearer depositary receipts must have announced his intention to attend the general meeting of shareholders, observing the provisions laid down in the articles of association of ING Groep N.V. The relevant holder of bearer depositary receipts may delegate the powers conferred upon him by means of the voting proxy, provided that the relevant holder of bearer depositary receipts has announced his intention to do so to the Trust, observing a term before the commencement of the general meeting of shareholders, which term will be determined by the Trust.

Holders of bearer depositary receipts may also issue voting instructions to the Trust, in respect of each general meeting of shareholders of ING Groep N.V., as to the way in which the Trust is to exercise voting rights at the general meeting of shareholders in respect of the shares for which the bearer depositary receipt holder concerned holds the bearer depositary receipts, and the Trust will comply with such instructions. See “Item 7 — Major shareholders and related party transactions” in our Annual Report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES WE MAY OFFER

This section and your prospectus supplement will summarize all of the material provisions of the Amended and Restated Deposit Agreement, dated as of March 6, 2004, pursuant to which the American depositary receipts (which we refer to as ADRs) are to be issued among ING Groep N.V., the Trust, JPMorgan Chase Bank, as depositary, and the holders from time to time of ADRs. We refer to this agreement as the “deposit agreement.” We do not, however, describe every aspect of the deposit agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the deposit agreement for a more detailed description of the terms of the ADRs. Additional copies of the deposit agreement are available for inspection at the offices of the depositary in New York, which is presently located at 60 Wall Street, New York, New York 10260 and at the offices of the agents of the depositary currently located at ING Bank N.V., Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands. The depositary’s principal office is located at 60 Wall Street, New York, New York 10260.

General

The depositary will issue ADRs evidencing ADSs (which we refer to as ADSs) pursuant to the deposit agreement. Each ADS will represent one bearer depositary receipt for an ordinary share or evidence the right to receive one bearer depositary receipt representing one of our ordinary shares. Only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as holders of ADRs.

Pursuant to the terms of the deposit agreement, holders, owners and beneficial owners of ADRs will be subject to any applicable disclosure requirements regarding acquisition and ownership of ordinary shares or bearer depositary receipts representing our ordinary shares as are applicable pursuant to the terms of our articles of association or Dutch laws, as each may be amended from time to time. See “Item 10 — Additional information — Obligations of shareholders to disclose holdings” in our Annual Report on Form 20-F for a description of such disclosure requirements applicable to ordinary shares and the consequences of noncompliance as of the date of this prospectus. The depositary has agreed, subject to the terms and conditions of the deposit agreement, to use its reasonable efforts to comply with ING’s instructions as to such requirements.

Deposit, Transfer and Withdrawal

The depositary has agreed that upon delivery of bearer depositary receipts representing our ordinary shares (or evidence of rights to receive bearer depositary receipts representing our ordinary shares) to their custodian, which is currently ING Bank N.V., and in accordance with the procedures set forth in the deposit agreement, the depositary will execute and deliver at its office to, or upon the written order of, the person or persons named in the notice of the custodian delivered to the depositary or requested by the person or persons who delivered such bearer depositary receipts to the custodian for deposit with the depositary, an ADR or ADRs registered in the name or names of such person or persons and evidencing the number of ADSs to which such person or persons are entitled.

Upon surrender at the office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, the articles of association of ING Groep N.V. and the deposited securities, the holder of such ADR will be entitled to delivery without unreasonable delay to such holder or upon such holder’s order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by such ADR. The custodian shall ordinarily deliver such deposited securities at its office; the forwarding for delivery at the office of the depositary or at any other place specified by the holder of cash, other property and documents of title for such delivery will be at the risk and expense of the holder.

The depositary may issue ADRs against rights to receive bearer depositary receipts representing our ordinary shares from us, or any registrar, transfer agent, clearing agency or the entity recording bearer depositary receipt ownership or transactions for us. The depositary may issue ADRs against other rights to receive bearer depositary receipts representing our ordinary shares (until such bearer depositary receipts are actually deposited, “pre-released ADRs”); only if (x) such pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the depositary for the benefit of holders (but such collateral shall not constitute deposited securities); (y) each recipient of such pre-released ADRs represents and agrees in writing with the depositary that such recipient or its customer (i) beneficially owns such bearer depositary receipts, (ii) assigns all beneficial right, title and interest therein to the depositary for the benefit of the holders, (iii) holds such bearer depositary receipts for the account of the depositary and (iv) will deliver such bearer depositary receipts to the custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor; and (z) all pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by pre-released ADRs). Such collateral, but not the earnings thereon, shall be held for the benefit of the holders. The depositary may retain for its own account any compensation for the issuance of ADRs against such other rights to receive bearer depositary receipts representing our ordinary shares, including without limitation earnings on the collateral securing such rights.

Dividends, Other Distributions and Rights

Unless it is prohibited or restricted by applicable law, regulations or applicable permits, the depositary will convert or cause to be converted into U.S. dollars, to the extent it can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including euro, that it receives in respect of the deposited securities and to distribute the resulting dollar amount (net of reasonable and customary expenses incurred by the depositary and any taxes the depositary is required to withhold) to you in proportion to the number of ADRs representing such deposited securities you hold. See “Taxation — Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares — Netherlands Taxation — Withholding Tax.” If any foreign currency received by the depositary cannot be so converted and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied, or in the opinion of the depositary cannot be obtained at a reasonable cost or within a reasonable time, the depositary shall in its discretion either distribute such foreign currency to each holder or hold such foreign currency not so distributed uninvested and without liability for interest thereon for the respective accounts of the holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some of the holders entitled thereto, the depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the holders entitled thereto, distribute foreign currency received by it to each holder requesting such distribution entitled thereto or hold the balance uninvested for the respective accounts of the holders entitled thereto.

If we declare a dividend in, or free distribution of, ordinary shares which are evidenced by bearer depositary receipts, the depositary may with our approval, and shall if we so request, distribute to you, in proportion to the number of ADRs you hold, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares evidenced by bearer depositary receipts received as such dividend or free distribution, subject to the terms and conditions of the deposit agreement, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary shall sell the amount of bearer depositary receipts representing our ordinary shares represented by the aggregate of such fractions and distribute the net proceeds. If additional ADRs are not so distributed, each ADS shall thenceforth also represent its proportionate interest in the additional bearer depositary receipts distributed upon the deposited securities represented thereby.

If we offer or cause to be offered to you any rights to subscribe for additional bearer depositary receipts representing our ordinary shares or any rights of any other nature, the depositary will have discretion as to the procedure to be followed in making such rights available to you or in disposing of such rights for you and making the net proceeds available to you in accordance with the deposit agreement or, if for any reason, the depositary may not either make such rights available to you or dispose of such rights and make the net proceeds available to you, then the depositary shall allow the rights to lapse; provided, however, that if at the time of such offering the depositary determines that it is lawful and feasible to make such rights available to you or to certain holders but not to other holders, the depositary may, and at the request of the Group will, distribute to any holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such holder, warrants or other instruments therefor in such form as it deems appropriate. If the depositary determines that it is neither lawful nor feasible to make such rights available to all or certain holders, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the holders to whom it has determined it may not lawfully or feasibly make such rights available, allocate the proceeds of such sales for the accounts of, and distribute the net proceeds so allocated to, any holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

The depositary will not offer rights to holders having an address in the U.S. unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all holders or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement in respect of any such rights.

Whenever the depositary shall receive any distribution other than cash, bearer depositary receipts representing ordinary shares or rights in respect of the deposited securities, the depositary shall, with our consent, cause the securities or property received by it to be distributed to the holders entitled thereto in proportion to their holdings, respectively, in any manner that the depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the depositary such distribution cannot be made proportionately among the holders entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not to be feasible, the depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the depositary to the holders entitled thereto as provided for in the deposit agreement in the case of a distribution received in cash. The holders alone shall be responsible for the payment of any taxes or other governmental charges due as a result of such sales or transfers.

If the depositary determines that any distribution of property other than cash (including bearer depositary receipts and rights to subscribe therefor) is subject to any tax which the depositary is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges, by public or private sale, and the depositary will distribute the net proceeds of any such sale after deduction of such taxes to the holders entitled thereto in proportion to the number of ADRs held by them, respectively.

Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Group or to which we are a party, any securities that shall be received by the depositary replacement or otherwise, in exchange for, in conversion or replacement of, or otherwise in respect of, deposited securities will be treated as new deposited securities under the deposit agreement, and the ADRs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received in exchange, conversion, replacement or otherwise, unless additional ADRs are delivered pursuant to the following sentence. In any such case the depositary may with our approval, and will if we so request, execute and deliver additional ADRs as in the case of a distribution in bearer depositary receipts representing our ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such securities.

Record Dates

Whenever any cash dividend or other cash distribution becomes payable with respect to the ADRs, or whenever there is any meeting of holders of ordinary shares, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date (which shall be as near as practicable to any corresponding record date set by us with respect to the ordinary shares), for the determination of the holders who shall be entitled to (i) receive such dividend, distribution or rights, or the net proceeds of the sale thereof; or (ii) give instructions for the exercise of voting rights at any such meeting, all subject to the provisions of the deposit agreement.

Voting of Deposited Securities

The Trust is the holder of all ordinary shares represented by bearer depositary receipts and has sole power to vote such ordinary shares other than any ordinary shares with respect to which the Trust has granted a proxy as described in “Description of the Trust and the bearer depositary receipts — Voting Rights.” Before exercising its voting rights with respect to the ordinary shares, the Trust may solicit voting instructions from each holder of bearer depositary receipts representing our ordinary shares. We shall give or cause to be given to the depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the bearer depositary receipts representing our ordinary shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of such announcement and documents, or of any notice of any meeting or solicitation of consents or proxies of holders of other deposited securities, the depositary shall mail to holders of ADRs a notice containing:

•	such information as is contained in such announcement, together with a statement that such documents are available free of charge to the holder, or in such notice and in the solicitation materials, if any;

•	a statement that at the close of business on a specified record date the holder will be entitled, subject to the provisions of or governing deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the bearer depositary receipts represented by the ADSs evidenced by such holders’ ADRs and exercisable at such meeting; and

•	a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the depositary to give a discretionary proxy to a person designated by us.

Upon the written request of a holder of ADRs on such record date, received on or before the date established by the depositary for such purposes, the depositary shall endeavor insofar as practicable and permitted under the provisions of or governing deposited securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by us to vote) the deposited securities represented by the ADSs evidenced by such holder’s ADRs in accordance with any instructions set forth in such request. The depositary shall not itself exercise any voting discretion over any deposited securities. If no instructions are received by the depositary from any holder with respect to any of the deposited securities represented by the ADSs evidenced by such holder’s ADRs on or before the date established by the depositary for such purpose, the depositary shall not represent such deposited securities at any meeting or provide any instructions with respect to such bearer depositary receipts to the Trust or exercise any voting rights with respect to such deposited securities, discretionary or otherwise. Under current law, only those holders of bearer depositary receipts representing our ordinary shares on the books of the Trust 30 calendar days prior to the meeting may vote via proxy at such meeting. The depositary shall review its records to ensure that registered holders who provide voting instructions with respect to ADSs under the deposit agreement were holders of an equal number of ADSs on the thirtieth day prior to the meeting and, to the extent such holder was not a holder on such date or held fewer ADSs representing a bearer depositary receipt for an ordinary share on such date, shall disregard or revise, as the case may be, such holder’s voting instructions. The depositary shall have no obligations with respect to ADSs beneficially held through any holder, including, without limitation, DTC.

Reports and Other Communications

The depositary will promptly send to you, at our expense, copies of any reports, notices and communications furnished by us pursuant to the deposit agreement, including English-language versions of our annual reports.

Amendment and Termination of the Deposit Agreement

The ADRs and the deposit agreement may at any time be amended by agreement between us and the depositary without your consent; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes, other governmental charges, delivery and other such expenses), or which otherwise prejudices any substantial existing right of yours, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any such amendment has been given to you. Every holder at the expiration of 30 days after such notice will be deemed by continuing to hold such ADRs to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event may any amendment impair the right of any holder of an ADR to surrender such ADR and receive therefor the bearer depositary receipts representing our ordinary shares and any property represented thereby (including deposited securities), except in accordance with mandatory provisions of applicable law. In the event that the depositary resigns, is removed or is otherwise substituted and we enter into a new deposit agreement, you will be promptly notified by the successor depositary.

Charges of Depositary

The depositary will charge any party depositing or withdrawing bearer depositary receipts representing our ordinary shares or any party surrendering ADRs or to whom ADRs are issued where applicable:

•	stock transfer and other taxes and other governmental charges;

•	such registration fees as may from time to time be in effect for the registration of transfers of bearer depositary receipts generally on our share register (or the appointed agent of the Group for transfer and registration of bearer depositary receipts) and applicable to transfers of bearer depositary receipts to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals;

•	such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement to be at the expense of persons depositing bearer depositary receipts or holders;

•	such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement;

•	a fee not in excess of $5.00 per 100 ADSs (or portion thereof) for the execution and delivery and for the surrender of ADRs pursuant to the deposit agreement; and

•	an issuance fee.

Liability of Holder for Taxes

If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADR or any deposited securities represented by such ADRs, such tax or other governmental charge will be payable by you to the depositary. The depositary may refuse to effect registration of any transfer of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made and may withhold any dividends or other distributions or may sell for your account any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charges and the holder of such ADR shall remain liable for any deficiency.

Transfer of American Depositary Receipts

The ADRs are transferable on the books of the depositary, provided that the depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or at the mutual request of ING Groep N.V. and the Trust. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADR, the delivery of any distribution thereon, or withdrawal of any deposited securities, the depositary, ING Groep N.V., the Trust or the custodian may require payment from the person presenting the ADR or the depositor of the bearer depositary receipts representing our ordinary shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to bearer depositary receipts being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, ordinary shares or bearer depositary receipts representing our ordinary shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, combination or split-up of ADRs may be suspended during any period when the transfer books of the depositary, the Group or its agent for the registration and transfer of bearer depositary receipts representing our ordinary shares are closed or if any such action is deemed necessary or advisable by the depositary or us, at any time or from time to time subject to the provisions of the deposit agreement.

General

Neither the depositary nor the Group nor the Trust nor any of their respective directors, employees, agents or affiliates will be liable to you if by reason of any provision of any present or future law or regulation of the United States, The Netherlands or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of or governing any deposited securities, or by reason of any act of God or war or other circumstance beyond its control, the depositary, the Group or the Trust or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided shall be done or performed; nor will the depositary, the Group or the Trust or any of their directors, employees, agents or affiliates incur any liability to you by reason of any non-performance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of the deposit agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement, or our articles of association or the Trust Agreement.

The Group, the Trust and the depositary assume no obligation nor shall any of them be subject to any liability under the deposit agreement, except that each has agreed to perform its respective obligations specifically set forth therein without negligence or bad faith.

The depositary will keep books at its transfer office in the Borough of Manhattan, the City of New York, for the registration of transfers of ADRs, which at all reasonable times will be open for inspection by the holders, provided that such inspection shall not be for the purpose of communicating with holders in the interest of a business or object other than the business of the Group or a matter related to the deposit agreement or the ADRs.

The depositary may, after consultation with us, appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of ADRs or owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the depositary.

Governing Law

The deposit agreement is governed by the laws of the State of New York.

DESCRIPTION OF RIGHTS TO PURCHASE BEARER DEPOSITARY RECEIPTS

The terms of rights to purchase bearer depositary receipts of the Trust in respect of our ordinary shares (including in the form of ADSs) will be described in the prospectus supplement relating to such rights.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names on the books that we, the trustee or any agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any agent and any other third parties employed by us, the trustee or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Book-Entry Owners

Unless the prospectus supplement provides otherwise, we will issue each security, other than the bearer depositary receipts, in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be described in your prospectus supplement;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any agent will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any agent also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Unless your prospectus supplement provides otherwise, the securities, other than the ordinary shares or the bearer depositary receipts, will initially be issued to investors only in book-entry form. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	DTC;

•	Euroclear;

•	Clearstream;

•	a financial institution holding the securities on behalf of Clearstream or Euroclear; and

•	any other clearing system or financial institution named in your prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

Considerations Relating to Euroclear, DTC and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. DTC is not a participant in Euroclear or Clearstream.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, will also be subject to DTC’s rules and procedures.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records and on the records of Clearstream or Euroclear, if applicable. The ownership interest of each actual purchaser of securities, a beneficial owner of an interest in a global certificate, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a global certificate will not receive written confirmation from DTC of their purchases, but beneficial owners of an interest in a global certificate are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which the beneficial owners of an interest in a global certificate purchased securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owner of an interest in a global certificate. Beneficial owners of interests in a global certificate will not receive certificates representing their ownership interests in securities, unless use of the book-entry system for the securities is discontinued.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or any agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities, nor any agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Limitations on Rights Resulting from Book-Entry Form

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

TAXATION

The following describes the material U.S. federal income and Dutch tax consequences of owning certain securities we may offer pursuant to this prospectus and a prospectus supplement. This discussion is the opinion of Sullivan & Cromwell LLP insofar as it relates to matters of U.S. federal income tax law and the opinion of KPMG Meijburg & Co. insofar as it relates to matters of Dutch tax law. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special U.S. federal income tax rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that is liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of the voting stock of ING Groep N.V.;

•	a person that owns the securities as part of a straddle or conversion transaction for U.S. federal income tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section, insofar as it relates to U.S. federal income tax laws, is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, as well as the relevant provisions of the present double taxation treaty between The Netherlands and the United States (the “Treaty”), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the securities.

For purposes of this section, you are a U.S. holder if you are a beneficial owner of a security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation or other entity taxable as a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a U.S. alien holder if you are the beneficial owner of a security and are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a security.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances.

Material Tax Consequences of Owning Our Debt Securities

U.S. Taxation

This subsection deals only with debt securities that are issued in registered form for U.S. tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are issued in bearer form for U.S. tax purposes or debt securities that are to mature more than 30 years from their date of issue and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in your prospectus supplement.

U.S. Holders

The following describes the tax consequences to a U.S. holder. If you are not a U.S. holder, this does not apply to you and you should refer to “— U.S. Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) constitute income from sources outside the United States, and will either be “passive” category or “general” category income for purposes of computing the foreign tax credit allowable to a U.S. holder.

Cash Basis Taxpayers.  If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Accrual Basis Taxpayers.  If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Original Issue Discount

General.  If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the debt security’s stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold for money to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding together the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.  If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest.  An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	such payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the pre-issuance accrued interest and not as an amount of interest payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption.  Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in your prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.  You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to currently include market discount in income over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities.  Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1. .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2. 15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1. one or more qualified floating rates;

2. a single fixed rate and one or more qualified floating rates;

3. a single objective rate; or

4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1. a fixed multiple that is greater than 0.65 but not more than 1.35 or

2. a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities.  In general, if you are an individual or other cash-basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual-basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash-basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to currently include OID in income, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities.  If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual-basis U.S. holder, as described under “— U.S. Holders — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated

redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price and subtract any payments on your debt security other than payments of qualified stated interest.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, does not exceed the price you paid for the debt security by 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Where you elect to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount will be determined in accordance with the rules relating to accrued interest described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, determined on a constant-yield basis based on your debt security’s yield to maturity. If you make this election and your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount, and de minimis original issue discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments (except for payments in respect of de minimis market discount) and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash-basis taxpayer, or an accrual-basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”;

•	attributable to accrued but unpaid interest;

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of noncorporate U.S. holders that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the U.S. holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities

Your prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations that are not subject to the rules governing variable rate debt securities.

Perpetual, Convertible and Exchange Debt Securities

The material U.S. tax consequences of owning perpetual debt securities, or debt securities that are convertible into or exchangeable for other securities, will be set forth in your prospectus supplement.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder. If you are a U.S. holder, this section does not apply to you.

Under present U.S. federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. alien holder of a debt security, interest on a debt security paid to you is exempt from U.S. federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code; or

•	you both:

•	have an office or other fixed place of business in the United States to which the interest is attributable; and

•	derive the interest in the active conduct of a banking, financing or similar business within the United States.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities.  If you are a U.S. alien holder of a debt security, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a U.S. alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (a “Reportable Transaction Disclosure Statement”) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal, any premium and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal, any premium and interest made to you outside the United States by us or another non-U.S. payor; and

•	other payments of principal and interest and the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security effected at foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

Any amounts withheld under the backup withholding rules from a payment with respect to a debt security to a holder will generally be allowed as a refund or credit against the holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the debt securities. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the debt securities.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the debt securities.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the debt securities and income received or capital gains derived there from are not attributable to employment activities of the holder of the debt securities.

We assume that the holders of the debt securities do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing five percent or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

Withholding Tax

All payments by ING Groep N.V. in respect of the debt securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by the Dutch tax authorities, any political subdivision thereof or therein or any of their representatives, agents or delegates, unless the debt securities should be reclassified as equity for Dutch corporate income tax purposes or in fact function as equity of ING Groep N.V. (as described below in the sub-section “— Debt that actually functions as equity”).

Taxes on Income and Capital Gains

Residents of The Netherlands.  Income derived from the debt securities or a gain realized on the disposal or redemption of the debt securities, by a holder of a debt security who is a resident of The Netherlands and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands.

Income derived from a debt security or a gain realized on the disposal or redemption of a debt security, by a holder of a debt security who is an individual who is a resident or a deemed resident of The Netherlands or has opted to be treated as a resident of The Netherlands, may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 52% (2009 rate) if:

1. the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such debt security is attributable; or

2. such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include activities with respect to the debt security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs 1 and 2 above do not apply to an individual holder of a debt security, actual received income derived from a debt security or gains realized on the disposal or redemption of a debt security are, in general, not taxable as such. Instead, such holder of a debt security will be taxed at a flat rate of 30 percent (2009 rate) on deemed income from ‘savings and investments’ (sparen en beleggen). This deemed income amounts to 4 percent (2009 rate) of the average of the individual’s ‘yield basis’ (rendementsgrondslag) at the beginning and end of the calendar year to the extent it exceeds a certain threshold. The fair market value of the debt security will be included in the individual’s yield basis.

Non-residents of The Netherlands.  A holder of a debt security who is neither resident nor deemed to be resident in The Netherlands nor has opted to be treated as a resident in The Netherlands who derives income from such debt security, or who realizes a gain on the disposal or redemption of the debt security will not be subject to Dutch taxation on income or capital gains, unless:

•	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in The Netherlands to which the debt security is attributable; or

•	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which include activities with respect to the debt security that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of Gifts and Inheritances

Residents of The Netherlands.  Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a debt security by way of a gift by, or on the death of, a holder of a debt security who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she has been resided in The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift tax only if he or she has been resided in The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands.  No gift or inheritance tax arises in The Netherlands on the transfer by way of gift or inheritance of a debt security, if the donor or deceased at the time of the gift is neither a resident nor a deemed resident of The Netherlands, unless:

•	at the time of the gift or death, a debt security can be attributed to a Dutch enterprise, which is an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands; or

•	the donor of a debt security dies within 180 days of making the gift, and at the time of death the holder is a resident or deemed resident of The Netherlands.

Value-Added Tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the debt securities, whether in respect of payments of interest and principal or in respect of the transfer of a debt security.

Other Taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the debt securities or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a debt security will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such debt security or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

European Union Savings Directive

On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income in the form of interest payments (2003/48/EC). Under the Directive, Member States will (if equivalent measures have been introduced by certain non-EU jurisdictions and agreements are in place for the introduction of the same measures in certain other non-EU jurisdictions) be required, from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria will instead be required (unless during that period they elect to provide information as described above) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

Debt That Actually Functions As Equity

In case the debt securities should be reclassified as equity for Dutch corporate income tax purposes or in fact function as equity of ING Groep N.V., rather than as a loan, within the meaning of the Dutch Corporate Income Tax Act 1969 as described below, interest payments received in respect of the debt securities are regarded as dividends and as such generally subject to Dutch dividend withholding tax at a rate of 15 percent (2009 rate). The term ‘dividends’ includes but is not limited to:

1. distributions in cash or in kind, including deemed and constructive distributions;

2. liquidation proceeds on redemption of ING Groep N.V.’s shares in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of its shares by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Tax Act of 1965;

3. the par value in respect of the issue of bonus shares to a holder of ING Groep N.V.’s shares, or an increase in the par value of such shares, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

4. partial redemption of ING Groep N.V.’s shares to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Tax Act of 1965), and to the extent ING Groep N.V. has net profits (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in general meeting to make such repayment, and the par value of the shares concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

The following criteria should be applied for determining whether the debt securities function as equity within the meaning of the Dutch Corporate Income Tax Act of 1969.

The value of the payments on the debt securities (e.g. interest) is (almost entirely) contingent on the profits of the debtor, and the debt securities have no repayment date or the repayment date is more than 50 years after the date on which the debt securities were taken out, and the debt securities are due only in case of bankruptcy, suspension of payment or winding-up of the debtor.

If the debt securities function as equity as described above, the payments on such debt securities (known as “hybrid loans”), as well as the depreciation of such debt securities, will not be tax deductible while the payment is considered a dividend for Dutch dividend withholding tax purposes and as such will be subject to Dutch dividend withholding tax.

In addition, payments on debt securities as well as the depreciation of debt securities, will not be tax deductible where the debt securities (1) are issued by an entity that is related to the debtor as defined in the Dutch Corporate Income Tax Act of 1969, (2) either do not have a repayment date or have a repayment date that is more than 10 years after the date on which the debt securities are issued, and (3) are either interest free debt securities or are debt securities with a payment that deviates substantially from the fair market interest rate.

If dividends are distributed to a corporate holder of the debt securities that qualifies in respect of the debt securities for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, and the debt securities are attributable to an enterprises carried out in The Netherlands, such dividends are exempt from Dutch dividend withholding tax provided that the recipient of the dividends can be considered the beneficial owner of the dividends. Subject to certain conditions, an exemption from Dutch dividend withholding tax will apply with respect to dividends distributed to entities that are resident in a Member State of the European Union and that hold a qualifying participation in ING Groep N.V. provided that the holder of the debt securities can be considered the beneficial owner of the dividends.

Subject to certain conditions, a legal entity resident in The Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. In addition, subject to certain conditions, an entity resident in a Member State of the European Union, that is not subject to a profit based tax in that Member State, and, should that entity be a resident in The Netherlands, not be subject to Dutch corporate income tax, may request a refund of the tax withheld provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

It is arguable whether other recipients of the dividends mentioned in the two preceding paragraphs might claim a refund or an exemption of Dutch dividend withholding tax by arguing that not refunding or exempting Dutch dividend withholding tax constitutes a forbidden restriction on the free movement of establishment or capital, as laid down in the EC-Treaty. The freedom of capital generally does not only apply to capital movements between EU Member States but also applies to capital movements to and from third countries, such as the United States.

A holder of a debt security resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the Securities with those terms and conditions.

Generally, a holder of a debt security that is resident, or is deemed to be resident, in The Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the debt securities. On the basis of the anti-abuse provisions regarding dividend stripping transactions, a holder of debt securities that is resident, or is deemed to be resident, in The Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the debt securities if the holder of the debt securities that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our
Ordinary Shares or American Depositary Shares

The following describes your material Dutch tax consequences, and U.S. federal income tax consequences, of the ownership of ADSs or bearer depositary receipts representing our ordinary shares.

The summary is a general description of the present Dutch and U.S. federal income tax laws and practices as well as the relevant provisions of the Treaty. It should not be read as extending to matters not specifically discussed, and prospective investors should consult their own advisors as to the tax consequences of their purchase, ownership and disposal of ADSs or bearer depositary receipts representing our ordinary shares. The Dutch rules applying to holders of a “substantial interest” are not addressed in the summary. The summary is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

In general, for U.S. federal income and Dutch tax purposes, holders of bearer depositary receipts representing our ordinary shares will be treated as the owners of the ordinary shares underlying the bearer depositary receipts, holders of ADRs evidencing ADSs will be treated as the owners of the ordinary shares evidenced by bearer depositary receipts, and exchanges of ordinary shares for bearer depositary receipts representing our ordinary shares and then for ADRs, and exchanges of ADRs for bearer depositary receipts representing our ordinary shares and then for ordinary shares, will not be subject to U.S. federal or Dutch income tax.

It is assumed for purposes of this summary that you are entitled to the benefits of the Treaty.

U.S. Taxation

Taxes on Income

U.S. Holders.  Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you meet certain requirements, including that you hold the ADSs or bearer depositary receipts representing our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Subject to the PFIC rules discussed below, dividends we pay with respect to the ADSs or bearer depositary receipts representing our ordinary shares generally will be qualified dividend income.

You must include any Dutch tax withheld from the dividend payment in the gross amount of dividend income even though you do not in fact receive it. The dividend is taxable to you when the Trust receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ADSs or bearer depositary receipts representing our ordinary shares and thereafter as capital gain.

Subject to the limitations provided in the U.S. Internal Revenue Code, you may generally deduct from income, or credit against your U.S. federal income tax liability, the amount of any Dutch withholding taxes. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15% tax rate applicable to qualified dividend income. However, to the extent a refund of the tax withheld is available to you under Dutch Law or under the Treaty, the amount that is refundable will not be eligible for credit against your U.S. federal income tax liability. Furthermore, the Dutch withholding tax may not be creditable against your U.S. tax liability to the extent that ING Groep N.V. is allowed to reduce the amount of dividend withholding tax paid over to Dutch tax administration by crediting withholding tax imposed on certain dividends paid to ING Groep N.V. Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against Dutch withholding tax imposed on a dividend paid by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the dividend paid by ING Groep N.V. that is subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Dutch subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands tax administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from dividends. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

Dividends will be income from sources outside the United States, and will either be “passive” category or “general” category income for purposes of computing the foreign tax credit allowable to you.

Because payments of dividends with respect to ADSs and bearer depositary receipts representing our ordinary shares will be made in euros, you will generally be required to determine the amount of dividend income by translating the euros into United States dollars at the “spot rate” on the date the dividend distribution is includible in your income. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend distribution is includible in your income to the date such payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss will generally be income from sources within the United States for foreign tax credit limitation purposes.

A distribution of ordinary shares pursuant to a distribution in which shareholders have the right to choose to receive cash or shares will be taxable to the same extent that a dividend of cash would be taxable.

U.S. Alien Holders.  If you are a U.S. alien holder, dividends paid to you in respect of ADSs or bearer depositary receipts representing our ordinary shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxes on Capital Gains

U.S. Holders.  Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ADSs or bearer depositary receipts representing our ordinary shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ADSs or bearer depositary receipts representing our ordinary shares. Capital gain of a noncorporate U.S. holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

U.S. Alien Holders.  If you are a U.S. alien holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your ADSs or bearer depositary receipts representing our ordinary shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Passive Foreign Investment Company

We believe that we are not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes, but this conclusion is a factual determination that must be made annually and thus may change. If we were to be treated as a PFIC, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to the ADSs or bearer depositary receipts representing our ordinary shares, gain realized on the sale or other disposition of your ADSs or bearer depositary receipts representing our ordinary shares would in general not be treated as capital gain. Instead, if you are a U.S. holder, you would be treated as if you had realized such gain and certain “excess distributions” ratably over your holding period for the ADSs or bearer depositary receipts representing our ordinary shares, the amount allocated to the current taxable year and any year before we became a PFIC would be taxable as ordinary income and the amount allocated to each other taxable year would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your ADSs or bearer depositary receipts representing our ordinary shares will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ADSs or bearer depositary receipts representing our ordinary shares. If you are a non-corporate U.S. holder, dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are treated as a PFIC with respect to you either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Backup Withholding and Information Reporting

Information reporting rules and backup withholding generally apply to dividend payments and to the proceeds of the sale of ADSs or bearer depositary receipts representing our ordinary shares in the same manner that they apply to payments of interest and to the sale of debt securities, respectively. See “Material Tax Consequences of Owning Our Debt Securities — Backup Withholding and Information Reporting” above for a complete discussion of these rules.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the ADSs. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the ADSs.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the ADSs.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as at the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the holders of the ADSs do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing five percent or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V. Furthermore, we assume that the ADSs and income received or capital gains derived there from are not attributable to employment activities of the holder of the ADSs.

Withholding tax

Dividends received from the ADSs are generally subject to Dutch dividend withholding tax at a rate of 15% (2009 rate). The term ‘dividends’ includes but is not limited to:

1. distributions in cash or in kind, including deemed and constructive distributions;

2. liquidation proceeds on redemption of the ADSs in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the ADSs by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Tax Act of 1965;

3. the par value in respect of the issue of bonus shares to a holder of the ADSs, or an increase in the par value of the ADSs, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

4. partial redemption of the ADSs to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Tax Act of 1965), and to the extent ING Groep N.V. has net profits (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in general meeting to make such repayment, and the par value of the ADSs concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

If dividends are distributed to a corporate holder of the ADSs that qualifies in respect of the ADSs for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, and if such ADSs are attributable to an enterprise carried out in The Netherlands, such dividends are exempt from Dutch dividend withholding tax provided that the recipient of the dividends can be considered the beneficial owner of the dividends. Subject to certain conditions, an exemption from Dutch dividend withholding tax will apply with respect to dividends distributed to entities that are resident in a Member State of the European Union and that hold a qualifying participation in ING Groep N.V. provided that the holder of the ADSs can be considered the beneficial owner of the dividends.

Subject to certain conditions, a legal entity resident in The Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. In addition, subject to certain conditions, an entity resident in a Member State of the European Union, that is not subject to a profit based tax in that Member State, and, should that entity be a resident in The Netherlands, not be subject to Dutch corporate income tax, may request a refund of the tax withheld provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

It is arguable whether other recipients of the dividends mentioned in the two preceding paragraphs might claim a refund or an exemption of Dutch dividend withholding tax by arguing that not refunding or exempting Dutch dividend withholding tax constitutes a forbidden restriction on the free movement of establishment or capital, as laid down in the EC-Treaty. The freedom of capital generally does not only apply to capital movements between EU Member States but also applies to capital movements to and from third countries, such as the United States.

A holder of an ADS resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the ADSs with those terms and conditions.

Generally, a holder of an ADS that is resident, or is deemed to be resident, in The Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs. On the basis of the anti abuse provisions regarding dividend stripping transactions, a holder of the ADSs that is resident, or is deemed to be resident, in The Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs if the holder of the ADSs that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

Taxes on income and capital gains

Residents of The Netherlands.  Income derived from the ADSs or a gain realized on the disposal or redemption of the ADSs, by a holder of an ADS who is a resident of The Netherlands and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands.

Income derived from an ADS or a gain realized on the disposal or redemption of an ADS, by a holder of an ADS who is an individual who is a resident or a deemed resident of The Netherlands or has opted to be treated as a resident of The Netherlands, may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 52% (2009 rate) if:

1. the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such ADS is attributable, or

2. such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include activities with respect to the ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs 1 and 2 above do not apply to an individual holder of an ADS, actual received income derived from an ADS or gains realized on the disposal or redemption of an ADS are, in general, not taxable as such. Instead, such holder of an ADS will be taxed at a flat rate of 30 percent (2009 rate) on deemed income from ‘savings and investments’ (sparen en beleggen). This deemed income amounts to 4 percent (2009 rate) of the average of the individual’s ‘yield basis’ (rendementsgrondslag) at the beginning and end of the calendar year to the extent it exceeds a certain threshold. The fair market value of the ADS will be included in the individual’s yield basis.

Non-residents of The Netherlands.  A holder of an ADS who is neither resident nor deemed to be resident in The Netherlands nor has opted to be treated as a resident in The Netherlands who derives income from such ADS, or who realizes a gain on the disposal or redemption of the ADS will not be subject to Dutch taxation on income or capital gains, unless:

•	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in The Netherlands to which the ADS is attributable; or

•	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which include activities with respect to the ADS that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of gifts and inheritances

Residents of The Netherlands.  Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of an ADS by way of a gift by, or on the death of, a holder of an ADS who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she has been resided in The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift tax only if he or she has been resided in The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands.  No gift or inheritance tax arises in The Netherlands on the transfer by way of gift or inheritance of an ADS, if the donor or deceased at the time of the gift is neither a resident nor a deemed resident of The Netherlands, unless:

•	at the time of the gift or death, an ADS can be attributed to a Dutch enterprise, which is an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands; or

•	the donor of an ADS dies within 180 days of making the gift, and at the time of death the holder is a resident or deemed resident of The Netherlands.

Value-added tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the ADSs, whether in respect of payments of interest and principal or in respect of the transfer of an ADS.

Other taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the ADSs or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of an ADS will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such ADS or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

Material Tax Consequences of Owning Rights to Purchase Bearer Depositary Receipts

The material U.S. and Dutch tax consequences of owning rights to purchase bearer depositary receipts will be set forth in your prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby . Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition or conversion of securities offered hereby by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the securities offered hereby are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of securities offered hereby. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of securities offered hereby or any interest therein will be deemed to have represented by its purchase and holding of securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or converting the securities offered hereby on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the securities offered hereby will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing securities offered hereby on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of securities offered hereby do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any securities offered hereby to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, ING Groep N.V. and its subsidiaries.

In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

ING Financial Markets LLC, an affiliate of ING Groep N.V., may participate as an underwriter in distribution of securities issued pursuant to this prospectus. Rule 2720 of the NASD Rules of the Financial Industry Regulatory Authority or FINRA imposes certain requirements when a FINRA member, such as ING Financial Markets LLC, distributes an affiliated company’s securities. ING Financial Markets LLC has advised ING Groep N.V. that any offering in which ING Financial Markets LLC acts as an underwriter will comply with the applicable requirements of Rule 2720.

Should ING Financial Markets LLC participate in the distribution of securities issued pursuant to this prospectus, the underwriters will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

The maximum compensation we pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

If so indicated in the prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Market-Making Resales by Affiliates

This prospectus may be used by ING Financial Markets LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, ING Financial Markets LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, ING Financial Markets LLC may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. ING Financial Markets LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ING Groep N.V., may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

ING Groep N.V. does not expect to receive, directly, any proceeds from market-making transactions. ING Groep N.V. does not expect that ING Financial Markets LLC or any other affiliate that engages in these transactions will pay, directly, any proceeds from its market-making resales to ING Groep N.V., although ING Groep N.V. may indirectly, for instance through the payment of dividends, receive all or a portion of such proceeds.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless ING Groep N.V. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. We have been advised by ING Financial Markets LLC that it may make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither ING Financial Markets LLC nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, ordinary shares, bearer depositary receipts and rights, entitling the holder to purchase bearer depositary receipts in respect of ordinary shares, Sullivan & Cromwell LLP New York, New York, our U.S. counsel, and Davis Polk & Wardwell LLP, U.S. counsel for any Underwriters will pass on certain matters relating to the validity of the securities under U.S. law. Stibbe N.V., Amsterdam, The Netherlands, or such other Dutch counsel as may be identified in the relevant prospectus supplement, will pass on certain matters relating to the validity of the securities under Dutch law.

KPMG Meijburg & Co., Amsterdam, The Netherlands, will pass on certain Dutch tax matters for us.

Sullivan & Cromwell LLP and Davis Polk & Wardwell LLP may rely upon Dutch counsel, with respect to all matters of Dutch law.

EXPERTS

The consolidated financial statements of ING Groep N.V., appearing in ING Groep N.V.’s Report of Foreign Private Issuer (Form 6-K) filed with the Securities and Exchange Commission on October 23, 2009 (including schedules appearing therein), have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. The report of Ernst & Young Accountants LLP for the years 2007 and 2006 is based in part on the report of KPMG Accountants N.V., independent registered public accounting firm, whose report, in turn, is based upon the report of Ernst & Young Réviseurs d’Entreprises SCCRL, independent registered public accounting firm. The reports of KPMG Accountants N.V. and Ernst & Young Réviseurs d’Entreprises SCCRL are also included in the above referenced Form 6-K, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

NOTICES

All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

PRINCIPAL EXECUTIVE OFFICE OF ING GROEP N.V.

ING GROEP N.V.
Amstelveenseweg 500
1081 KL Amsterdam
P.O. Box 810, 1000 AV Amsterdam
The Netherlands

LEGAL ADVISORS TO THE REGISTRANT

As to U.S. federal and New York law:
Sullivan & Cromwell LLP
24, rue Jean Goujon
75008 Paris
France

As to Dutch Civil & Corporate law:
Stibbe N.V.
Advocaten en notarissen
Strawinskylaan 2001
P.O.Box 75640
1070 AP Amsterdam
The Netherlands

As to Dutch tax law:
KPMG Meijburg & Co.
P.O. Box 74600
1070 DE Amsterdam
The Netherlands

LEGAL ADVISOR TO THE UNDERWRITERS

As to U.S. federal and New York law:
Davis Polk & Wardwell LLP
99 Gresham Street
London EC2V 7NG
England

AUDITORS

Ernst & Young Accountants LLP
Antonio Vivaldistraat 150
1083 HP Amsterdam
The Netherlands

ING GROEP N.V.

PROSPECTUS

October 27, 2009

ING GROEP N.V.

Offering of 1,768,412,544 Ordinary Shares represented by Bearer Depositary Receipts, including
American depositary shares representing such Bearer Depositary Receipts

Subscription Price in the Rights Offering: EUR 4.24 per Bearer Depositary Receipt and
equivalent amount in US$ per American depositary share

JOINT GLOBAL COORDINATORS AND JOINT BOOKRUNNERS

Goldman, Sachs & Co.	ING	J.P. Morgan

CO-BOOKRUNNERS

Credit Suisse	Deutsche Bank Securities	HSBC	Morgan Stanley

JOINT LEAD MANAGERS

Citi	ABN AMRO	UBS Investment Bank

CO-LEAD MANAGERS

Banca IMI	BNP PARIBAS	COMMERZBANK

Fortis Bank Nederland	Lloyds TSB Corporate Markets	Rabo Securities

Banco Santander	Société Générale Corporate & Investment Banking	UniCredit Capital Markets Inc

SUBSCRIPTION, LISTING AND PAYING AGENT

ING